SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Chico’s FAS, Inc.

(Name of Registrant as specified in its Charter)

(Name of person(s) Filing Proxy Statement, if Other than the Registrant)

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CHICO’S FAS, INC.
11215 Metro Parkway
Ft. Myers, Florida 33966

April 30, 2008

TO OUR STOCKHOLDERS:

It is our pleasure to invite you to attend our 2008 Annual Meeting of Stockholders, which will be held at The Ritz Carlton Sarasota, 1111 Ritz-Carlton Drive, Sarasota, Florida on June 26, 2008 at 2:00 P.M., local time. The meeting will begin with a discussion and voting on the matters described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders, followed by a report by several of our officers on Chico’s financial performance and operations.

The attached Proxy Statement is a critical element of the corporate governance process. Its purpose is to answer your questions, and to provide you with information about Chico’s Board of Directors and executive officers and a discussion of proposals that require your vote.

Please read these materials so that you’ll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card. This way, your shares will be voted as you direct even if you can’t attend the meeting.

On behalf of the management and directors of Chico’s FAS, Inc., we want to thank you for your continued support and confidence in Chico’s.

SCOTT A. EDMONDS
Chairman, President and Chief Executive Officer

CHICO’S FAS, INC.
11215 Metro Parkway
Ft. Myers, Florida 33966

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 26, 2008

To the Stockholders of Chico’s FAS, Inc.:

TIME	2:00 P.M., local time, on Thursday, June 26, 2008

PLACE	The Ritz Carlton Sarasota 1111 Ritz-Carlton Drive Sarasota, Florida 34236

ITEMS OF BUSINESS	1. To elect three Class III directors, each to serve for a three-year term;

2.  To approve and ratify the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan which includes, among other changes, an increase in the number of shares of our common stock authorized for issuance under the plan by 10,000,000 shares, the addition of an authorization to award stock appreciation rights and performance awards and an elimination of automatic grants to non-employee directors;

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending January 31, 2009 (fiscal 2008); and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote if you are a stockholder of record on April 30, 2008.

ANNUAL REPORT	Our 2007 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

ADDITIONAL ACCESS	Pursuant to new rules promulgated by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2007 Annual Report may be accessed at http://www3.ics.adp.com/streetlink/chs, which does not have “cookies” that identify visitors to the site.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote by dating, signing and mailing the enclosed proxy promptly in the enclosed postage paid pre-addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record in order to vote your shares.

By Order of the Board of Directors,

A. Alexander Rhodes
Secretary

April 30, 2008

CHICO’S FAS, INC.
11215 Metro Parkway
Ft. Myers, Florida 33966

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 26, 2008

To the Stockholders of	April 30, 2008
Chico’s FAS, Inc.:

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Chico’s FAS, Inc. (“Chico’s,” the “Company,” “we,” or “us”), a Florida corporation, of proxies to be voted at our 2008 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Stockholders on June 26, 2008, beginning at 2:00 P.M., local time. The Annual Meeting will be held at The Ritz Carlton Sarasota, 1111 Ritz-Carlton Drive, Sarasota, Florida. Stockholders will be admitted beginning at approximately 1:30 P.M. The operation of cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

It is important that proxies be returned promptly to avoid unnecessary expense to the Company. Therefore, regardless of whether you plan to attend the Annual Meeting or the number of shares of stock you own, please date, sign and return the enclosed proxy promptly.

ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of the Company’s independent public accountants. In addition, the Company’s management will report on the performance of the Company during the fiscal year ended February 2, 2008 and respond to questions from stockholders.

When are these materials being mailed?

This proxy statement and the form of proxy are being mailed starting on approximately May 7, 2008.

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The form of proxy card included with this proxy statement designates each of Scott A. Edmonds, Kent A. Kleeberger and A. Alexander Rhodes as proxies for the 2008 Annual Meeting.

What is a proxy statement?

It is a document that the Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating individuals as proxies to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name, you are a stockholder of record. Owners of record receive their proxy materials from us. When you properly complete, sign and return your proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on the proxy card.

If your shares are held in the name of your broker or other financial institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other financial institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain the authority to do so. Street name holders receive their proxy materials directly from their broker or other institution, not from Chico’s. When you properly complete, sign and return your proxy card, you are giving your broker, other financial institution or nominee instructions on how to vote the shares they hold for you.

What is the record date and what does it mean?

The record date for the 2008 Annual Meeting is April 30, 2008. The record date is established by the Board of Directors as required by law and the Company’s Articles of Incorporation and By-laws. Owners of record of common stock at the close of business on the “record date” are entitled to:

(a) receive notice of the meeting, and

(b) vote at the meeting and any adjournments or postponements of the meeting.

What constitutes a “quorum” for the meeting?

A certain minimum number of shares must be present or represented by proxy at a meeting before any stockholder vote at the meeting can be effective. A quorum is necessary to conduct business at the meeting. For the Annual Meeting, the quorum requirement will be satisfied if a majority of the outstanding shares of common stock is present and/or represented by proxy. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results.

Who is entitled to vote and how many votes do I have?

If you are a common stockholder of record at the close of business on the record date, you can vote. For each matter presented for vote, you have one vote for each share you own. If you are a holder in street name at the close of business on the record date, you generally will have the right to instruct your broker or other financial institution how to vote your shares, although specific procedures depend on the terms of your account arrangement. As of the record date, there were 176,443,600 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting. Shares of common stock, par value $.01 per share, are the only outstanding voting securities of the Company.

How do I vote my shares?

Stockholders of record can vote by:

•	returning a completed proxy card by mail to The Registrar and Transfer Company, Attn: Proxy Department, P.O. Box 1159, Cranford, New Jersey 07016-9748;

•	delivering a completed proxy card to an inspector of election prior to the Annual Meeting; or

•	completing a ballot and returning it to an inspector of election during the Annual Meeting.

If you hold your shares in street name, you can vote by submitting a voting instruction card to your broker or other institution in accordance with the procedures and requirements applicable to your account. If your shares are held in street name and you wish to cast your vote in person at the Annual Meeting, you must either (i) obtain a

“legal proxy,” executed in your favor, from the bank, broker, or nominee, as the case may be, or (ii) obtain a proxy direction form from the bank, broker, or nominee, as the case may be, and follow the instructions on the form so as to provide such bank, broker or nominee with your directions as to how you want such shares to be voted.

Can I vote by telephone or electronically?

The Company has not established procedures to allow telephone or electronic voting by stockholders of record, but may do so for future stockholder meetings if we determine that the added convenience to our stockholders would justify the additional costs to the Company associated with these voting methods.

Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case your bank or broker will enclose the instructions with this proxy statement.

Can I change my vote?

You may revoke your proxy or change your voting instructions before the time of voting at the meeting in several ways.

If you are a stockholder of record, you may revoke or change your proxy instructions at any time prior to the vote at the Annual Meeting. To do so:

•	mail a revised and properly executed proxy card dated later than the prior one;

•	give us written notice of your change or revocation; or

•	attend the Annual Meeting and file with the Secretary of the Company or an inspector of election either a notice of revocation, a duly executed proxy bearing a later date, or a duly executed ballot. The powers of the proxy holders will be suspended if you attend the meeting in person and you so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

If you hold your shares in street name, you may revoke or change your proxy instructions at any time prior to the vote at the Annual Meeting by submitting new voting instructions to your broker or other institution in accordance with the procedures and requirements applicable to your account.

If I submit a proxy, how will my shares be voted?

If you submit a properly executed proxy card, the individuals named on the card, as your proxies, will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted for the election of the three nominees to serve three-year terms on our Board of Directors, for approval and ratification of the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan, for ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending January 31, 2009 (fiscal 2008), and otherwise as recommended by the Board of Directors.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

My shares are held in street name. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a broker or other institution, even if you do not provide the broker or other institution with voting instructions. Brokers and certain other institutions have the authority, under the rules of the New York Stock Exchange, to vote shares on certain “routine” matters for which their customers do not provide voting instructions by the tenth day before the meeting. The election of directors and the ratification of the appointment of Ernst & Young LLP as the independent public accountants of the Company are considered routine matters and thus may be voted on the matters scheduled to come before the meeting as your broker or other institution may determine if you have not provided voting instructions within the applicable time frame.

What are the Board’s recommendations?

The Board’s recommendations regarding the proposals to be considered at the Annual Meeting are set forth together with the descriptions of the proposals in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominees for the Class III Director positions (see page 7).

•	for approval and ratification of the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan (see page 19).

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending January 31, 2009 (fiscal 2008) (see page 27).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

What vote is required to approve each item?

Election of Directors.  Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Approval and Ratification of Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan.  The Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan will be approved and ratified if the number of votes cast “FOR” approval and ratification of the amendments by holders entitled to vote exceeds the number of votes cast opposing the approval and ratification of the amendments.

Ratification of Appointment of Accountants.  The appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending January 31, 2009 will be ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment.

Other Items.  If any other item requiring a stockholder vote should come before the meeting, the item will be approved if the number of shares voting for the item is greater than the number of shares voting against the item.

What are abstentions and broker non-votes?

An abstention occurs when a stockholder of record (which may be a broker or other nominee of a street name holder) is present at a meeting (or deemed present) but fails to vote on a proposal, indicates that the stockholder abstains from voting on the proposal, or withholds authority from proxies to vote for director nominees while failing to vote for other eligible candidates in their place. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the street name owner of the shares.

How are abstentions and broker non-votes counted when tabulating the vote?

Abstentions (that is, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of directors or “ABSTAIN” with respect to any other matter) and broker non-votes with respect to a particular matter do not count in any vote totals for or against any matter, even though the shares associated with such abstentions and broker non-votes are counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, for purposes of any vote, abstentions and broker non-votes will have the same effect as does a share that is not present or otherwise not voted, as more specifically described below.

Election of Directors.  Abstentions will have no effect on the outcome of the election of candidates for director. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes are expected to exist in connection with the election of directors.

Approval and Ratification of Amended and Restated 2002 Omnibus Stock and Incentive Plan.  Because the proposal to approve and ratify the Amended and Restated 2002 Omnibus Stock and Incentive Plan is a matter on which brokers are not empowered to vote without instructions, there may be broker non-votes. However, for purposes of approval and ratification of the Amended and Restated 2002 Omnibus Stock and Incentive Plan, neither abstentions nor broker non-votes will have any effect on the outcome of the vote, which recognizes only actual votes cast for or against the proposal.

Ratification of Appointment of Accountants.  Abstentions will have no effect on the outcome of the ratification of the appointment of the accountants. As for broker non-votes, the ratification of the appointment of the independent public accountants for the fiscal year ending January 31, 2009 is a matter on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with ratification of the appointment.

Are votes confidential? Who counts the votes?

The votes of all stockholders are held in confidence from directors, officers and employees, except:

(a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company,

(b) in case of a contested proxy solicitation,

(c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or

(d) to allow the independent inspectors of election to certify the results of the vote.

All votes will be tabulated by employees of The Registrar and Transfer Company, the Company’s transfer agent for the common stock, whose representatives will serve as one or more of the inspectors of election.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby. The Company has not engaged any outside service provider to assist in the solicitation of proxies.

Does each stockholder receive his or her own copy of the 2007 Annual Report and this proxy statement?

In some cases we may send only one annual report and proxy statement to an address shared by two or more stockholders, unless we have received contrary instructions from one or more stockholders at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you are a stockholder of record residing at such an address and you wish to receive a separate copy of our 2007 Annual Report or this proxy statement, please contact Laurie Evans by phone at (239) 274-4588 or in writing at 11215 Metro Parkway, Ft. Myers, Florida 33966 and we will promptly send you separate copies. If we have been sending only one annual report and proxy statement to your household but you or another stockholder in the household wishes to receive separate copies of annual reports and/or proxy statements in the future, please contact us in the same manner. Please also contact us if your household receives multiple copies of our annual report and proxy statement and you would prefer that we send only one copy for the entire household.

How do I contact the Board of Directors?

You can send written communications to one or more members of the Board, addressed to:

Lead Director, Board of Directors
Chico’s FAS, Inc.
c/o Corporate Secretary
11215 Metro Parkway
Ft. Myers, Florida 33966

All such communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to the Company.

How do I submit a stockholder proposal for the 2009 Annual Meeting?

The Company’s 2009 annual meeting is currently expected to be on June 25, 2009. If a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by January 9, 2009. Proposals should be addressed to the Company’s Corporate Secretary, 11215 Metro Parkway, Ft. Myers, Florida 33966. In addition, the Company’s Amended and Restated Articles of Incorporation also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders’ meeting. That notice must provide certain other information as described in the Company’s Amended and Restated Articles of Incorporation. See “Stockholder Proposals for Presentation at the 2009 Annual Meeting.”

What were some of the significant management changes since the 2007 Annual Meeting?

As previously announced or reported, the following key officer and director changes occurred since the Company’s 2007 Annual Meeting:

•	In August 2007, Donna M. Colaco joined the Company as the Brand President for the White House Black Market brand, succeeding Patricia Darrow-Smith, who left to pursue other opportunities.

•	In August 2007, John J. Mahoney, the Chief Financial Officer and Vice Chairman of Staples, Inc., was added as a new independent director of the Company.

•	In September 2007, our Chairman of the Board, Michael A. Weiss, stepped down from his positions as a director and chairman as a consequence of his returning to assume the role of Chief Executive Officer of Express. Scott A. Edmonds, our President and Chief Executive Officer, assumed the additional position of Chairman of the Board and Ross E. Roeder, a longstanding independent director for the Company, was appointed as the Lead Director.

•	In October 2007, Michele M. Cloutier was promoted to the position of Brand President for the Chico’s brand.

•	In October 2007, Patricia Murphy Kerstein stepped down from her position as Executive Vice President, but continues to assist the Company through her position as a consulting employee for the Company.

•	In November 2007, our Chief Financial Officer, Charles J. Kleman, who served this Company for more than 18 years, retired from his positions as Executive Vice President — Finance and Chief Financial Officer and stepped down from his position as a director of the Company.

•	In November 2007, Kent A. Kleeberger joined the Company as our new Executive Vice President — Finance, Chief Financial Officer and Treasurer.

1.     ELECTION OF CLASS III DIRECTORS – ITEM ONE ON YOUR PROXY CARD

Directors Standing For Election

The full Board is currently comprised of eight directors. The Board is divided into three classes with Class I having two directors, Class II having three directors and Class III having three directors.

Directors are elected for three-year terms.

The terms of the existing Class III directors, John W. Burden III, David F. Walker and John J. Mahoney expire at the 2008 Annual Meeting.

The Class I directors, Scott A. Edmonds and Ross E. Roeder, serve until the Annual Meeting of stockholders in 2009 and the Class II directors, Verna K. Gibson, Betsy S. Atkins and David F. Dyer, serve until the Annual Meeting of stockholders in 2010. Charles J. Kleman, who had served as a Class I director during most of 2007, stepped down from his director position, as well as his officer positions, on November 5, 2007, upon the appointment of Kent A. Kleeberger as his successor to the positions of Chief Financial Officer and Treasurer.

The election of the three Class III directors will take place at the 2008 Annual Meeting. At its meeting on February 26, 2008, the Board approved the recommendation of the Corporate Governance and Nominating Committee that the following persons stand for election at the 2008 Annual Meeting:

Class III Director Seats

John W. Burden, III
David F. Walker
John J. Mahoney

If elected, John W. Burden III, David F. Walker and John J. Mahoney, will continue their service on the Board beginning at the 2008 Annual Meeting and will serve on the Board until the Annual Meeting in 2011, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote such proxy “FOR” the election of John W. Burden III, David F. Walker and John J. Mahoney as Class III directors of the Company.

Each of the proposed nominees for election as directors has consented to serve if elected. If, as a result of circumstances not now known or foreseen, any of the nominees becomes unable or unwilling to serve as a director, proxies may be voted for the election of such other person or persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES FOR ELECTION AS CLASS III DIRECTORS. The nominees that receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the directors.

Nominees for election at this meeting to terms expiring in 2011:

John W. Burden, III, 71, has been a director since 1997 and is currently an independent retailing consultant, having served as a consultant and partner in Retail Options, Inc. from November 1993 to December 1997. From December 1990 to March 1993, Mr. Burden’s principal occupation was as an officer in Pelican Palms Realty Company, a real estate sales company he owned. In 1990, he retired as the Chairman of both Federated Department Stores, Inc., and Allied Department Stores, Inc., following a 19 year career in various merchandising positions in the Federated organization, including President of Burdines and Chairman of the Abraham & Strauss Division. Prior to that time, he spent 12 years with Macy’s.

David F. Walker, 54, has been a director since 2005 and is currently the Director of the Accountancy Program at the University of South Florida in St. Petersburg and leads the school’s Program for Social Responsibility and Corporate Governance. He has held these positions since 2002. Mr. Walker also has been an independent consultant with respect to accounting, auditing and business issues since 2002. For approximately 27 years, through 2002, Mr. Walker was with the accounting firm of Arthur Andersen LLP, having served as a partner with the firm from 1986 until 2002, and most recently until 2002 as partner in charge of the firm’s assurance and business advisory services practice in the Florida/Caribbean region. Mr. Walker is a certified public accountant, certified fraud examiner, and holds a Masters of Business Administration degree from the University of Chicago Graduate School of Business. He currently also serves on the Board of Directors of First Advantage Corporation, Comm Vault Systems, Inc., and Technology Research Corporation, Inc.

John J. Mahoney, 56, has been a director since 2007 and is currently the Vice Chairman and Chief Financial Officer for Staples, Inc., having served as Vice Chairman since January 2006 and as Chief Financial Officer since 1996. Prior to 1996, Mr. Mahoney was a partner at Ernst & Young LLP. Mr. Mahoney joined the Board in August 2007 to fill a vacancy created by the Board, having been recommended for service as a director by David Dyer.

Directors Continuing in Office

Directors whose present terms continue until 2009 (Class I directors):

Scott A. Edmonds, 50, has been a director since 2004 and is President and Chief Executive Officer of the Company and Chairman of the Board of Directors. Mr. Edmonds has been employed by the Company since September 1993, when he was hired as Operations Manager. In February 1994, he was elected to the position of Vice President-Operations and, effective January 1, 1996, he was promoted to the position of Senior Vice President-Operations. In February 2000, Mr. Edmonds was further promoted to Chief Operating Officer, in September 2001, Mr. Edmonds was promoted to President, and in September 2003, Mr. Edmonds was appointed to the additional office of Chief Executive Officer. In September 2007, Mr. Edmonds was appointed to the additional office of Chairman of the Board. Prior to joining the Company in 1993, Mr. Edmonds was employed by Ferguson Enterprises, Inc., a plumbing and electrical wholesale company, since 1980. His last position with Ferguson was President of the Fort Myers, Florida Division.

Ross E. Roeder, 70, has been a director since 1997 and is the former Chairman of Smart & Final, Inc., having held this position from 1999 and having also served as a director of SFI Corporation, the parent corporation of Smart & Final, from 1984 until his retirement in 2007. From 1999 until 2004, Mr. Roeder also held the position of Chief Executive Officer of Smart & Final, Inc. From 1986 to 1998, Mr. Roeder served as a director of Morgan-Kaufman Publishers, Inc., a publisher of computer science text and reference books, and from 1993 to 1998 served as its Chairman of the Board. From 1986 until February 1993, Mr. Roeder was President and Chief Executive Officer of Federal Construction Company.

Directors whose present terms continue until 2010 (Class II directors):

Verna K. Gibson, 65, has been a director since 1993 and presently is a retailing consultant. From 1985 to 1991, Ms. Gibson was President and Chief Executive Officer of the Limited Stores Division of The Limited, Inc., a retail apparel specialty chain. From January 1991 through 1995, she served as President of Outlook Consulting Int., Inc. and in January 1999, she resumed the position of President of Outlook Consulting Int., Inc. From December 1994 to July 1996, Ms. Gibson was the Chairman of the Board of Petrie Retail, Inc. From 1993 to fall 1999, Ms. Gibson was a partner of Retail Options, Inc., a New York based retail consulting firm.

Betsy S. Atkins, 54, has been a director since 2004 and is the Chief Executive Officer of Baja Ventures, an independent venture capital firm focused on the technology and life sciences industry since 1994. Prior to 1994, Ms. Atkins was Chairman and Chief Executive Officer of NCI, Inc. a Functional Food/Nutraceutical company from 1991 through 1993. Ms. Atkins was a co-founder of Ascend Communications, Inc. in 1989, a member of their Board of Directors, and served as its Global Market, Sales, and International Executive Vice President prior to its acquisition by Lucent Technologies in 1999. Ms. Atkins also serves on the Boards of Directors of Polycom, Inc., Reynolds American Inc., and SunPower Corporation. Ms. Atkins publishes and keynote speaks on corporate board governance best practices for the National Association of Corporate Directors. Ms. Atkins was a Presidential-appointee to the Pension Benefit Guaranty Corporation advisory committee, and is a Governor-appointed member of the Florida International University Board of Trustees.

David F. Dyer, 58, has been a director since 2007 and is the former President and Chief Executive Officer of Tommy Hilfiger Corporation where he served from August 2003 until his retirement in May 2006. Prior to joining Tommy Hilfiger Corporation, Mr. Dyer served as President and Chief Executive Officer of Lands’ End from 1998 through 2002. From June 2002 until August 2003, Mr. Dyer also served as Executive Vice President of Sears and a member of the Management Executive Committee at Lands’ End, in addition to his position as President and Chief Executive Officer. His responsibilities included, in addition to Lands’ End, the Sears Direct businesses, both internet and catalog, and the Great Indoors Home division of Sears. Mr. Dyer previously served in various other roles at Lands’ End from 1989 to 1994, including as Vice Chairman and Director from 1991 to 1994. Mr. Dyer began his career with Burdines, a division of Federated Department Stores, and held various merchandising and marketing posts during his 17 years there. He later served as President and Chief Operating Officer of Home Shopping Network and was Acting President of J. Crew Catalog from 1997 to 1998.

Governance of the Company

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that are available at www.chicos.com by first clicking “Our Company,” then “Investor Relations,” then “Corporate Governance,” and then “Corporate Governance Guidelines.” The “Corporate Governance Guidelines” are also available in print to any stockholder who requests it by contacting the Company’s Corporate Secretary, 11215 Metro Parkway, Ft. Myers, Florida 33966. These guidelines were adopted by the Board to formalize its obligation to be independent from management, to adequately perform its function as the overseer of management, and to align the interests of the Board and management with the interests of the stockholders. The Guidelines have been updated from time to time since their initial adoption. The Guidelines, as adopted by the Board, meet the updated listing standards of the New York Stock Exchange. The Company has completed its annual review of the Guidelines. Any revisions to the Guidelines continue to meet the applicable listing standards of the New York Stock Exchange and have been posted on the Company’s website.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which, among other things, requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. As of March 31, 2008, no such transactions have been disclosed.

Board of Directors

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they currently serve, are identified below:

Corporate
Governance
		Compensation	and
	Audit	and Benefits	Nominating	Executive
Director	Committee	Committee	Committee	Committee

Verna K. Gibson	X			X
Ross E. Roeder	X		X	Chair
John W. Burden, III			X
Betsy S. Atkins		X	Chair
Scott A. Edmonds				X
David F. Walker	Chair			X
David F. Dyer		Chair
John J. Mahoney	X	X

Governance Structure

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors, and management. The stockholders elect the board and vote on extraordinary matters. The board is the Company’s governing body, responsible for hiring, overseeing and evaluating executive management, particularly the Chief Executive Officer, and management runs the Company’s day-to-day operations. Our Board of Directors currently consists of eight directors. The current Board members include seven independent directors and one individual who is a member of the Company’s senior management. If all of the nominees for election are elected, the Board will continue to be comprised of seven independent directors and one non-independent director.

Board Responsibilities

The primary responsibilities of the Board of Directors are oversight, counseling, and direction to the Company’s executive management in the long-term interests of Chico’s and its stockholders. To the extent appropriate under Florida law, the Board, in carrying out its duties, also may consider the interests of other constituencies, which include employees, suppliers, customers and the communities in which it does business, and the economy of the state of Florida and the United States. The Board’s detailed responsibilities include: (a) selecting, regularly evaluating the performance of, and approving the compensation of the Chief Executive Officer and other senior executives; (b) planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other senior executives; (c) reviewing and, where appropriate, approving Chico’s major financial objectives, strategic and operating plans and actions; (d) overseeing the conduct of Chico’s business to evaluate whether the business is being properly managed and whether proper internal controls are in place and effective; and (e) overseeing the processes for maintaining Chico’s integrity with regard to its financial statements and other public disclosures and compliance with law and ethics. The Board of Directors has delegated to the Chief Executive Officer, working with Chico’s other executive officers, the authority and responsibility for managing the Company’s business in a manner consistent with the Company’s standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board and/or its various committees with respect to significant actions to be undertaken by Chico’s.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board of Directors held six meetings during fiscal 2007 and each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees on which he or she served. The average director attendance was approximately 98%.

During fiscal 2007, the non-employee directors of the Board met without the Chief Executive Officer or other members of management present during four of the six regularly scheduled Board meetings.

Chairman and Lead Director

In August 2003, the Board originally created the position of Lead Director, whose primary responsibility was to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. Verna K. Gibson was serving in the position of Lead Director when in December 2006, the Board appointed a Chairman who was an independent member of the Board. The Company decided that Michael Weiss, the then newly appointed Chairman, should take over the duties and responsibilities previously held by the Lead Director. The transition of these responsibilities from Ms. Gibson to Mr. Weiss was completed at the 2007 Annual Meeting of Stockholders. However, shortly thereafter, Mr. Weiss accepted an offer to reassume the position of Chief Executive Officer of Express, and because of a concern about a perceived conflict, Mr. Weiss offered to resign from the Company’s Board and his position of Chairman. The Board accepted his resignation with regret and, after deliberation, decided to appoint Scott Edmonds to replace Mr. Weiss as the Chairman. Because Mr. Edmonds is not an independent member of the Board, the Board immediately reinstituted the position of Lead Director with the same responsibilities as before. In September 2007, the non-management members of the Board appointed Ross Roeder to the position of Lead Director, and Mr. Roeder has been designated to continue serving in this position until at least the Company’s 2008 Annual Meeting of stockholders.

Affirmative Determination Regarding Director Independence

Pursuant to the Corporate Governance Guidelines, the Board undertook a review of director and director nominee independence in February 2008. During this review, the Board considered transactions and relationships between each director or nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors, nominees or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. A director is considered independent only if the Board affirmatively determines that the director has no material relationship with the Company, either directly or indirectly. In accordance with the Guidelines and the NYSE standards, a director is not independent if:

•	The director is or has been within the last three years an employee of Chico’s.

•	An immediate family member of the director is or has been within the last three years an executive officer of Chico’s.

•	The director has received more than $100,000 in direct compensation from Chico’s during any twelve-month period within the last three years. This excludes director and committee fees or other forms of deferred compensation for prior service.

•	An immediate family member of the director who is an executive officer of Chico’s has received more than $100,000 in direct compensation from Chico’s during any twelve-month period within the last three years.

•	The director or an immediate family member of the director is a current partner of Chico’s internal or external auditor.

•	The director is a current employee of Chico’s internal or external auditor.

•	An immediate family member of the director is a current employee of Chico’s internal or external auditor and works in the auditor’s audit, assurance, or tax compliance practice.

•	Within the last three years, the director or immediate family member of the director was a partner or employee of Chico’s internal or external auditor and personally worked on Chico’s audit.

•	The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of Chico’s present executive officers at the same time serves or served on the other company’s compensation committee.

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payment to, or received payments from, Chico’s for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

As a result of this review, and based on information furnished by all members of the Board regarding their relationships with the Company and research conducted by management with respect to outside affiliations, the Board affirmatively determined that seven of the eight current directors, Ms. Gibson, Mr. Roeder, Mr. Burden, Ms. Atkins, Mr. Walker, Mr. Dyer and Mr. Mahoney are independent of the Company and its management under the independence standards set forth in the Guidelines, under the NYSE independence standards and under the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934. In particular, the Board considered the position with the Company held by Mr. Burden’s son-in-law, as described under the heading “Certain Relationships and Related Party Transactions,” and determined that such relationship did not cause Mr. Burden to fail to meet the applicable independence standards. As a result of this review and this process, the Board also affirmatively determined that the Audit, Compensation and Benefits, and Corporate Governance and Nominating Committees are all comprised entirely of independent directors. In addition, members of the Compensation and Benefits Committee meet the additional standards applicable to “outside directors” under Internal Revenue Code Section 162(m) and qualify as “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Mr. Edmonds is considered an inside director because of his continued employment as a senior executive of the Company. The Board also determined that Michael Weiss, a director whose resignation was accepted in early September 2007, was independent of the Company and its management under the independence standards set forth in the Guidelines, under the NYSE independence standards and under the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934 while he served on the Board, but that Charles J. Kleman, a director whose retirement from the Board was effective in November 2007, was considered an inside director because of his employment as a senior executive of the Company.

Code of Ethics

The Company has a Code of Ethics, which is applicable to all employees and directors of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, and to all the directors. The Code of Ethics is available under the Investor Relations portion of the Company’s website (www.chicos.com) by clicking on Our Company. The Company intends to post amendments to, or waivers from its Code of Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer or its directors) at this location on its website. No waivers have been granted under the Code of Ethics.

Communications to Non-Management Directors

Stockholders and other parties interested in communicating with the Lead Director or with the other non-management directors as a group may do so by writing to: Lead Director, Board of Directors, Chico’s FAS, Inc., c/o Corporate Secretary, 11215 Metro Parkway, Ft. Myers, Florida 33966. Letters addressed to the Lead Director or any of the other non-management directors will be routed to the Secretary who will review all such correspondence, will keep a file with copies of such correspondence (including a log thereof), will regularly forward such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention and may also provide each of the Board members with summaries of all such correspondence. Directors may at any time review the file of such correspondence or the log of such correspondence and may request copies of any such correspondence.

A separate process has been established for dealing with concerns relating to accounting, internal controls or auditing matters. Stockholders, employees, and other parties interested in communicating about any of these particular matters may alternatively submit such communications by calling a third party hotline that has been established by the Board of Directors (1-888-669-4911, ext. 2273) and such reports will immediately be brought directly to the attention of the chair of the Company’s Audit Committee and separately to the General Counsel and to the Vice President – Internal Audit. If instead a communication relating to accounting, internal controls or auditing matters is received in writing by the Company, the Secretary will promptly forward such written correspondence to the chair of the Company’s Audit Committee and separately to the General Counsel and to the Vice President – Internal Audit. These particular reports, whether received through the hotline or in writing, will be handled in accordance with procedures established by the Company’s Audit Committee.

Director Attendance at Annual Meeting

The Company has no policy with regard to Board members’ attendance at stockholders’ annual meetings; however, it has been the custom for Chico’s directors to attend the annual meeting of stockholders. Eight of the nine directors then holding office attended the Annual Meeting in June 2007.

Corporate Governance Materials Available on the Chico’s Web Site

The Company’s Corporate Governance Guidelines are intended to provide a set of flexible guidelines for the effective functioning of the Board and are reviewed annually and revised as necessary or appropriate in response to changing regulatory requirements and evolving best practices. They are posted on the Corporate Governance section of the Company’s website at www.chicos.com.

In addition to the Company’s Corporate Governance Guidelines, other information relating to corporate governance at Chico’s is available on the Corporate Governance section of the Company’s website, including:

•	Audit Committee Charter

•	Compensation and Benefits Committee Charter

•	Corporate Governance and Nominating Committee Charter

•	Executive Committee Charter

•	Code of Ethics

•	Policy on Granting Equity Awards

•	Stock Ownership Guidelines

•	Terms of Commitment to Ethical Sourcing

•	Complaint Procedures for Accounting Matters

Committees of the Board

The Board of Directors has a standing Corporate Governance and Nominating Committee, Audit Committee, Compensation and Benefits Committee, and Executive Committee. The current charters of each of these committees as well as Chico’s Corporate Governance Guidelines and Code of Ethics are available under the Investor Relations portion of the Company’s website (www.chicos.com) by clicking on Our Company. Chico’s stockholders may obtain printed copies of these documents by writing to Chico’s FAS, Inc. Corporate Secretary, 11215 Metro Parkway, Ft. Myers, Florida 33966.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held six meetings during fiscal 2007. This Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, its principal responsibilities from the perspective of its role as a nominating committee are to interview, evaluate, nominate, and recommend individuals for membership on the Company’s Board of Directors and its committees. This Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. This Committee’s charter is available under the Investors Relations portion of the Company’s website (www.chicos.com) by clicking on Our Company.

All of the members of this Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Audit Committee

The Audit Committee held seven meetings during fiscal 2007. The Audit Committee’s principal responsibilities are to assist the Board in its general oversight of Chico’s financial reporting, internal controls, ethics compliance, and audit functions. This Committee is directly responsible for the appointment, compensation, and oversight of the work of the Company’s independent public accountants, reviews the annual financial results and the annual audit of the Company’s financial statements and approves the inclusion of the audited financial statements in the Form 10-K, reviews the Company’s quarterly financial results and approves the Form 10-Q, and meets with the independent accountants and the Vice President-Internal Audit from time to time in order to review the Company’s internal controls and financial management practices. During each fiscal year, at least one (and usually more) of the meetings between this Committee and the independent accountants is held separately without management present. This Committee has established policies and procedures for the engagement of the independent accountants to provide permissible non-audit services, which includes pre-approval of all permissible non-audit services to be provided by the independent accountants. This Committee has the authority to hire its own outside legal and other advisors. This Committee’s charter is available under the Investors Relations portion of the Company’s website (www.chicos.com) by clicking on Our Company.

All members of this Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Federal regulations also require the Board to determine if a member of its Audit Committee is an “Audit Committee Financial Expert.” According to these regulations, an audit committee member can be designated an Audit Committee Financial Expert only when the audit committee member satisfies five specified qualification requirements, including experience in (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. The regulations further require such qualifications to have been acquired through specified means of experience or education. The Board has determined that Mr. Walker, the chair of this Committee, and John J. Mahoney are each qualified as an Audit Committee Financial Expert within the meaning of the SEC regulations, and that each of them has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. Although the Board of Directors has determined that Mr. Walker and Mr. Mahoney each has the requisite attributes defined under the rules of the SEC, their respective responsibilities are generally the same as those of the other Audit Committee members. The Audit Committee members are not auditors or accountants for the Company, do not perform “field work” and are not full-time employees of any audit firm. The SEC has determined that an audit committee member who is designated as an Audit Committee Financial Expert will not be deemed to be an “expert” for any purpose as a result of being identified as an Audit Committee Financial Expert. See the Audit Committee Report on page 29 for further information.

Compensation and Benefits Committee

The Compensation and Benefits Committee held seven meetings during fiscal 2007 and regularly acts by written consent. The principal responsibilities of this Committee are to review and make recommendations to the Board of Directors concerning the compensation of all officers of the Company, to provide input and make recommendations to the Board on individuals elected to be executive officers of the Company, to review and make recommendations with respect to the Company’s existing and proposed compensation and bonus plans, and to serve as the committee responsible for administering the Company’s various equity incentive plans, Deferred Compensation Plan, 401(k) Plan, and the Cash Bonus Incentive Plan. This Committee’s charter is available under the Investors Relations portion of the Company’s website (www.chicos.com) by clicking on “Our Company.”

All of the members of this Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. See the Compensation and Benefits Committee Report on page 33 for further information.

Executive Committee

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Florida law to the Board. In practice, the Committee’s actions are generally limited to more routine matters such as the authorization of ordinary-course corporate credit facilities and borrowings. The Executive Committee held one meeting during fiscal 2007 and may, from time to time, act by written consent. This Committee’s charter is available under the Investors Relations portion of the Company’s website (www.chicos.com) by clicking on “Our Company.”

Policies and Procedures Regarding Related Person Transactions

Transactions and relationships that involve directors, executive officers or other related persons and that constitute a conflict with the Company’s interests require, in advance, a full disclosure to and review by the Company’s Audit Committee of all facts and circumstances concerning the transaction and relationships, all in accordance with our Code of Ethics.

Identifying and Evaluating Nominees for the Director Positions

Responsibility for Selection of Director Candidates

The Board is responsible for selecting director candidates. The Board has delegated the screening process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. Candidates recommended by the Corporate Governance and Nominating Committee are subject to approval by the Board.

Stockholder Nominees

The policy of the Corporate Governance and Nominating Committee is to consider written recommendations from stockholders for positions on the Board of Directors. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Secretary of the Company or any member of such Committee in writing with whatever supporting material the stockholder considers appropriate, including the nominee’s name and qualifications for Board membership. In evaluating such nominations, such Committee seeks to address the criteria set forth under “Director Criteria” and “Director Obligations” below. Such Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions set forth in the Amended and Restated Articles of Incorporation of the Company relating to stockholder nominations. See “Stockholder Proposals for Presentation at the 2009 Annual Meeting” on page 69 for further information. The Company received no stockholder nominations in fiscal 2007.

Identifying and Evaluating Nominees

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director positions. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for the director positions. Candidates may come to the attention of the Committee through current Board members, current management, professional search firms, stockholders (as described above) or other persons. Once the Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the applicable criteria for directors.

If the Committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may ask Board members or engage third parties to gather additional information about the prospective nominee’s background and experience and to report the findings to the Committee. The Committee then evaluates the prospective nominee against the criteria set out in the Company’s Corporate Governance Guidelines. The Committee also considers such other relevant factors as it deems appropriate, including the backgrounds, qualifications and skills of existing Board members, the balance of management and independent directors, the need for Audit Committee expertise, and the Committee’s evaluation of other prospective nominees.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, the Chair of the Committee, one of the other independent directors, as well as the Chief Executive Officer, and others as appropriate, interview prospective nominees in person or by telephone. After completing these evaluations and interviews, the Committee deliberates and makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Director Criteria

The Corporate Governance and Nominating Committee is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the then current composition of the Board. This assessment includes experience in industry, finance, administration, operations and marketing, as well as diversity. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise. Service on other boards and other commitments are considered by such Committee when reviewing Board candidates.

Director Obligations

Directors are expected to prepare for, attend and participate in Board meetings and meetings of the committees of the Board on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director.

Compensation of Directors

Certain compensation arrangements have been in effect for the non-management directors in fiscal 2007. Although these compensation arrangements remain in effect as of the date of this proxy statement, the Board recently voted to change the compensation arrangements for the non-management directors and such changes will take effect as of the date of the 2008 Annual Meeting.

In recent years, the Company’s compensation consultants have assisted the Board in its review of director compensation, including conducting a total outside director compensation analysis in early 2008 utilizing data for the Company’s peer group companies. The 2008 analysis was used in connection with making the decision recently to change the compensation arrangements for the non-management directors, as described below.

Base Compensation and Benefits.  Under the compensation arrangements for directors in effect in fiscal 2007, each non-management director received an annual retainer of $40,000, and an additional $1,000 for each board and committee meeting attended, whether in person or by telephone. When a non-management director was serving as the Chairman of the Board, such non-management director received an additional annual retainer of $40,000. Each non-management director who serves as a committee chair for the Audit and Compensation and Benefits Committees receives an additional annual retainer of $20,000 and all other Committee chairs receive an additional annual retainer of $10,000. The Lead Director receives an additional annual retainer of $20,000. All directors are also entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at board and committee meetings. Non-employee directors may also elect to participate in the Company’s health insurance program with coverage provided for the director and his or her dependents and with the cost thereof paid by the Company. During the last fiscal year, Ms. Gibson and Ms. Atkins participated in this program.

Effective as of the Annual Meeting, the revised compensation plan eliminates all meeting fees, each non-management director will receive an annual retainer of $60,000 per year, the Lead Director shall receive an additional annual retainer of $30,000 per year, all additional retainers for Committee chairs will remain at the current levels, the Company shall propose to the stockholders an Amended and Restated 2002 Omnibus Stock and Incentive Plan that, among other things, eliminates the annual grant of 10,000 stock options for non-management directors. If the Amended and Restated 2002 Omnibus Stock and Incentive Plan is adopted by the stockholders, the Board will retain the discretion to issue equity based compensation to the non-management directors. At its meeting in February 2008, the Board approved an award to the non-management directors of 10,000 shares of restricted stock that would fully vest in one year, to be granted shortly after the adjournment of the Annual Meeting. All directors will continue to be entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at Board and committee meetings and non-employee directors will also continue to be entitled to elect to participate in the Company’s health insurance program with coverage provided for the director and his or her dependents and with the cost thereof paid by the Company. In addition, the Board agreed to maintain the current Stock Ownership Guidelines for directors at an amount equal to three times the annual retainer.

Stock Options and Restricted Stock.  Under the current compensation arrangements for directors which were also in effect in fiscal 2007, each year following the Annual Meeting of stockholders, each continuing non-employee director was entitled to receive an automatic grant of stock options to purchase 10,000 shares of common stock. In the fiscal year ended February 2, 2008, Ms. Gibson, Ms. Atkins, Mr. Burden, Mr. Roeder, Mr. Walker, Mr. Weiss and Mr. Dyer each received automatic grants under the Company’s 2002 Omnibus Stock and Incentive Plan for 10,000 shares. Each such option grant, which vests in 1/3 increments annually beginning June 26, 2008, has a ten-year term, and permits the holder to purchase shares at their fair market value on the date of grant, which in the case of these particular stock options was $24.58. Mr. Weiss’ grant was forfeited in its entirety on September 24, 2007, upon his resignation from the Board.

In addition, under the current compensation arrangements for directors which were also in effect in fiscal 2007, any new non-employee director would be entitled to receive 10,000 options upon election or appointment. Mr. Mahoney, upon his appointment to the Board of Directors in August 2007, received a grant of 10,000 options under the Company’s 2002 Omnibus Stock and Incentive Plan. Mr. Mahoney’s stock options, which vest in 1/3 increments annually beginning August 22, 2008, have a ten-year term and permit Mr. Mahoney to purchase shares at the fair market value on their date of grant, which in the case of Mr. Mahoney’s stock options was $18.23.

Under the current compensation arrangements, the Company’s current non-employee directors, Ms. Gibson, Ms. Atkins, Mr. Burden, Mr. Roeder, Mr. Walker, Mr. Dyer and Mr. Mahoney may occasionally receive additional option grants or restricted stock awards at the discretion of the Board of Directors under the Company’s 2002 Omnibus Stock and Incentive Plan. In fiscal 2007, on March 9, 2007, each of Ms. Gibson, Ms. Atkins, Mr. Burden, Mr. Roeder, Mr. Walker, Mr. Dyer and Mr. Weiss were granted 2,500 shares of restricted stock. For those directors who remained directors on March 9, 2008, these restricted stock awards vested 1/3 on March 9, 2008 and are scheduled for further 1/3 vesting on each of March 9, 2009 and March 9, 2010. The restricted stock award granted in 2007 to Mr. Weiss never vested either in whole or in part and was forfeited upon his resignation from the Board.

The Board has adopted the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan, which if approved at the 2008 Annual Meeting by the stockholders, will change the equity portion of the compensation arrangements for non-employee directors. See, “Proposal to Approve and Ratify Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan.” If the amended and restated plan is approved by the stockholders, the non-employee directors will no longer receive automatic grants of stock options either for continuing directors or for newly elected directors. Instead, it is anticipated that each year following the annual meeting of stockholders, beginning with the 2008 Annual Meeting, but at the discretion of the Board, each continuing non-employee director would be awarded a determined number of shares of restricted stock. The restricted stock would fully vest one year following the grant date. If the amended and restated plan is not approved by the stockholders, the automatic grants of stock options will continue as long as shares remain available.

Non-Employee Director Compensation Table

The following table provides information on the compensation for non-employee directors for the fiscal year ended February 2, 2008.

					Change in
					Pension Value
					and
	Fees			Non-Equity	Nonqualified	All
	Earned		Option	Incentive Plan	Deferred	Other
	or Paid in	Stock	Awards	Compensation	Compensation	Compensation
	Cash (3)	Awards (4)	(5)	(6)	Earnings (7)	(8)	Total
Name(1)	($)	($)	($)	($)	($)	($)	($)

Verna K. Gibson	69,495	100,365	62,296	–	–	739	232,895
Ross E. Roeder	90,136	100,365	62,296	–	–	–	252,797
John W. Burden, III	62,505	100,365	62,296	–	–	–	225,166
Betsy S. Atkins	64,000	100,365	62,296	–	–	6,378	233,039
David F. Walker	79,000	56,465	62,296	–	–	–	197,761
Michael A. Weiss(2)	68,000	3,286	16,458	–	–	–	87,744
David F. Dyer	46,989	17,032	46,377	–	–	–	110,398
John J. Mahoney	21,176	–	11,136	–	–	–	32,312

(1)	With respect to compensation disclosures relating to Scott A. Edmonds and Charles J. Kleman, each of whom are or were also NEOs of the Company, see the Summary Compensation Table under “Executive Compensation.”

(2)	Retired from the Board effective on September 24, 2007; no Board compensation earned or accrued after that date.

(3)	The following table shows the breakdown of the Total Fees Earned or Paid in Cash between the Annual Retainer, the Board and Committee Meeting Fees and the Committee Chair Fees.

		Board/		Total Fees
	Annual	Committee		Earned or
	Retainer	Meeting	Committee	Paid in
	Fees	Fees	Chair Fees	Cash
Name	($)	($)	($)	($)

Verna K. Gibson	40,000	18,000	11,495	69,495
Ross E. Roeder	40,000	25,000	25,136	90,136
John W. Burden, III	40,000	14,000	8,505	62,505
Betsy S. Atkins	40,000	14,000	10,000	64,000
David F. Walker	40,000	19,000	20,000	79,000
Michael A. Weiss(2)	60,000	8,000	–	68,000
David F. Dyer	33,000	11,000	2,989	46,989
John J. Mahoney	14,176	7,000	–	21,176

(4)	The amounts included in the “Stock Awards” column represent the compensation cost recognized by the Company in fiscal 2007 related to restricted stock awards granted to directors in and prior to fiscal 2007, computed in accordance with Statement of Financial Accounting Standard No. 123R (SFAS 123R). For a discussion of the valuation of restricted stock, see Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008. As of February 2, 2008, the named directors had the following number of unvested shares of restricted stock outstanding: Verna K. Gibson - 4,167 shares; Ross E. Roeder - 4,167 shares; John W. Burden, III - 4,167 shares; Betsy S. Atkins - 4,167 shares; David F. Walker - 4,167 shares; Michael A. Weiss - 0 shares; David F. Dyer - 2,500 shares; and John J. Mahoney - 0 shares. Certain of these unvested shares have vested since February 2, 2008.

(5)	The amounts included in the “Option Awards” column represent the compensation cost recognized by the Company in fiscal 2007 related to option awards granted to directors in and prior to fiscal 2007, computed in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008. As of February 2, 2008, the named directors had the following number of options outstanding, all of which were fully vested except as indicated: Verna K. Gibson - 257,600 (16,667 unvested); Ross E. Roeder - 257,600 (16,667 unvested); John W. Burden, III - 50,000 (16,667 unvested); Betsy S. Atkins - 20,000 (16,667 unvested); David F. Walker - 30,000 (16,667 unvested); Michael A. Weiss - 13,333 (all vested); David F. Dyer - 20,000 (all unvested); and John J. Mahoney - 10,000 (all unvested).

(6)	The Company does not maintain any non-equity incentive plans for its non-employee directors.

(7)	The Company does not maintain any pension plan or nonqualified deferred compensation plan for its non-employee directors.

(8)	Comprised of Company-paid premiums for health insurance coverage.

Indemnification.  We indemnify our directors and certain of our officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is authorized under our By-laws, and accordingly we have signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

2.	PROPOSAL TO APPROVE AND RATIFY THE AMENDED AND RESTATED CHICO’S FAS, INC. 2002 OMNIBUS STOCK AND INCENTIVE PLAN WHICH INCLUDES, AMONG OTHER CHANGES, AN INCREASE IN THE NUMBER OF SHARES OF OUR COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 10,000,000 SHARES, THE ADDITION OF AN AUTHORIZATION TO AWARD STOCK APPRECIATION RIGHTS AND PERFORMANCE AWARDS AND AN ELIMINATION OF AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS – ITEM TWO ON YOUR PROXY CARD

Background

The Board, the Compensation and Benefits Committee and Company management believe the effective use of stock-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future. In 2002, the Board and the stockholders adopted the Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan (the “2002 Omnibus Plan”). In June 2006, the 2002 Omnibus Plan was amended to change the vesting schedule for options automatically granted to non-employee directors, applicable only to new option awards taking effect following the date of the amendment.

Subject to the approval of the Company’s stockholders, the Board has adopted an amendment and restatement of the 2002 Omnibus Plan. The proposed Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan (the “Amended and Restated 2002 Omnibus Plan”) would make several significant changes to the 2002 Omnibus Plan, as described below. The Amended and Restated 2002 Omnibus Plan was approved by the Board on April 17, 2008 and will become effective upon approval by the Company’s stockholders at the Annual Meeting. In the event that the required vote of the stockholders to approve the Amended and Restated 2002 Omnibus Plan is not obtained, the amendments to the 2002 Omnibus Plan reflected in the Amended and Restated 2002 Omnibus Plan will not become effective and the Company will continue to make grants of awards pursuant to the terms of the 2002 Omnibus Plan as currently in effect and subject to applicable law.

As required by the 2002 Omnibus Plan and applicable New York Stock Exchange rules, the Company is submitting the Amended and Restated 2002 Omnibus Plan for approval by the Company’s stockholders, and has specifically conditioned the effectiveness of the amendments and restatement on such approval.

Summary of Proposed Changes

At this time, the stockholders are being asked to approve the Amended and Restated 2002 Omnibus Plan. The material changes to the 2002 Omnibus Plan that would be implemented by the Amended and Restated 2002 Omnibus Plan are as follows:

•	Authorizing an additional 10,000,000 shares for issuance in connection with awards made to eligible participants;

•	Expanding the permissible types of awards to include stock-based and cash-based Stock Appreciation Rights (SARs) and Performance Awards;

•	Eliminating the automatic grants of stock options for both new and continuing non-employee directors, but continuing with the authorization of the Board to grant discretionary equity based awards to non-employee directors, thus allowing for flexibility to change the type and amount of grants from year to year;

•	Eliminating the 1,600,000 share sublimit on the number of shares covered by the plan that can be issued as restricted stock or restricted stock units;

•	Establishing a $5,000,000 limit, with respect to Performance Awards, as the maximum dollar value payable to any one individual during any one calendar year;

•	Eliminating the default provisions relative to the post termination stock option exercise periods for employee grants and for non-employee director grants, with the expectation that the post termination stock option exercise periods will be set forth solely in the individual grant agreements;

•	Eliminating the automatic acceleration of vesting of awards upon a Change in Control and replacing it with an acceleration of vesting of the awards if, upon a Change in Control, (i) the successor organization does not assume, convert or replace the award or (ii) a “qualifying termination” (such as without cause by the Company or for “good reason” by the award recipient) occurs within 12 months after the Change in Control;

•	Eliminating the default provisions relative to pro-rata acceleration of vesting in the year of termination, with the expectation that any acceleration of vesting in the year of termination will be set forth solely in the individual grant agreements;

•	Providing that with respect to Performance Awards the minimum performance period will be one year and setting forth the list of potential performance measures.

All other material terms and conditions of the 2002 Omnibus Plan will remain unchanged.

The Company believes additional shares are required to support the continuation of the 2002 Omnibus Plan through June 25, 2012, the date after which awards can no longer be made under the 2002 Omnibus Plan. For information regarding shares currently available for issuance under the 2002 Omnibus Plan, please see “New Plan Benefits” below. For the most part, the other changes to the 2002 Omnibus Plan being presented to the stockholders for approval are designed to provide the Board and the Compensation and Benefits Committee with greater flexibility and to bring the Company’s plan more in line with plans in effect at other publicly traded companies, including peer group companies.

The amendments do not affect the nature or amount of awards previously made under the 2002 Omnibus Plan.

Summary of the Amended and Restated 2002 Omnibus Plan

The full text of the Amended and Restated 2002 Omnibus Plan appears as Appendix A to this proxy statement. The following is a summary of the principal provisions of the Amended and Restated 2002 Omnibus Plan.

General.  An aggregate of 9,710,280 shares of common stock were initially reserved for issuance under the 2002 Omnibus Plan. This number reflects the automatic adjustments that were effectuated to take into account the July 30, 2002 two-for-one stock split and the February 22, 2005 two-for-one stock split. As of April 30, 2008, an aggregate of approximately 700,000 shares of common stock remain available for future grants under the 2002 Omnibus Plan, subject to certain sublimits for restricted stock and restricted stock unit awards. As amended and restated, an aggregate of approximately 10,700,000 shares of common stock will be available for future grants under the Amended and Restated 2002 Omnibus Plan, subject to certain sublimits for individual awards in any one calendar year. The sublimit for aggregate awards of stock options and stock appreciation rights to any single individual in any one calendar year is 1,000,000 shares. The sublimit for performance awards, restricted stock awards and restricted stock unit awards that are intended to be “performance-based compensation” to any single individual in any one calendar year is 400,000 shares. As for performance awards that are denominated in cash and that are intended to be “performance-based compensation”, the maximum dollar value payable to any one individual during any one calendar year is $5,000,000. However, unlike the prior terms of the 2002 Omnibus Plan, there will be no aggregate sublimit on the number of shares of common stock covered by the Amended and Restated 2002 Omnibus Plan that could be granted to all recipients in the form of restricted stock awards or restricted stock units.

The aggregate number of shares covered by the Amended and Restated 2002 Omnibus Plan, as well as the number of shares covered by outstanding options (and the per share purchase price thereof), the number of shares covered by outstanding stock appreciation rights, the number of shares covered by outstanding restricted share units (and the per share purchase price thereof, if any) and the number of shares covered by performance awards are each subject to further automatic adjustment, without further action of the Board or the stockholders, in the event of any subsequent stock dividend, stock split, or certain other recapitalizations with respect to the common stock.

Plan Administration.  Generally, the Amended and Restated 2002 Omnibus Plan provides for administration of the plan by the Compensation and Benefits Committee; provided, however, with respect to matters concerning awards to non-employee directors, the plan provides that the authority for the administration of the Amended and Restated 2002 Omnibus Plan rests with the Board. The committee administering the Amended and Restated 2002 Omnibus Plan (except with respect to matters concerning awards to non-employee directors) must consist of not less than two (2) nor more than five (5) persons, each of whom must be a member of the Board and be a “non-employee director” (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934) and who also qualify as “outside directors” within the meaning of Section 162(m) of the Code and the related regulations and as “independent” under the applicable stock exchange requirements.

The Compensation and Benefits Committee currently consists of three directors of the Company who are not employees of the Company or its subsidiaries (i.e., David F. Dyer, Betsy S. Atkins and John J. Mahoney) and who each meet the requisite criteria. The Amended and Restated 2002 Omnibus Plan provides the Committee with broad authority to administer and interpret the plan, including authority to make awards, determine the size and terms applicable to awards, establish performance goals, determine and certify the degree of goal achievement, and amend the terms of awards consistent with the terms of the Amended and Restated 2002 Omnibus Plan, except that the Amended and Restated 2002 Omnibus Plan does not permit, without further approval of the stockholders of the Company, the repricing of previously granted stock options or the cancellation of a stock option when the exercise price exceeds the fair market value of the underlying shares of common stock in exchange for a new stock option grant.

Amendment and Termination.  The Amended and Restated 2002 Omnibus Plan provides that the Board may amend the plan (or suspend or discontinue it) at any time, without further stockholder approval, except with respect to certain major changes such as increasing the total number of shares of the common stock available for grants under the Amended and Restated 2002 Omnibus Plan, changing the designation of the class of employees eligible to receive incentive stock options or non-qualified stock options, decreasing the minimum option price set forth in the Amended and Restated 2002 Omnibus Plan, extending the period during which an option may be granted or exercised beyond the maximum period specified in the Amended and Restated 2002 Omnibus Plan or withdrawing from the Committee the authority to administer the Amended and Restated 2002 Omnibus Plan as to awards made to employees. In addition, it is the Company’s intent that any further amendments to the Amended and Restated 2002 Omnibus Plan will be submitted for stockholder approval to the extent required by the Code or other applicable laws, regulations or rules. The Amended and Restated 2002 Omnibus Plan will continue indefinitely until the Board terminates the plan, but generally no awards may be made under the plan after June 25, 2012, which is the ten-year anniversary of the original effective date of the plan.

Types of Awards

The Amended and Restated 2002 Omnibus Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards.

Stock Options.  Stock options entitle the participant to purchase up to the number of shares of common stock specified in the grant at a specified price (the “Exercise Price”). The Committee (or the Board, as the case may

be) may grant incentive stock options or nonqualified stock options. The Committee (or the Board, as the case may be) will establish the terms of stock options including the Exercise Price, vesting, duration, transferability, and exercise procedures.

Incentive stock options are intended to comply with Section 422 of the Code. Incentive stock options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all incentive stock options granted to a participant under the plan shall be exercisable during his or her lifetime only by such participant.

The Exercise Price of each incentive stock option may not be less than the fair market value of the common stock on the date of grant or, in the case of an employee owning more than 10% of the outstanding common stock of the Company, not less than 110% of such fair market value. Also, the aggregate fair market value of the stock with respect to which options are exercisable for the first time by an employee in any calendar year may not exceed $100,000.

The per share Exercise Price of each nonqualified stock option may not be less than the fair market value of the stock on the date of grant.

An exception to these Exercise Price requirements is made for any options the Company grants in substitution for options held by directors, officers or employees of a company that the Company acquires. In such a case, the Exercise Price would be adjusted to preserve the economic value of such holder’s option from his or her former employer.

If exercised, an option must be exercised within the exercise period by payment of the option price in cash, by check, by delivery of shares already owned by the option holder, by withholding shares issuable in connection with the exercise of the option, or by other means prescribed by the Committee (or the Board, as the case may be).

Options are generally exercisable based on vesting schedules established by the Committee (or the Board, as the case may be). If an individual’s affiliation with the Company as an employee is terminated during the term of the option, the end of the option period will be accelerated. Notwithstanding the foregoing general rules, the Committee (or the Board, as the case may be) may issue options for shorter periods of time and may permit the earlier exercise of outstanding options.

Unless otherwise provided for by the Committee (or the Board, as the case may be), an individual may not transfer any option granted under the plan, although, in some circumstances after the individual’s death, the individual’s personal representative may exercise the option.

Restricted Stock and Restricted Stock Units.  Restricted stock grants are shares awarded subject to the fulfillment of a certain time or price/time goal or a performance goal or other conditions. The Committee (or the Board, as the case may be) also can impose other restrictions and conditions on the restricted stock awards such as payment of a stipulated purchase price. Generally, when the conditions are fulfilled, the shares are delivered free and clear of all restrictions. If such conditions are not satisfied, restricted stock may be forfeited.

A restricted stock unit entitles the recipient, upon achievement of a time or price/time goal or a performance goal established by the Committee (or the Board, as the case may be), to receive cash and/or shares of common stock based on the market price of the common stock at the time of achievement of the applicable goal. If the goal is not achieved, restricted stock units may be forfeited. Except for voting and dividend rights, they may have all of the characteristics of restricted stock, as described above.

The Committee (or the Board, as the case may be) may, at the time of grant, make a restricted stock or restricted stock unit award subject to such performance objectives as to qualify it for deduction under Section 162(m) of the Internal Revenue Code. The performance objectives for each restricted stock or restricted stock unit award intended to so qualify for purposes of Section 162(m) of the Internal Revenue Code will be based on one or more of the following measures: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel. The Committee (or the Board, as the case may be) may determine that special one-time or extraordinary gains and/or losses should or should not be included in determining whether such performance objectives have been met.

Other Stock-Based Awards.  Under the Amended and Restated 2002 Omnibus Plan, the Committee (or the Board, as the case may be) has the right to grant other awards of the Company’s common stock or awards otherwise based upon the Company’s common stock or other property, including without limitation rights to purchase shares of the Company’s common stock and stock appreciation rights, having such terms as the Committee (or the Board, as the case may be) may determine consistent with the terms of the plan.

Eligibility to Receive Awards

The Company’s employees, officers and directors have been eligible to be granted awards under the 2002 Omnibus Plan and would continue to be eligible to be granted awards under the Amended and Restated 2002 Omnibus Plan.

As of April 30, 2008, approximately 14,600 persons were eligible to receive awards under the 2002 Omnibus Plan, including the Company’s ten executive officers and seven non-employee directors.

Market Value

As of April 30, 2008, the market value of a share of common stock was $7.07.

New Plan Benefits

During fiscal 2007, the following equity awards were made under the 2002 Omnibus Plan to the following groups:

	Stock Options	Restricted Stock

All Named Executive Officers as a group (1)	285,000	120,001
All Non-Employee Directors as a group (2)	90,000	17,500
All Employees, excluding Named Executive Officers, as a group	805,875	258,950

(1)	For additional information regarding awards made during fiscal 2007 to the NEOs, see “Summary Compensation Table” and “2007 Grants of Plan-Based Awards Table.”

(2)	For additional information regarding awards made during fiscal 2007 to Non-employee Directors, see “2007 Director Summary Compensation Table.”

As of February 2, 2008, the following awards remain outstanding under the 2002 Omnibus Plan: (i) an aggregate of 4,925,689 options at a weighted average exercise price of $21.63 with a weighted average remaining life of 7.18 years and 504,671 unvested shares of restricted stock. The unvested restricted shares are already included in the Company’s total number of shares of its Common Stock outstanding. At issuance, the outstanding options would increase the total number of shares of the Company’s Common Stock outstanding, which, as of February 2, 2008, was 176,244,677 shares. Also, as of February 2, 2008, 1,353,502 shares of Common Stock (subject to adjustment as permitted by the terms of the Plan) remain available for issuance under the Plan, without giving effect to the amendment being proposed.

Since the 2002 Omnibus Plan was first adopted and through February 2, 2008, the Company has granted the following awards to the individuals and groups:

	Stock Options		Restricted Stock
	Weighted Average	Total Option
Name	Exercise Price	Shares Granted	Total Shares Granted

Named Executive Officers (NEOs)
Scott A. Edmonds	$20.77	1,017,500	106,000
Charles J. Kleman	19.56	320,000	23,400
Kent A. Kleeberger	10.49	40,000	25,000
Michele M. Cloutier	20.83	80,000	25,000
Charles L. Nesbit, Jr.	23.09	315,000	21,734
Gary A. King	22.33	315,000	21,734
Patricia Murphy Kerstein	20.24	360,000	28,333
Michael J. Leedy	29.08	90,000	11,667

Current Non-Employee Directors
Verna K. Gibson	$13.68	197,600	10,000
Ross E. Roeder	13.68	197,600	10,000
John W. Burden, III	13.68	197,600	10,000
Betsy S. Atkins	24.45	70,000	10,000
David F. Walker	29.30	30,000	5,000
David F. Dyer	22.38	20,000	2,500
John J. Mahoney	18.23	10,000	–

All Current Non-Employee Directors, as a group	$15.68	722,800	47,500

All Current Executive Officers, as a group	$21.35	2,259,500	267,236

All Current Employees Who Are Not Executive Officers, as a group	$20.02	2,748,902	385,246

Registration with the SEC

The Company intends to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the additional shares being authorized for issuance under the Amended and Restated 2002 Omnibus Plan.

Federal Income Tax Consequences

The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the Amended and Restated 2002 Omnibus Plan. This summary is not comprehensive and is based upon laws and regulations in effect as of the date of this filing. Such laws and regulations are subject to change and changes to these laws and regulations could alter the tax consequences described below. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the Amended and Restated 2002 Omnibus Plan. Participants in the Amended and Restated 2002 Omnibus Plan should consult their own tax advisors regarding the tax consequences of participation. This summary assumes that all awards granted under the Amended and Restated 2002 Omnibus Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation.

Stock Options.

Incentive Stock Options.  The recipient of an incentive stock option should not recognize any taxable income or loss for federal income tax purposes at the time the incentive stock option is granted. Also, except as described below, a recipient should not recognize income upon exercise of an incentive stock option if the recipient has been employed by the Company at all times beginning with the option grant date and ending three months before the date the recipient exercises the option. If the recipient has not been so employed during that time, the recipient will be taxed as described below under “Nonqualified Stock Options.”

Upon exercise of an incentive stock option, the difference between the exercise price and the fair market value of the shares received may be subject to the alternative minimum tax.

If the common stock purchased upon the exercise of an incentive stock option is held for at least two years after the granting of the option and at least one year after exercise, the recipient should receive a long term capital gain or loss upon the sale or disposition of the common stock based on the difference between the fair market value of the common stock on the date of sale or other disposition and the purchase price of the common stock under the option. The Company will not be entitled to any deductions with respect to the granting or exercise of the incentive stock option in such cases.

If the recipient of an incentive stock option does not hold the shares for two years after the grant of the option and one year after exercise, the recipient will generally recognize as ordinary income in the year of disposition the difference between (i) the purchase price of common stock covered by the option and (ii) the lesser of the sales price or the fair market value of the shares on the date of exercise; and the Company will be entitled to a corresponding deduction for such amount in that year, subject in certain cases to applicable limitations for deductibility of executive compensation exceeding $1,000,000. Any remaining gain would be taxable to the recipient as capital gain. However, if the sales price is less than the purchase price under the option, no income will be recognized; the recipient would generally realize a capital loss equal to the difference between the purchase price and the disposition price; and the Company will not receive any deduction.

The general rules described in the preceding paragraph apply only when the sale is made to an unrelated party, such as a sale on the New York Stock Exchange made through a stockbroker. If the recipient makes a sale or other disposition to certain related persons or entities before the end of the applicable holding periods, then the recipient will be treated as having received ordinary income (with a corresponding deduction to the Company) in the year of disposition in an amount equal to the difference between the sales price and the fair market value of the shares on the date of exercise (even if the fair market value of the shares is less on the date of sale or other disposition).

Nonqualified Stock Options.  Because the Company does not anticipate that any nonqualified stock option will have a readily ascertainable fair market value when issued, the recipient of such an option should not recognize any taxable income or loss for federal income tax purposes at the time the option is granted. The exercise of the nonqualified stock option, however, will result in the immediate recognition of taxable income by its holder at ordinary income rates based on the difference between the purchase price for shares covered by the option and the fair market value of the shares received at the time of exercise. The Company will receive a corresponding deduction at the same time, subject in certain cases to applicable limitations for deductibility of executive compensation exceeding $1,000,000. Additional gain or loss, determined under general rules of taxation, may be realized upon the sale of the shares.

Restricted Stock.  A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the respective shares are no longer subject to forfeiture, less any consideration paid for the restricted stock. At this time, the Company is entitled to a deduction in the same amount. However, a participant who is granted restricted stock may, within 30 days of receiving the award, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” A participant who makes an 83(b) election will recognize ordinary income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock. The holding period to determine whether the participant has long-term or short-term capital gain or loss on the subsequent sale of such shares generally begins when the restriction period expires, and the participant’s tax basis for such shares will generally equal the fair market value of such shares on such date.

Restricted Stock Units.  A participant who has received restricted stock units under the Plan will generally recognize ordinary income upon receipt of any shares of common stock in satisfaction of the restrictions attached to the award in an amount equal to the then fair market value of such shares received, less the purchase price, if any. A participant is not permitted to make an 83(b) election for a restricted stock unit.

Other Stock-Based Awards.  The tax consequences associated with other stock-based awards granted under the Amended and Restated 2002 Omnibus Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying our common stock.

Withholding Taxes.  Because the amount of ordinary income a participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and social security taxes, the Company may require the participant to pay the amount required to be withheld before delivering to the participant any shares or other payment to be received under the Amended and Restated 2002 Omnibus Plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

The specific application and impact of the tax rules will vary depending on the specific personal situation of individual employees.

Certain Limitations on Deductibility of Compensation

In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction. However, pursuant to Section 162(m) of the Code, the deductibility for federal corporate tax purposes of compensation paid to certain individual senior executive officers of the Company in excess of $1,000,000 in any year may be restricted, subject to certain exceptions. One exception applies to certain “performance-based” compensation, provided that this compensation has been approved by stockholders in a separate vote and certain other requirements are met, such as equity awards granted under the Plan. The Amended and Restated 2002 Omnibus Plan is designed to permit the Compensation and Benefits Committee to grant awards that qualify for purposes of satisfying the conditions of Section 162(m). The Compensation and Benefits Committee would exclusively use one or more of the following performance measures in establishing performance goals for awards if the award is intended to satisfy the condition of Section 162(m): net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel. The performance goals may be expressed in terms of absolute growth, cumulative growth, percentage growth, a designated absolute amount, percentage of sales and/or per share value. In addition, the performance goals may be measured solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit or based upon performance relative to the performance of one or more other companies or an index covering multiple companies. The Company believes that, as a general rule, it is in the best interests of the Company’s stockholders to meet the requirements for deductibility of Section 162(m) while still maintaining the goals of the Company’s compensation programs. However, when it has been deemed necessary and in the best interests of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company’s business strategy, the Compensation and Benefits Committee may approve compensation to executive officers which exceeds the Section 162(m) limits of deductibility.

Recommendation and Required Vote

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED CHICO’S FAS, INC. 2002 OMNIBUS STOCK AND INCENTIVE PLAN. The amended and restated plan will be approved and ratified if the number of votes cast “FOR” approval and ratification of the amended and restated plan by holders entitled to vote exceeds the number of votes cast opposing the approval and ratification of the amended and restated plan.

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS – ITEM THREE ON YOUR PROXY CARD

Appointment Proposed for Ratification

Based on the recommendation of the Company’s Audit Committee, the Company has selected Ernst & Young LLP (“E&Y”) as its independent public accountants for the current fiscal year ending January 31, 2009 (fiscal 2008), subject to ratification of such appointment by the stockholders. Ratification of the Company’s independent public accountants is not required by the Company’s By-Laws or otherwise, but the Board of Directors has decided to seek such ratification as a matter of good corporate practice. E&Y has audited the accounts of the Company since first being engaged by the Company effective July 1, 2002. Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by stockholders.

We have been advised by E&Y that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

The persons named in the enclosed form of proxy intend, unless otherwise directed, to vote such proxy “FOR” ratification of the appointment of Ernst & Young LLP as independent public accountants for the period specified. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the directors upon recommendations of the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE PERIOD SPECIFIED. The appointment will be ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment.

Fees to Independent Accountants

The following table presents fees for professional services rendered by E&Y for the audit of the Company’s annual financial statements for fiscal 2007 (ended February 2, 2008) and fiscal 2006 (ended February 3, 2007) and fees billed for audit-related services, tax services and all other services rendered by E&Y for fiscal 2007 and fiscal 2006.

	Fiscal 2007	Fiscal 2006

Audit Fees	$677,000	$659,484
Audit-Related Fees	31,775	24,600
Tax Fees	61,991	22,946
All Other Fees	-0-	-0-

Audit Fees

Fees for audit services include fees associated with the annual audits, the reviews of the Company’s quarterly reports on Form 10-Q and other SEC filings and audit consultations and the Sarbanes-Oxley Section 404 attestation.

Audit-Related Fees

Fees for audit-related services in fiscal 2007 principally related to a review of the Company’s purchase price allocation related to the acquisition of its remaining franchise operations and to the Company’s adoption of FIN 48. For fiscal 2006, such fees principally related to a review of the Company’s adoption of SFAS 123R.

Tax Fees

Fees for tax services in fiscal 2007 principally related to transfer pricing services and the review of the Company’s federal and certain state income tax returns. For fiscal 2006, such fees principally related to the review of the Company’s federal and certain state income tax returns.

All audit-related services, tax services and other services in fiscal 2007 were pre-approved by the Audit Committee, which concluded that the provision of such services by E&Y was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee consists of four directors and operates under a written charter adopted by the Board of Directors. This Committee’s charter is available under the Investor Relations portion of the Company’s website (www.chicos.com) by clicking on Our Company. The current members of this Committee are David F. Walker (Chair), Verna K. Gibson, Ross E. Roeder, and John J. Mahoney. Each member of the Committee is independent, in the judgment of the Company’s Board of Directors, as required by the listing standards of The New York Stock Exchange and as set forth in the Company’s Corporate Governance Guidelines. This Committee is responsible for selecting, engaging and negotiating fee arrangements with the Company’s independent registered public accountants (the independent accountants) with input from the Company’s Board and management. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an audit of internal control over financial reporting that is integrated with an audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States, and for expressing opinions thereon. This Committee’s responsibility is to monitor and oversee these processes. In this context, this Committee has met and held discussions with management, the internal auditors and the independent accountants.

The Sarbanes-Oxley Act of 2002 and regulations issued thereunder added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. Related rules concerning audit committee structure, membership, authority and responsibility have been promulgated by The New York Stock Exchange.

The members of this Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent accountants, nor can this Committee certify that the independent accountants are “independent” under applicable rules. This Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management, internal auditors, and the independent accountants on the basis of several factors, including the information it receives, discussions with management, internal auditors, and the independent accountants, and the experience of this Committee’s members in business, financial and accounting matters.

As part of its oversight of the Company’s financial statements, this Committee reviews and discusses with both management and the Company’s independent accountants all annual and quarterly financial statements prior to their issuance. This Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended February 2, 2008 (fiscal 2007), with management, the internal auditor and the Company’s independent accountants. With respect to fiscal 2007, management advised the Audit Committee that each set of the Company’s consolidated financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States, and reviewed significant accounting and disclosure issues with this Committee. Discussions regarding the Company’s audited financial statements included the independent accountants’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in the Company’s financial statements, as well as other matters, as required by Statement on Auditing Standards (SAS) 114 (The Auditor’s Communication With Those Charged With Governance) and by the Audit Committee’s charter. The Company’s independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence and satisfied itself as to that firm’s independence.

In addition, this Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, this Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and control.

Based upon the Audit Committee’s discussion with management, the internal auditor, and the independent accountants, this Committee’s review of the representations of management, and the report of the independent accountants to this Committee, and subject to the limitations on the role and responsibilities of this Committee described above and in the Committee’s charter, this Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission as of and for the fiscal year ended February 2, 2008.

MEMBERS OF THE AUDIT COMMITTEE

David F. Walker, Chair
Verna K. Gibson
Ross E. Roeder
John J. Mahoney

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company’s current executive officers.

			Years with
			the
Executive Officers	Age	Positions	Company

Scott A. Edmonds	50	President, Chief Executive Officer, Chairman and Director	14
Kent A. Kleeberger	55	Executive Vice President-Finance, Chief Financial	*
		Officer and Treasurer
Michele M. Cloutier	43	Brand President-Chico’s	1
Donna M. Colaco	49	Brand President-White House | Black Market	**
Charles L. Nesbit, Jr.	52	Executive Vice President-Chief Operating Officer	3
Manuel O. Jessup	52	Executive Vice President-Chief Human Resources Officer	1
Gary A. King	50	Executive Vice President-Chief Information Officer	3
Mori C. MacKenzie	58	Executive Vice President-Chief Stores Officer	12
Michael J. Kincaid	50	Senior Vice President-Finance, Chief Accounting	8
		Officer and Assistant Secretary
A. Alexander Rhodes	49	Senior Vice President-General Counsel and Secretary	5

*	Joined the Company in November 2007
**	Joined the Company in August 2007

Non-Director Executive Officers

Kent A. Kleeberger is Executive Vice President-Finance, Chief Financial Officer and Treasurer, having recently joined the Company in November 2007. From 2004 through October 2007, Mr. Kleeberger was the Senior Vice President-Chief Financial Officer for Dollar Tree Stores, Inc. From 1998 to 2004, he served in numerous capacities for Too Inc., now known as Tween Brands, Inc., culminating in his appointment as Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer. Prior to that, Mr. Kleeberger served in various financial positions with The Limited, Inc. Mr. Kleeberger also serves on the Board of Directors of Shoe Carnival, Inc.

Michele M. Cloutier is Brand President-Chico’s for the Company, having just been promoted to that position in October 2007. Ms. Cloutier joined the Company in September 2006 as Executive Vice President-General Merchandise Manager-Chico’s, after having served in the capacity of an independent consultant from 2004 to 2006. From 2003 to 2004, Ms. Cloutier served as Senior Vice President-General Merchandising Manager at Ann Taylor Stores. From 1993 to 2002, she held several senior merchandising roles in multiple divisions at The Gap, Inc. Earlier in her specialty retailing career, Ms. Cloutier held buying positions at Macy’s and Abraham & Strauss.

Donna M. Colaco is Brand President-White House Black Market for the Company, having joined the Company in August 2007. Ms. Colaco has over 25 years of experience in woman’s specialty apparel. Prior to joining the Company, Ms. Colaco worked for Ann Taylor Corporation for more than 10 years in numerous capacities including, most recently serving as President of Ann Taylor LOFT. Prior to Ann Taylor, Ms. Colaco worked for the Lerner New York Division of Limited, Inc. and Petrie Stores Corporation.

Charles L. Nesbit, Jr. is Executive Vice President-Chief Operating Officer for the Company. Mr. Nesbit has been with the Company since August 2004, when he was hired as Senior Vice President-Strategic Planning and Business Development. He was promoted to Executive Vice President-Operations in April 2005 and to the additional title of Chief Operating Officer in August 2005. Prior to joining the Company, Mr. Nesbit spent twenty years at the Sara Lee Corporation where he most recently served as a corporate vice president and Chief Supply Chain Officer for the corporation’s U.S. and Canada apparel operations. He served as President and Chief Executive Officer of Sara Lee Intimate Apparel, the largest intimate apparel company in the United States and Canada, from 1999 to 2003, and President and Chief Executive Officer of the Bali Company from 1996 to 1999.

Manuel O. Jessup is Executive Vice President-Chief Human Resources Officer of the Company, having been promoted to that position in December 2007. Mr. Jessup joined the Company in October 2006 as Senior Vice President of Human Resources. Mr. Jessup was previously employed by Sara Lee Branded Apparel where he most recently served as Corporate Vice President, Human Resources. During his 21 year career at Sara Lee, he also served as Global Vice President, Human Resources, Sara Lee Branded Apparel, Latin America and Asia, as well as Vice President, Human Resources, Sara Lee Hosiery. Prior to joining Sara Lee, Mr. Jessup held human resources management positions at Levi Strauss and J.P. Stevens.

Gary A. King is Executive Vice President-Chief Information Officer for the Company. Mr. King joined the Company in October 2004 after five years at Barnes & Noble, Inc., where he most recently served as Vice President, Chief Information Officer. From 1988 to 1999, Mr. King held various positions with Avon Products, Inc. including Vice President, Global Information Technology. From 1982 to 1987, Mr. King held various system management positions with Unisys Corporation and Burroughs Corporation.

Mori C. MacKenzie is Executive Vice President-Chief Stores Officer for the Company. Ms. MacKenzie has been with the Company since October 1995, when she was hired as the Director of Stores. From June 1999 until October 2001, she served as Vice President-Director of Stores. In October 2001, Ms. MacKenzie was promoted to Senior Vice President-Stores, and effective February 2004 she was promoted to the position of Executive Vice President-Chief Stores Officer. From January 1995 until October 1995, Ms. MacKenzie was the Vice President of Store Operations for Canadians Corporation. From August 1994 until December 1994, she was the Vice President of Store Development for Goody’s Family Clothing. From April 1992 until August 1994, Ms. MacKenzie was the Vice President of Stores for United Retail Group (“URG”) and from August 1991 until April 1992 she was employed by Conston Corporation, a predecessor of URG. In addition, Ms. MacKenzie was Vice President-Stores for Park Lane from November 1987 until July 1991, and was Regional Director of Stores for the Limited, Inc. from June 1976 until October 1987.

Michael J. Kincaid is Senior Vice President-Finance, Chief Accounting Officer and Assistant Secretary for the Company. Mr. Kincaid has been with the Company since August 1999 when he was hired as Controller and Director of Finance. In October 2001, Mr. Kincaid was promoted to Vice President-Finance, in November 2003, Mr. Kincaid was promoted to the additional position of Chief Accounting Officer, in December 2004, Mr. Kincaid was elected to the additional position of Assistant Secretary, and in March 2005, was promoted to Senior Vice President-Finance. From 1991 to 1999, Mr. Kincaid was employed by Tractor Supply Company, most recently as Vice President-Controller, Treasurer and Secretary. From 1981 to 1991, he held various management and accounting positions with Cole National Corporation, Revco D.S., Inc. and Price Waterhouse.

A. Alexander Rhodes is Senior Vice President-General Counsel and Secretary for the Company. Mr. Rhodes joined the Company in January 2003 as its Intellectual Property Counsel, expanding his oversight of legal matters for the Company into several other areas until October 2004, when he was promoted to Vice President-Corporate Counsel and Secretary. In April 2006, Mr. Rhodes was promoted to Senior Vice President-General Counsel and Secretary. Mr. Rhodes graduated from the Stetson University College of Law in 1994. From 1997 through December 2002, Mr. Rhodes practiced law with the Annis Mitchell Cockey Edwards & Roehn and Carlton Fields law firms working primarily in the areas of commercial litigation and intellectual property.

None of the executive officers or directors who currently serve or who served in such capacities during fiscal 2007 are related to one another. There are no arrangements or understandings pursuant to which any executive officer was elected to office. Executive officers are elected by and serve at the discretion of the Board of Directors.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The following report of the Compensation and Benefits Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation and Benefits Committee (the “Committee”) evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the Company’s management stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Committee has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 34-44 of this proxy statement. The Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Committee with regard to executive compensation. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION
AND BENEFITS COMMITTEE

David F. Dyer, Chair
Betsy S. Atkins
John J. Mahoney

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

In a highly competitive business such as ours, it is essential that our executive compensation program is designed to help us attract, motivate, and retain highly skilled executive officers who are able to drive long term, sustainable, and profitable growth for our Company. Ultimately, the goal of our executive compensation program is the same as our goal for the Company – to increase stockholder value over the long term. To this end, we have implemented a compensation program designed to reward our executive officers for entrepreneurial activity that increases stockholder value through sustained financial performance and outstanding leadership that reflects our values and unique culture.

The Company’s Compensation and Benefits Committee has the responsibility to review and approve the annual compensation, compensation procedures and compensation plans and programs for our officers, including the Named Executive Officers (“NEOs”). The Committee is also responsible for monitoring adherence with our compensation philosophy.

The Company bases its executive compensation programs and decisions on the same objectives that guide the Company in establishing all of its compensation programs:

•	Compensation should be based on the level of job responsibility, individual performance, and Company performance. Because associates are more able to affect our overall results as they progress to higher levels in the organization, an increasing proportion of their pay must be linked to and dependent on the Company’s performance and stockholder returns.

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, the Company must remain competitive with the pay of other premier employers who compete with the Company for talent.

•	Compensation should align all associates with our stockholders by rewarding superior performance that enhances stockholder value. Our executive compensation programs should deliver top-tier compensation in situations where there is top-tier individual and Company performance; likewise, where individual performance falls short of expectations or Company performance lags the industry, the programs should deliver lower levels of compensation. Nevertheless, the objectives of pay-for-performance and retention of key associates must be balanced. Even in periods of temporary downturns in our performance, the programs should continue to ensure that successful, high-achieving and high potential associates will remain motivated and committed to the Company.

•	Compensation should foster the long-term focus required for success in the specialty retail industry. Although most management associates receive a mix of both annual and longer-term incentives, associates at higher levels have an increasing proportion of their compensation tied to longer-term performance because they are in a position to have greater influence on longer-term results.

•	Performance-based compensation programs should enable associates to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its overall strategic, financial, and operational goals.

•	Although compensation programs and individual pay levels will always reflect differences in job responsibilities, geographies, and marketplace considerations, the overall structure of the compensation and benefit program should be broadly similar across the organization.

•	Perquisites for executives should be rare and limited to those that are important to the executive’s ability to safely and effectively carry out his or her responsibilities.

Role of the Committee and the Executive Officers in Compensation Decisions

The Committee, in consultation with its external compensation consultant, makes all compensation decisions with respect to the compensation for the CEO including establishing his base salary, the terms under which his cash incentive bonuses are paid, and determining the extent to which he receives stock-based compensation awards. The Chief Human Resources Officer (“CHRO”) assists the Committee with gathering relevant data but does not participate in setting the CEO’s compensation.

The Committee also determines the amount and terms of the cash based compensation and stock-based compensation awards for the other executive and non-executive officers, taking into account recommendations on individual compensation levels and performance evaluation input from the CEO and CHRO. The CEO and CHRO have limited authority to make changes and adjustments to cash based compensation, with the expectation that any adjustments would be in keeping with our overall compensation philosophy. No other NEO assumed an active role in the evaluation, design, or administration of the 2007 executive officer compensation program, although in fiscal 2007 our former Chief Financial Officer (“CFO”) assisted the CEO and the Committee in developing recommendations on the bonus program. In addition, each NEO provided input to the CEO and CHRO on individual compensation levels for those officers who directly report to him or her.

Setting Executive Compensation – Benchmarking and Use of Compensation Experts

In 2007, the Committee engaged Frederic W. Cook & Co., Inc. (“Cook”), as its independent compensation consultant, to provide us with relevant market and benchmarking data and strategic alternatives to consider when making compensation decisions and recommendations for our executive officers for fiscal 2008. This was the first year the Committee retained Cook to assist us with setting executive compensation. The Committee chose a new compensation consultant to help secure a fresh perspective on executive compensation. During this time, Cook provided only compensation consulting services to the Committee. Cook does no work for management unless requested by the Committee Chair, receives no compensation from the Company other than for its work advising the Committee, and maintains no other economic relationship with the Company. In addition, our human resources department includes associates with significant compensation experience who provide the CHRO and the Committee with additional support, data, and analysis.

In making compensation decisions, the Committee reviews all compensation components for the NEOs taking into account a tally sheet showing overall compensation for each NEO. The Committee also compares each element of total compensation against a peer group of publicly-traded specialty retailers (the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated, consists of U.S. based publicly traded retailers of generally similar size and scope to us and against which the Company competes for talent and for stockholder investment. The companies currently comprising the Compensation Peer Group are:

• Abercrombie & Fitch Co.	• The Dress Barn, Inc.	• Limited Brands, Inc.

• Aeropostale, Inc.	• DSW, Inc.	• The Men’s Wearhouse, Inc.

• American Eagle Outfitters, Inc.	• Eddie Bauer Holdings, Inc.	• New York & Company, Inc.

• Ann Taylor Stores Corp.	• Finish Line, Inc.	• Pacific Sunwear of California, Inc.

• Brown Shoe Company, Inc.	• The Gap, Inc.	• Stage Stores, Inc.

• Charming Shoppes, Inc.	• Genesco, Inc.	• Stein Mart, Inc.

• The Children’s Place Retail Stores, Inc.	• Guess, Inc.	• The Talbot’s, Inc.

• Coldwater Creek, Inc.	• J. Crew Group, Inc.	• Urban Outfitters, Inc.

• Collective Brands, Inc.

In fiscal 2007, we generally tried to set base salaries between the 50th and 75th percentiles of the Compensation Peer Group and to set total compensation, where performance targets are achieved, at or near the 75th percentile of the Compensation Peer Group. Variations to this objective may occur as dictated by the experience level of the individual and by other market factors. These objectives take into account our expectations and desires that, over the long term, we will be able to generate stockholder returns in excess of the average of our peer group.

Principal Components of Executive Compensation

The principal components of our executive compensation program are:

•	Base salary;

•	Annual cash incentive bonuses (earned and discretionary);

•	Long term stock-based incentive compensation;

•	Retirement and health and welfare benefits; and

•	Certain perquisites and other benefits.

Mix of Compensation Components

Executive compensation is designed to help emphasize executive performance measures that correlate closely with the achievement of our shorter-term performance objectives as well as our longer-term focus on increasing stockholder value, consistent with our overriding compensation objectives and philosophy. To this end, a substantial portion of the annual and long-term compensation for our NEOs is at-risk. We define at-risk compensation to include potential bonus payments under our executive bonus plan and the targeted economic value of equity awards.

There is no pre-established policy or target for the allocation between either cash and non-cash incentive compensation or short-term and long-term incentive compensation. Rather, the Committee reviews information provided by consultants, surveys, and other information considered relevant that is available to it to determine the appropriate level and mix of incentive compensation for each executive officer. However, the portion of the compensation that is at-risk tends to increase commensurate with the executive’s position within the Company. This approach is designed to provide more upside potential and downside risk for those with more senior positions because we believe that the more senior executive officers tend to have greater influence on our performance as a whole. The following chart describes the percent of target pay at-risk for our NEOs in 2007:

NEO	% 2007 Pay At Risk

Scott A. Edmonds	70%
Kent A. Kleeberger	60%
Charles J. Kleman	60%
Michele M. Cloutier	60%
Charles L. Nesbit, Jr	60%
Gary A. King	60%
Patricia Murphy Kerstein	50%
Michael J. Leedy	70%

Components of Compensation

Base Salaries

We provide our NEOs and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for our NEOs are determined based on each executive’s position, level of responsibility and accountability, experience and performance, and by using market data. In fiscal 2007, we targeted base salaries between the 50th and 75th percentiles of the relevant market. We may set a base salary above the 75th percentile when necessary to attract or retain key executives.

During its review of base salaries for our executives, the Committee primarily considers:

•	market and benchmarking data available to it, including any data that may have been provided by outside consultants;

•	internal review of the executive’s compensation, both individually and relative to other executive officers;

•	overall Company-wide performance; and

•	the individual executive’s overall performance and contribution to the Company’s performance.

The Committee reviews the base salaries of our NEOs on an annual basis as well as at the time of any promotion or other material change in responsibilities.

Because of our weaker financial performance in fiscal 2006, the CEO, CFO and Chief Operating Officer (“COO”) as well as other executive officers did not receive any performance-based increase in their base salary from fiscal 2006 to fiscal 2007. In fiscal 2007, we decided to eliminate the car allowance that certain executive officers were receiving and simply added that amount to the officer’s base salary. In recognition of Ms. Cloutier’s promotion to Executive Vice President-Chief Merchandising Officer in March 2007 and subsequent promotion to Brand President-Chico’s in November 2007, Ms. Cloutier received increases to her base salary for such promotions of 16.2% and 8.5%, respectively. Because of our continued weaker financial performance in fiscal 2007, however, no NEO and only one officer at the Executive Vice President level or above received any increase in his or her base salary from fiscal 2007 to fiscal 2008.

Annual Cash Incentive Bonuses

An important component of an executive officer’s potential total cash compensation consists of an incentive bonus, which is intended to make a significant portion of the executive’s compensation dependent on our performance and to provide executive officers with incentives to achieve our near and long-term goals, increase stockholder value, and work as a team in meeting goals and overcoming challenges.

In 2007, bonuses were generally determined pursuant to our Cash Bonus Incentive Plan. Under this Cash Bonus Incentive Plan, the bonuses for NEOs were based on one or two performance measures depending on an executive’s functional responsibilities. For 2007, the Committee reviewed and approved the performance measures for each executive.

For our NEOs the performance levels were principally designed to stimulate growth in sales and earnings per share to align the executive’s bonus compensation with the stockholders’ interests. These performance measures, which are set forth in more detail in the chart below, were chosen to provide incentives for achieving both near and long-term financial goals.

Under the Cash Bonus Incentive Plan, each executive is to have an assigned target bonus, expressed as a percentage of his or her base salary, generally ranging from 20% to 100% of base salary, depending on the executive’s position. The actual bonus awards can range from 0% to 175% of target, depending on the Company’s actual financial performance. The following chart describes the basics of financial performance needed to achieve the referenced bonus payouts.

Performance	Less than 90% of Plan	90% of Plan	100% of Plan	105% of Plan or Greater

Payout	0%	25% of Target (Minimum)	Target	175% of Target (Maximum)

Thus, if the Company failed to achieve any of the minimum performance measures applicable to a particular executive, then no performance based bonuses would be awarded to that particular executive and if the Company achieved certain of the minimum performance measures applicable to a particular executive but failed to achieve others, then only a portion of the performance based bonus would be awarded. On the other hand, if the Company’s performance exceeds all or a portion of the performance measures, then the NEO may receive more than the targeted bonus.

Under the Plan, bonuses based on the performance criteria were awarded twice during the fiscal year, with the midyear bonuses based on achieving the respective performance measures the first six months of the fiscal year and with year end bonuses based on achieving the respective performance measures for the last six months of the fiscal year.

The bonus measures, target financial performance, target payout, and actual payouts for fiscal 2007 for each respective NEO are set forth below.

			Target	Actual
			Payout	Payout
NEO	Bonus Measure	Target Financial Performance	(% Salary)	(% Salary)

Scott A. Edmonds	EPS	13% Increase over last year	100%	0%
Kent A. Kleeberger	EPS	13% Increase over last year	80%	0%
Charles J. Kleman	EPS	13% Increase over last year	80%	0%
Michele M. Cloutier	Chico’s Brand Sales	14% Increase over last year	80%	0%
	Chico’s Brand Gross Margin	10% Increase over last year
Charles L. Nesbit, Jr.	EPS	13% Increase over last year	80%	30%
	Soma Brand Sales	78% Increase over last year
Gary A. King	EPS	13% Increase over last year	80%	0%
	Consolidated Sales	20% Increase over last year
Patricia Murphy Kerstein	Chico’s Brand Sales	14% Increase over last year	80%	0%
	Chico’s Brand Gross Margin	10% Increase over last year
Michael J. Leedy	EPS	13% Increase over last year	80%	0%
	Consolidated Sales	20% Increase over last year

For each of the NEOs, the applicable bonus measures and the financial targets were tailored to drive growth in earnings per share, consolidated sales, brand sales and brand gross margin, as appropriate based upon their respective roles and responsibilities. Where more than one bonus measure was used, each measure was weighted equally.

Bonus targets were based on job responsibilities, internal relativity, and peer group data. The Company’s objective was to set bonus targets such that total annual cash compensation was within the broad upper middle range of peer group companies and a substantial portion of that compensation was linked to Company performance.

The bonuses paid for fiscal 2007 pursuant to the Plan appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Satisfactory individual performance is a condition to payment. At the end of the performance period, the Committee has the option to award a discretionary bonus to reward individual productivity improvements even in the face of weaker overall Company performance.

In fiscal 2007, the Company experienced below-target growth in several key financial categories. Despite the below target growth, however, the Company was still a profitable enterprise. At the recommendation of the CEO and in light of a concern over the ability to retain talent in the face of the significant impact that the below market performance had on bonus amounts and the negative impact on our equity based incentives, the Committee authorized approximately $500,000 in aggregate discretionary bonuses for certain Company associates at the Vice President and Director levels. No officer at the Senior Vice President level and above and none of the NEOs received any discretionary bonus. The bonuses paid to officers for fiscal 2007 based solely on the performance measures were only approximately 9% of target and, when coupled with the discretionary bonuses paid, were only approximately 10% of target. Overall, our officers were awarded a total of approximately $1.1 million in incentive bonuses for the 2007 fiscal year.

In February 2008, the Committee approved the bonus measures, bonus targets, and financial performance levels for the fiscal 2008 annual incentive compensation under the Plan. The performance measures are primarily designed, to stimulate growth in sales and brand operating margins, improve return on invested capital, and grow earnings per share. These performance criteria and the weighting of a minimum of 3 metrics for each eligible officer are intended to motivate and reward officers for continued financial improvement for the Company, consistent with increasing stockholder value. In addition, achievement of the fiscal 2008 targets will require an improvement in our operating results over our fiscal 2007 results, which we believe should increase stockholder value when met. Moreover, the bonus measures for the CEO and CFO will be a combination of the measures noted above and no longer entirely based on growth in earnings per share.

Sign On and “Guaranteed” Bonuses

The Company will, as necessary, pay sign on and first year guaranteed bonuses in order to attract the management talent necessary to drive long term and sustainable growth. Executives we recruit from other companies are often required to give up a significant amount of compensation, in the form of lost bonus opportunities or unvested equity. Sign on and first year guaranteed bonuses are a necessary and effective means of offsetting the losses an officer will incur when he or she leaves his or her former employer. In those instances in which we have provided an officer with a sign on bonus, we generally require the newly hired officer to pay back a pro rata portion of the sign on bonus if they voluntarily leave the Company within a year after joining us. Sign on and guaranteed bonuses paid to NEOs in fiscal 2007 are listed in the chart on page 45.

Long-Term Incentive Stock-Based Compensation

We believe that meaningful equity participation by each executive officer is one of the primary motivating factors that will result in significant long term and sustained increases in value and growth. This belief is reflected in our officer and director stock ownership guidelines and well as the aggregate awards of stock options and restricted stock that we have made to our executive officers. The stock ownership guidelines are described on page 43 and are available on the Company’s website at www.chicos.com.

Providing executive officers stock-based compensation is the most effective way to align their interests with those of our stockholders. Stock options and restricted stock provide an incentive, beginning immediately upon grant, to executive officers to manage the Company from the perspective of an owner with an equity interest in the business. In addition, stock-based compensation has been and continues to be a key part of our program for motivating and rewarding key employees over the long term. We intend to continue to have stock based compensation serve as an important part of the compensation program for key employees.

The Committee, in consultation with its outside compensation consultant, determines the stock based compensation for the CEO. The Committee, upon the recommendation by the CEO and the CHRO, also makes final decisions regarding stock based awards for all other officers. Such factors as performance and responsibilities of individual officers and the management team as a whole, as well as general industry practices, play an integral role in the determination of the number of stock options, number of shares of restricted stock and/or number of restricted stock units awarded to a particular award recipient. In determining the size of the individual stock based awards, the Committee also considers the amount of stock based awards outstanding and previously granted, the amount of stock based awards remaining available for grant under the 2002 Omnibus Stock and Incentive Plan, the aggregate amount of current awards, and the amount of awards believed necessary to attract and retain qualified management. All stock based awards vest over time as a means to encourage the recipient to remain in service with us.

In fiscal 2007, (i) a total of 1,180,875 stock options were granted to our employees and non-employee directors, including 285,000 stock options that were awarded to executive officers and 90,000 stock options that were awarded to non-employee directors and (ii) a total of 396,451 shares of restricted stock were awarded to our employees and non-employee directors including 131,668 shares of restricted stock that were awarded to executive officers and 17,500 shares of restricted stock that were awarded to non-employee directors. The restricted stock award to executive officers includes an out of cycle award of 25,000 shares to the CEO in recognition of his special efforts in building and strengthening the executive management team with a group of key senior personnel considered necessary to drive long term, sustainable, and profitable growth for our Company.

Stock Options

Substantially all stock options granted to key employees have a ten-year term and vest in equal amounts over a period of three years from the date of grant. Stock option award levels are determined based on market data and vary among participants based on their positions within the Company. The option exercise price is the closing price on the date of grant. We grant stock options as an incentive for our executives to create stockholder value by encouraging a culture of ownership at the Company. For an executive to receive value from a stock option, the stock price at the time of intended exercise must be greater than the grant price.

In fiscal 2007, we awarded stock options to our NEOs as follows:

NEO	Options Granted	Grant Price

Scott A. Edmonds	90,000	$22.47
Kent A. Kleeberger	40,000	$10.49
Charles J. Kleman	20,000	$22.47
Michele M. Cloutier	30,000	$22.47
Charles L. Nesbit, Jr.	20,000	$22.47
Gary A. King	20,000	$22.47
Patricia Murphy Kerstein	10,000	$22.47
Michael J. Leedy	55,000	$22.47

Currently, stock option awards for non-employee directors are preset under the terms of the 2002 Omnibus Stock and Incentive Plan, with 10,000 options being granted shortly following each annual meeting of stockholders to each non-employee director then serving in such capacity and with 10,000 options being granted to each new non-employee director on the date such director first joins the board and takes office as a director. Reelected directors receive the normal annual grants, but do not become entitled to another new election/appointment grant at the time of his or her reelection. If the proposed Amended and Restated 2002 Omnibus Stock and Incentive Plan is approved by the stockholders at the 2008 Annual Meeting, the automatic grants of stock options will be eliminated and equity awards to non-employee directors will be discretionary. At its February 2008 meeting, however, the Board approved an award to non-employee directors of 10,000 shares of restricted stock with a one year vesting period to be granted shortly after the adjournment of the Annual Meeting. If the Amended and Restated 2002 Omnibus Stock and Incentive Plan is not approved by the stockholders, the automatic grants of stock options will continue as long as shares remain available.

We have not re-priced or replaced options in response to declining stock prices.

Restricted Stock and Restricted Stock Units

Awards of shares of restricted stock are granted to key employees based on similar criteria as stock option grants. The restricted stock that was granted to senior executives as part of fiscal 2005 compensation vested 100% at the end of three years from the date of grant and was primarily an associate retention tool. In 2006, the Company changed the vesting of any newly issued restricted stock awards to now vest in equal annual amounts over a three year period from the date of grant. In this way, restricted stock can serve the dual purposes of associate retention and driving stockholder value. Thus, the restricted stock granted to senior executives as part of fiscal 2007 compensation and as part of fiscal 2008 compensation vests in equal annual amounts over a period of three years from the date of grant. Restricted stock encourages executives to not only create stockholder value, but also to preserve value. We believe restricted stock grants provide a balance with stock options and further aligns the interests of management and stockholders.

In fiscal 2007, the Committee awarded the following shares of restricted stock to the NEOs:

NEO	Shares Granted

Scott A. Edmonds	55,000
Kent A. Kleeberger	25,000
Charles J. Kleman	6,667
Michele M. Cloutier	10,000
Charles L. Nesbit, Jr.	6,667
Gary A. King	6,667
Patricia Murphy Kerstein	3,333
Michael J. Leedy	6,667

Unlike stock options, restricted stock awards for directors are not preset under the currently effective terms of the 2002 Omnibus Stock and Incentive Plan. However, since fiscal 2005 and until fiscal 2007, the Board has awarded 2,500 shares of restricted stock to each non-employee director on an annual basis around the same time that awards of restricted stock are made to executive officers. The restricted stock granted to non-employee directors provides for vesting in equal amounts over a period of three years from the date of grant. If the Amended and Restated 2002 Omnibus Stock and Incentive Plan is not approved by the stockholders, the Board may act anyway to award restricted stock to the non-employee directors shortly following the 2008 Annual Meeting, although comprised of fewer shares because of the continued automatic grant of stock options.

Granting of Stock Options and Restricted Stock Awards

The Committee’s procedure for making equity grants (stock options and restricted stock) is designed to provide some measure of assurance that grant awards are not being manipulated to result in a price that is unreasonably favorable to the recipients of the grants. Beginning in fiscal 2007, the annual equity grant date for all officers was changed to the date on which the trading window period first opens following the public release of year end earnings. This grant date is generally in late February or early March and is established by us well in advance. Because the Committee does not generally meet on this date, the Committee will authorize the grants at its meeting first preceding the grant date, usually several weeks in advance, specifying an effective prospective grant date consistent with this policy. The exercise price for stock options is generally the closing date price on the specified prospective grant date, but in no event less than such closing date price. This grant date is driven by two principal considerations:

•	It coincides with our fiscal-year-based performance management cycle for all officers, allowing supervisors to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance.

•	It occurs about three days after release of year end earnings, so that the stock price at that time can reasonably be expected to fairly represent the market’s collective view of our then-current results and prospects.

Similarly, as was the case in 2007, the annual equity grant date for all non-officers, which occurs later in the fiscal year, is designed to coincide with our non-officer performance management cycle. Again this allows us to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance. Because the Committee does not generally meet on this date, the Committee will authorize the grants at its meeting first preceding the September grant date, usually several weeks in advance, specifying an effective prospective grant date consistent with this policy. Again, the exercise price for stock options is generally the closing date price on the specified prospective grant date, but in no event less than such closing date.

Retirement and Welfare Benefits

401(k) Plan

In 1992, the Company adopted a profit sharing plan to provide a means for all eligible employees at all levels of the Company to share in our profits and accumulate retirement savings. Effective January 1, 1999, we incorporated a 401(k) feature into our profit sharing plan as a further means for all eligible employees at all levels of the Company to accumulate retirement savings. Under the 401(k) aspect of the plan, eligible employees can elect to defer up to 100% of their respective compensation subject to certain statutory limitations and have it contributed to the plan. The Company has elected to match employee contributions at 50% on the first 6% of the employees’ contributions and can elect to make additional contributions over and above the mandatory match, based on the amount it deems appropriate in light of our operating results for any given year. During the fiscal year ended February 2, 2008, our aggregate matching contributions, including both mandatory and additional matching contributions, were approximately $2.4 million, of which $57,000 was contributed for the benefit of our executive officers.

Employee Stock Purchase Plan

In 2002, the Company adopted a new stock purchase plan (replacing our 1993 employee stock purchase plan) to continue to provide all eligible employees at all levels an opportunity to become stockholders of the Company. As an inducement, eligible employees may purchase shares of stock in the Company during each exercise period at a 15% discount to the value of the stock. This plan was amended and restated in 2004 to address certain technical amendments. The executive officers are eligible to participate in this stock purchase plan.

Health and Welfare Benefits

Our executive officers also are eligible to participate in the health and dental coverage, life insurance, paid vacation and holiday and other programs that are generally available to all of our employees.

Perquisites and Other Benefits

We do not provide significant perquisites or personal benefits to executive officers. We do offer to pay for an annual physical examination for certain officers, which includes all NEOs. The cost of the annual physical is immaterial and we believe the Company benefits from this perquisite because it helps to mitigate the risk of losing the services of a member of senior management due to otherwise undetected health issues. We value perquisites at their incremental cost to us in accordance with SEC regulations, and the NEOs are allowed to reimburse us for such perquisites at their incremental cost to us to the extent that limitations on personal use are exceeded. These amounts are reflected in the Summary Compensation Table below.

Deferred Compensation Plan

The Company has adopted two unfunded, nonqualified plans that permit executive officers to defer current compensation for retirement savings, one of which relates to deferrals made through December 31, 2004 and related earnings and the other of which relates to deferrals since January 1, 2005 and related earnings. Pursuant to the deferred compensation plans, participants have been allowed to defer all or a portion of qualifying remuneration payable by us. Under each plan, a book account is then maintained for each such executive officer in which there is an accounting of such deferred compensation and deemed earnings thereon based upon selection of deemed investment options by the executive officer. The Company has not made any matching funds or other contribution to any participant’s account. In accordance with the terms of each of the plans, the deferral must be placed in a “rabbi” trust. This trust arrangement offers a degree of assurance for ultimate payment of benefits without causing constructive receipt of the deferral or earnings thereon for income tax purposes. The assets in the trust remain subject to the claims of our creditors and are not the property of the executive officer. This provides further incentive to the executive officer to drive future performance.

Section 409A of the Internal Revenue Code (the “Code”) imposes restrictions on the funding of, distributions made under, and elections to participate in, nonqualified deferred compensation arrangements. Although we believe that we are operating in compliance with the statutory provisions relating to Section 409A that are currently effective and although we are in the process of completing documents to reflect appropriate modifications to the applicable plan, the statute and its regulations are complex and subject to further interpretation and uncertainty. Thus, it is possible that we will have to make additional adjustments to our nonqualified deferred compensation arrangements to comply with the applicable rules as further interpretations are issued.

Severance and Change in Control Benefits

The Committee, based on research and experience, has concluded that we must offer reasonable severance benefits in order to attract and retain highly skilled officers. These severance benefits should reflect the fact that our competition offers comparable benefits and that it may be difficult for such officers to find comparable employment within a short period of time following severance.

Certain of the executive officers have employment agreements that provide for severance benefits which trigger in connection with certain employment terminations, with separate provisions that would govern a severance associated with a change in control. In particular, these contractual severance benefits are extended to the following executive officers: Scott A. Edmonds, the Chief Executive Officer; Patricia Murphy Kerstein, the former Chief Merchandising Officer; and Charles L. Nesbit, Jr., the Chief Operating Officer. The principal terms of these employment agreements and the related severance benefits are described beginning on page 52 of this proxy statement.

In fiscal 2007, the Company adopted an officer severance plan. This plan, which applied to all officers (other than those officers who had a superseding individual agreement), sets forth the severance benefits for which such officers are eligible upon the occurrence of certain termination of employment events. The plan is on file with the Securities and Exchange Commission, as required, and its material terms are summarized on page 60 of this proxy statement. In fiscal 2007, Michael Leedy was the only NEO who received any severance as a result of the severance plan.

Tally Sheets

With respect to fiscal 2007 compensation, the Committee utilized a tally sheet of all compensation and maximum potential payouts when approving compensation matters. Through the use of such tally sheet, the Committee reviewed all components of the compensation of our CEO, CFO, and other NEOs, including base salary and annual cash incentive compensation as well as long term equity based incentive compensation and accumulated realized and unrealized equity award gains.

Other Matters

Share Retention Guidelines; Hedging Prohibition

The Company has adopted stock ownership guidelines for all officers and directors, including the NEOs. Compliance with the ownership guidelines are reviewed at least annually by the Committee. The current guidelines include: (i) CEO – ownership equal to three times prior year’s salary; (ii) other covered officers – ownership equal to one to two times prior year’s salary; and (iii) non-employee directors – ownership equal to three times annual retainer.

Through fiscal 2007, the guidelines provided that covered officers and directors had a period of three years in which to satisfy the guidelines, either from the date of adoption of the policy in October 2005, or the date of such person’s appointment to a qualifying position, whichever is later. Shares counted toward this requirement will be based on shares owned outright as well as shares otherwise beneficially owned by such officer or director (as beneficial ownership is defined by the SEC’s rules and regulations) and the value of the gain on vested but unexercised in-the-money options. Unvested restricted shares and unvested options awarded under our stock incentive plan are not counted for these purposes. Officers and directors are not permitted to hedge their economic exposures to the Company stock that they own. In fiscal 2008, the guidelines were amended as more thoroughly described below.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code prohibits publicly held companies, such as us, from deducting certain compensation to any one NEO in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Committee pursuant to plans approved by our stockholders, the cash compensation is not included for purposes of arriving at the $1,000,000.

The Company may seek to qualify executive compensation as tax deductible to the extent feasible and where we believe it is in the best interests of the Company and its stockholders but we have not adopted a policy that all compensation must be deductible. In particular, our annual cash incentive compensation awards currently count against the Section 162(m) limitation on deductible compensation because we have not sought to have our cash incentive bonus plan approved by our stockholders, allowing the Committee to keep flexibility to use judgment to adjust awards (up or down) based on evaluations of individual performance and contribution. Thus, to the extent the cash incentive compensation awards in combination with salaries and certain other compensation elements for any NEO exceeds $1,000,000, such compensation will not be deductible. However, we do not anticipate that any significant portion of the applicable compensation for the NEO will exceed the $1,000,000 limit and thus any amount that may not be deductible should be a relatively small portion of the cash compensation paid to the NEO.

The Company is permitted to and reserves the right to pay other amounts that are not tax deductible to meet the design goals of our executive compensation program. In any event, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

2008 Compensation Framework

For 2008, the Company implemented several noteworthy changes in compensation arrangements for its executive officers.

First, the Committee decided to target base salaries to the 50th percentile of the relevant market. Previously, base salaries were targeted between the 50th and 75th percentiles. We may deviate from this targeted positioning as necessary to attract or retain a key executive. Although no base salaries were reduced as a result of this change, we expect salaries will approach this target over time.

Second, as discussed more fully on page 38, the Committee made changes in the performance criteria and weightings under the Company’s cash incentive bonus plan. In evaluating the effectiveness of our fiscal 2007 bonus program, the Committee concluded that the performance measures should be changed in order to better drive associate behaviors necessary to stimulate growth in sales and brand operating margins, improve return on invested capital, and grow earnings per share. In addition, bonus payouts for all officers as well as for all director level associates in shared services will change from semi-annual to annual. All other eligible associates will continue to receive bonus payouts on a semi-annual basis.

Third, the Company entered into “Clawback” Agreements with the CEO, CFO, and Chief Accounting Officer. Under these Agreements, which have been filed with the SEC, each Participant is required to reimburse the Company for incentive compensation previously paid to the Participant under any of the Company’s executive bonus programs if within two years from the date of payment of such incentive compensation, the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any then applicable financial reporting requirement under the securities laws as a result of misconduct by the Participant and/or gross negligence by the Participant in failing to prevent the misconduct or if the Participant is otherwise subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002. The Committee believes that the officers who certify the Company’s financial reporting should not be unjustly enriched in the event of a restatement.

Fourth, the Company amended its Stock Ownership Guidelines. The amendments eliminated the established timeframes to meet the Guidelines. The amendments also require officers and directors to hold at least 25% of all shares obtained as a result of a stock option exercise or the vesting of restricted shares until such time as the officer or director is in compliance with the Guidelines.

Otherwise, all compensation programs are largely unchanged from fiscal 2007.

Summary Compensation Table

The following table includes information concerning compensation for fiscal years 2005, 2006 and 2007 in reference to the NEOs, which includes the Company’s principal executive officer, the persons who served as the Company’s principal financial officers during fiscal 2007, the three most highly compensated executive officers of the Company other than the principal executive officer and the principal financial officers and two other persons who would have been among the three most highly compensated executive officers but who were not serving as executive officers at the end of fiscal 2007. A description of the material terms of the employment agreements for each of the NEOs, including a description of potential post employment payments, appears below under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.

							Change in
							Pension Value
						Non-Equity	and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
	Fiscal		Bonus	Awards	Awards	Compen-	Compensation	Compen-
Name and Principal	Year	Salary	(1) (2)	(3) (5)	(4) (5)	sation (1)(6)	Earnings	sation (7)
Position	Ended	(1) ($)	($)	($)	($)	($)	($)	($)	Total ($)

Scott A. Edmonds	02/02/2008	1,094,000	–	965,730	1,704,209	–	–	7,992	3,771,931
Chairman, President and	02/03/2007	1,070,000	–	619,980	2,781,575	428,000	–	33,127	4,932,682
Chief Executive Officer	01/28/2006	996,153	–	184,380	2,957,458	2,400,000	–	33,216	6,571,207

Kent A. Kleeberger**	02/02/2008	99,424	282,500	13,651	8,796	–	–	13,596	417,967
Executive Vice President - Finance, Chief Financial Officer and Treasurer

Charles J. Kleman*	02/02/2008	574,000	–	240,031	564,641	–	–	9,072	1,387,744
Executive Vice President -	02/03/2007	550,000	–	194,747	845,833	192,500	–	32,922	1,816,002
Finance, Chief Financial	01/28/2006	547,116	–	73,752	877,417	1,155,000	–	35,140	2,688,425
Officer and Treasurer

Michele M. Cloutier	02/02/2008	682,800	200,400	167,173	232,645	–	–	22,567	1,305,585
Brand President - Chico’s	02/03/2007	216,981	254,375	41,354	61,326	–	–	6,968	581,004

Charles L. Nesbit, Jr.	02/02/2008	549,000	–	215,841	896,115	164,700	–	52,474	1,878,130
Executive Vice President -	02/03/2007	525,000	–	170,557	1,191,183	238,875	–	37,178	2,162,793
Chief Operating Officer	01/28/2006	425,000	–	73,752	1,061,250	707,500	–	41,776	2,309,278

Gary A. King	02/02/2008	500,000	–	215,841	1,029,596	–	–	7,992	1,753,429
Executive Vice President -	02/03/2007	440,000	160,000	170,557	1,153,517	55,000	–	30,390	2,009,464
Chief Information Officer	01/28/2006	415,000	–	73,752	1,023,583	788,500	–	106,362	2,407,197

Patricia Murphy Kerstein***	02/02/2008	824,000	–	299,539	683,720	–	–	10,314	1,817,573
	02/03/2007	700,000	–	276,900	1,061,033	318,500	–	42,401	2,398,834
	01/28/2006	621,154	–	131,700	1,060,133	1,312,500	–	37,235	3,162,722

Michael J. Leedy ****	02/02/2008	637,000	–	264,899	33,391	–	–	679,791	1,615,081
	02/03/2007	435,849	207,500	82,208	166,957	52,500	–	12,565	957,579

*	Stepped down from his officer positions effective November 5, 2007.

**	Joined the Company in November 2007.

***	Stepped down from her position as Executive Vice President on October 3, 2007.

****	Commenced transitioning of duties on November 2, 2007 and upon completion of such transition terminated employment with the Company on February 2, 2008.

(1)	Each of Mr. Edmonds, Mr. Nesbit and Mr. King deferred a portion of his earned compensation under the Company’s nonqualified deferred compensation plan, which deferred amounts are included in the amounts reflected on the Nonqualified Deferred Compensation Table on page 51. Each of the NEOs, with the exception of Michele M. Cloutier and Kent A. Kleeberger, contributed a portion of his or her compensation to the Company’s 401(k) savings plan. Mr. Kleeberger was not eligible as a participant of the Company’s 401(k) savings plan in fiscal 2007.

(2)	The amounts in this column consist of discretionary bonuses awarded (including sign-on bonuses in the case of Mr. Kleeberger in fiscal 2007 and Ms. Cloutier and Mr. Leedy in fiscal 2006), which were linked to an assessment of the individual executive officer’s performance, responsibilities and expected future contribution. The manner in which discretionary bonuses are determined and awarded is discussed in the Compensation Discussion and Analysis under the heading “Annual Cash Incentive Bonuses.” The particular discretionary bonuses were accrued as an expense in the respective fiscal year, even though such discretionary bonuses were computed and actually paid following the end of the respective fiscal year.

(3)	The amounts included in the “Stock Awards” column for fiscal 2007 and fiscal 2006 represent the compensation cost of restricted stock awards recognized by the Company for financial statement reporting purposes (except excluding any estimated amount for forfeitures related to service-based vesting conditions) in accordance with SFAS 123R. Because the Company did not adopt SFAS 123R until January 29, 2006, the amounts shown for fiscal 2005 represent the compensation cost of restricted stock awards recognized by the Company for financial statement reporting purposes in accordance with Accounting Principles Board Opinion No. 25 (APB 25) and are included in the above table for comparability purposes. For a discussion of the valuation of stock awards, see Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008 (fiscal 2007). See the Grants of Plan-Based Awards Table for information on restricted stock granted in fiscal 2007. The amounts included in the “Stock Awards” column for fiscal 2007 reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs.

(4)	The amounts included in the “Option Awards” column for fiscal 2007 and fiscal 2006 represent the compensation cost of stock option awards recognized by the Company for financial statement reporting purposes (except excluding any estimated amount for forfeitures related to service-based vesting conditions) in accordance with SFAS 123R. Because the Company did not adopt SFAS 123R until January 29, 2006, the amounts shown for fiscal 2005 represent pro forma amounts computed as if the Company had adopted SFAS 123R on January 30, 2005 and are included in the above table for comparability purposes. For a discussion of valuation assumptions, see Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008 (fiscal 2007) with respect to the amount shown for fiscal 2007 and fiscal 2006, and see “Stock Based Compensation” under Note 1 to the Company’s consolidated financial statements for prior years with respect to the amounts shown for fiscal 2005. See the Grants of Plan-Based Awards Table for information on options granted in fiscal 2007. The amounts included in the “Option Awards” column for fiscal 2007 reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs.

(5)	Because the amounts reported represent compensation costs computed based on application of required accounting rules, the amounts do not reflect the current fair value of restricted stock awards and the actual current intrinsic value of the option awards or the actual amounts that the NEOs may realize from these awards. Whether, and to what extent, an NEO is able to realize the indicated amounts from these equity awards will depend on a number of factors including the Company’s actual operating performance, stock price fluctuations, the vesting terms of the award and the NEO’s continued employment.

(6)	The amounts in this column consist of annual incentive bonus payments for each of the NEOs earned based on company performance in fiscal 2007, fiscal 2006 and fiscal 2005. See “Compensation Discussion and Analysis – Annual Cash Incentive Bonuses.” Amounts earned with respect to the respective fiscal year are accrued as expenses in such fiscal year, even though a portion of such bonuses were computed and paid following the end of the respective fiscal year.

(7)	The amounts in this column consist of automobile allowances, the Company’s matching contributions to its 401(k) savings plan on behalf of the NEOs, group term life insurance premiums paid by the Company on behalf of the NEOs, expenses related to the Company’s executive wellness program, relocation expenses and post-termination benefits, if applicable. For Mr. Leedy, the amount shown for fiscal year 2007 also includes accrued post-termination benefits of $677,000. For Mr. King, the amount shown for fiscal year 2005 includes $79,510 in relocation expenses.

Fiscal Year Grants of Plan Based Awards

The following table sets forth certain information with respect to the equity and non-equity awards granted during or for the fiscal year ended February 2, 2008 to each of our executive officers listed in the Summary Compensation Table.

						All Other	All Other
						Stock	Option	Exercise	Grant Date
		Compen-	Estimated Future Payouts			Awards:	Awards:	or Base	Fair Value
		sation	Under Non-Equity			Number of	Number of	Price of	of Stock
		Committee	Incentive Plan Awards (1) (2)			Securities	Securities	Option	and Option
	Grant	Action	Threshold	Target	Maximum	Underlying	Underlying	Awards	Awards
Name	Date	Date	($)	($)	($)	(3) (#)	(4) (#)	($/Sh)	($)(5)

Scott A. Edmonds	N/A	N/A	273,500	1,094,000	1,914,500
	March 9, 2007	February 7, 2007				30,000			674,100
	March 9, 2007	February 7, 2007					90,000	22.47	848,160
	June 8, 2007	April 11, 2007				25,000			650,500

Kent A. Kleeberger	N/A	N/A	28,700	114,800	200,900
	December 7, 2007	October 10, 2007				25,000			262,250
	December 7, 2007	October 10, 2007					40,000	10.49	168,967

Charles J..Kleman	N/A	N/A	114,800	459,200	803,600
	March 9, 2007	February 7, 2007				6,667			149,808
	March 9, 2007	February 7, 2007					20,000	22.47	188,480

Michele M. Cloutier	N/A	N/A	136,450	545,800	955,150
	March 9, 2007	February 7, 2007				10,000			224,700
	March 9, 2007	February 7, 2007					30,000	22.47	282,720

Charles L. Nesbit, Jr.	N/A	N/A	109,800	439,200	768,600
	March 9, 2007	February 7, 2007				6,667			149,808
	March 9, 2007	February 7, 2007					20,000	22.47	188,480

Gary A. King	N/A	N/A	100,000	400,000	700,000
	March 9, 2007	February 7, 2007				6,667			149,808
	March 9, 2007	February 7, 2007					20,000	22.47	188,480

Patricia Murphy Kerstein	N/A	N/A	164,800	659,200	1,153,600
	March 9, 2007	February 7, 2007				3,333			74,893
	March 9, 2007	February 7, 2007					10,000	22.47	94,240

Michael J. Leedy	N/A	N/A	95,550	382,200	668,850
	March 9, 2007	February 7, 2007				6,667			149,808
	March 9, 2007	February 7, 2007					55,000	22.47	518,320

(1)	These columns show the range of aggregate payouts targeted for fiscal 2007 performance under the Chico’s FAS, Inc. Cash Bonus Incentive Plan as described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis. The Threshold amount represents the aggregate amount that would have been payable to the executive officer if the Company were to have achieved just the minimum performance level for each of the performance measures applicable to the particular executive officer in both halves of the fiscal year. The Target amount represents the amount that would have been payable to the executive officer if the Company were to have achieved the targeted performance level for each of the performance measures applicable to the particular executive officer in both halves of the fiscal year. The Maximum amount represents the amount that would have been payable to the executive officer if the Company were to have achieved the maximum performance level for each of the performance measures applicable to the particular executive officer in both halves of the fiscal year. The actual cash incentive bonus payments for fiscal 2007 performance paid pursuant to the Cash Bonus Incentive Plan were computed and paid at mid year and at the end of the year and were based on the extent to which each NEO achieved the respective performance measure targets established for that officer, as more particularly described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis. The aggregate of the amounts paid mid year together with the amounts paid in fiscal 2008 with respect to the end of fiscal 2007 is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Mr. Nesbit was the only named executive officer that earned a bonus under the Company’s Cash Bonus Incentive Plan during fiscal 2007.

(3)	Restricted stock granted under the 2002 Omnibus Stock and Incentive Plan is described in the Outstanding Equity Awards at Fiscal Year-End Table below. The restricted stock granted to the NEOs in fiscal 2007 vest annually in equal thirds beginning on the first anniversary of the date of grant. Restricted stock awards have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). However, restricted stock has an implicit performance criterion because the higher the Company’s stock price, the greater the value of the restricted stock award.

(4)	Stock options granted under the 2002 Omnibus Stock and Incentive Plan are described in the Outstanding Equity Awards at Fiscal Year-End Table below. The stock options granted to the NEOs in fiscal 2007 have a 10-year term and vest annually in equal thirds beginning on the first anniversary of the date of grant. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). However, options have an implicit performance criterion because the options have no value to the executive unless and until the Company’s stock price exceeds the exercise price.

(5)	The amounts in this column represent the full aggregate grant date fair value of each award, computed in accordance with SFAS 123R. For a discussion of the valuation of stock awards and valuation assumptions for option awards, see Note 10 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008 (fiscal 2007).

Outstanding Equity Awards at Fiscal Year End

The following table outlines outstanding long-term equity-based incentive compensation awards for the executive officers listed in the Summary Compensation Table as of February 2, 2008. Each outstanding award is shown separately. Option Awards are all non-qualified stock options. Stock awards are all restricted stock awards. The vesting schedule for each award is described in the footnotes to this table.

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
								Plan	Payout
			Equity					Awards:	Value of
			Incentive Plan			Number of	Market	Number of	Unearned
			Awards:			Shares or	Value of	Unearned	Shares,
	Number of	Number of	Number of			Units of	Shares or	Shares, Units	Units or
	Securities	Securities	Securities			Stock That	Units of	or Other	Other
	Underlying	Underlying	Underlying	Option	Option	Have Not	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unexercised	Exercise	Expiration	Vested (#)	Have Not	Have Not	Have Not
Name	Options (#)	Options (#) (1)	Options (#)	Price ($)	Date	(2)	Vested ($)	Vested (#)	Vested ($)
	Exercisable	Unexercisable

Scott A. Edmonds	50,000	–	–	8.80	2/24/2013	10,000	106,600	–	–
	100,000	–	–	17.325	12/4/2013	30,000	319,800	–	–
	133,334	–	–	18.665	2/2/2014	25,000	266,500	–	–
	187,500	–	–	26.34	1/31/2015
	60,000	30,000	–	43.56	1/31/2016
	–	90,000	–	22.47	3/9/2017
Kent A. Kleeberger	–	40,000	–	10.49	12/7/2017	25,000	266,500	–	–
Charles J. Kleman	25,000	–	–	1.5834	3/27/2010	2,278	24,283	–	–
	225,000	–	–	4.3022	2/13/2011	6,667	71,070	–	–
	80,000	–	–	8.01	2/8/2012
	100,000	–	–	8.80	2/24/2013
	100,000	–	–	18.665	2/2/2014
	75,000	–	–	26.34	1/31/2015
	16,667	8,334	–	43.56	1/31/2016
	–	20,000	–	22.47	3/9/2017
Michele M. Cloutier	16,666	33,334	–	19.85	9/12/2016	10,000	106,600	–	–
	–	30,000	–	22.47	3/9/2017	10,000	106,600	–	–
Charles L. Nesbit, Jr.	133,334	–	–	19.885	8/4/2014	2,223	23,697	–	–
	75,000	–	–	26.34	1/31/2015	6,667	71,070	–	–
	13,333	6,667	–	43.56	1/31/2016
	–	20,000	–	22.47	3/9/2017
Gary A. King	133,334	–	–	18.695	10/25/2014	2,223	23,697	–	–
	75,000	–	–	26.34	1/31/2015	6,667	71,070	–	–
	13,333	6,667	–	43.56	1/31/2016
	–	20,000	–	22.47	3/9/2017
Patricia Murphy Kerstein	70,000	–	–	8.80	2/24/2013	3,334	35,540	–	–
	120,000	–	–	18.665	2/2/2014	3,333	35,530	–	–
	100,000	–	–	26.34	1/31/2015
	20,000	10,000	–	43.56	1/31/2016
	–	10,000	–	22.47	3/9/2017
Michael J. Leedy	11,666	–	–	39.46	4/3/2016	2,500	26,650	–	–
						6,667	71,070	–	–

(1)	All options listed above vest at a rate of 33 1/3% per year over the first three years of the ten-year option term, beginning on the one year anniversary of the date of grant, except for the option grant to Mr. Edmonds expiring on December 4, 2013 which also vested equally over three years but began vesting on September 3, 2004, the one year anniversary of Mr. Edmonds appointment to the position of Chief Executive Officer.

(2)	All awards represent awards of restricted stock. All restricted stock awarded on or before January 31, 2005 vests on the third anniversary of the date of grant. All restricted stock awarded after January 31, 2005 vests at the rate of 33 1/3% per year beginning on the one year anniversary of the date of grant.

Fiscal Year Options Exercised and Stock Vested

The following table sets forth stock options exercised and restricted stock vested during the fiscal year ended February 2, 2008 with respect to the executive officers listed in the Summary Compensation Table. The dollar figures in the table below reflect the value on the exercise date for Option Awards and the vesting date for Stock Awards.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares Acquired	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)

Scott A. Edmonds (1)	–	–	31,000	334,490
Kent A. Kleeberger	–	–	–	–
Charles J. Kleman (2)	–	–	11,178	120,611
Michele M. Cloutier (3)	–	–	5,000	73,500
Charles L. Nesbit, Jr. (4)	–	–	10,622	114,611
Gary A. King (5)	–	–	10,622	114,611
Patricia Murphy Kerstein (6)	–	–	18,333	197,813
Michael J. Leedy (7)	–	–	2,500	63,150

(1)	Mr. Edmonds did not exercise any stock options during the fiscal year ended February 2, 2008. On January 31, 2008, 31,000 of the restricted shares he held vested. The market price on the date of such vesting was $10.79. In addition, on such date, Mr. Edmonds effectuated a sale of 8,200 of the newly vested shares to satisfy tax withholding obligations in connection with the vesting of the restricted stock.

(2)	Mr. Kleman did not exercise any stock options during the fiscal year ended February 2, 2008. On January 31, 2008, 11,178 of the restricted shares he held vested. The market price on the date of such vesting was $10.79. In addition, on such date, Mr. Kleman effectuated a sale of 3,164 of the newly vested shares to satisfy tax withholding obligations in connection with the vesting of the restricted stock.

(3)	Ms. Cloutier did not exercise any stock options during the fiscal year ended February 2, 2008. On September 12, 2007, 5,000 of the restricted shares she held vested. The market price on the date of such vesting was $14.70. In addition, on such date, Ms. Cloutier effectuated a sale of 1,633 of the newly vested shares to satisfy tax withholding obligations in connection with the vesting of the restricted stock.

(4)	Mr. Nesbit did not exercise any stock options during the fiscal year ended February 2, 2008. On January 31, 2008, 10,622 of the restricted shares he held vested. The market price on the date of such vesting was $10.79. In addition, on such date, Mr. Nesbit effectuated a sale of 3,035 of the newly vested shares to satisfy tax withholding obligations in connection with the vesting of the restricted stock.

(5)	Mr. King did not exercise any stock options during the fiscal year ended February 2, 2008. On January 31, 2008, 10,622 of the restricted shares he held vested. The market price on the date of such vesting was $10.79. In addition, on such date, Mr. King effectuated a sale of 3,035 of the newly vested shares to satisfy tax withholding obligations in connection with the vesting of the restricted stock.

(6)	Ms. Murphy Kerstein did not exercise any stock options during the fiscal year ended February 2, 2008. On January 31, 2008, 18,333 of the restricted shares she held vested. The market price on the date of such vesting was $10.79. In addition, on such date, Ms. Murphy Kerstein effectuated a sale of 4,890 of the newly vested shares to satisfy tax withholding obligations in connection with the vesting of the restricted stock.

(7)	Mr. Leedy did not exercise any stock options during the fiscal year ended February 2, 2008. On April 3, 2007, 2,500 of the restricted shares he held vested. The market price on the date of such vesting was $25.26. In addition, on such date, Mr. Leedy effectuated a sale of 817 of the newly vested shares to satisfy tax withholding obligations in connection with the vesting of the restricted stock.

Fiscal Year Retirement Benefits

The Company does not maintain any pension benefit plan for any of its employees, including for any of the NEOs. Thus, there are no accumulated pension benefits for any of its NEOs. The only funded retirement benefits that are provided for the Company’s NEOs are those accruing as a result of contributions made under the Company’s 401(k)/profit sharing plan.

Fiscal Year Nonqualified Deferred Compensation

The Company maintains two separate Nonqualified Deferred Compensation Plans, one of which relates to deferrals made through December 31, 2004 and related earnings and the other of which relates to deferrals since January 1, 2005 and related earnings. Under the plans, participants have been allowed to defer up to 80% of their base salary and up to 100% of their annual cash incentive compensation awards and bonuses. Under the plans, participant contributions are not matched.

A book account is maintained under each plan with respect to the amount of such deferrals and the deemed accrued earnings thereon, but no such deferrals or earnings are funded. Accordingly, the deferred amounts are subject to forfeiture in the event of bankruptcy. Under the plan, participants may diversify their deferred compensation account balances into various mutual fund investments as well as a money market account and are permitted to change their designation from among these investment alternatives at any time and from time to time, with the change to be effective as of the end of the business day on which the change is submitted.

Participants may elect in-service or post-employment distributions. Post-employment distributions may be made in a lump sum or in equal installments over a period of up to fifteen years. Subject to the limitations in the plan, the NEOs may elect when the payments commence, whether to receive the amount in a lump sum and, if the amount is to be received in installments, whether the payments will be made quarterly or annually and whether the payment period will be 2 to 15 years. The earliest distribution date for any officer is six months after the date of separation. Non-officers may receive a distribution no earlier than 30 days after the date of separation. Under the terms of each of the plans, the NEOs will receive an accelerated distribution of their respective full account balances upon the occurrence of a change of control of the Company or upon the individual’s death. The plan relating to deferrals since January 1, 2005 is intended to comply with the requirements of Section 409A of the Internal Revenue Code and thus differs from the earlier plan in several respects, including containing more restrictive payment modification rules and different definitions of key employees, change of control, disability and hardship withdrawals. Also, because each NEO is expected to fall within the definition of a “specified employee” under Section 409A of the Internal Revenue Code, any NEO who has deferred compensation under the plan relating to deferrals since January 1, 2005 and has an account balance under such plan at the time of a termination may not receive lump sum payments or commence receipt of any installment payments from such plan for at least six months following a termination of employment. All deferral elections and associated distribution schedules are irrevocable.

The following table illustrates the nonqualified deferred compensation benefits under the Nonqualified Deferred Compensation Plans, reported collectively. It includes each NEO’s and the Company’s contributions under the two Chico’s FAS, Inc. Deferred Compensation Plans (collectively, the “Deferred Plan”), as well as the earnings under each such plan during fiscal 2007, but does not reflect any matching 401(k) or discretionary contributions made under the qualified plan.

Aggregate
			Earnings	Aggregate	Aggregate
	Executive Contributions	Registrant	(Losses)	Withdrawals/	Balance at Last
	in Last Fiscal Year (1)	Contributions in Last	in Last	Distributions	Fiscal Year-End
Name	($)	Fiscal Year (2) ($)	Fiscal Year ($)	($)	($)

Scott A. Edmonds	–	–	64,496	(1,276,513)	1,792,740
Kent A. Kleeberger	–	–	–	–	–
Charles J. Kleman	–	–	–	–	–
Michele M. Cloutier	–	–	–	–	–
Charles L. Nesbit, Jr	219,046	–	(6,971)	(23,131)	680,771
Gary A. King	49,654	–	12,332	–	166,978
Patricia Murphy Kerstein	–	–	–	–	–
Michael J. Leedy	–	–	–	–	–

(1)	For Mr. Nesbit and Mr. King, amounts shown in this column represent the deferral of the portion of the executives’ annual salary and cash incentive bonuses for fiscal 2007.

(2)	The Company may make contributions on behalf of its executive officers to the Deferred Plan. To date, no Company contributions have been made under the Deferred Plan nor has the Company paid above market earnings on accounts under the Deferred Plan. Amounts shown in this column represent the returns attributable to the executives’ deemed investments of deferred compensation amounts.

The aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus earnings (or losses). Account balances may be invested in phantom investments selected by the executive from an array of investment options. The array changes from time to time; as of February 2, 2008, participants could choose among several different investments, including domestic and international equity, income, short term investment, and blended fund investment. The participants are not being offered and thus can not choose a Company stock fund.

Employment Agreements

Scott A. Edmonds.  Mr. Edmonds serves as Chairman, President and Chief Executive Officer of the Company pursuant to an employment agreement originally entered into effective September 3, 2003, as amended on June 22, 2004, which provides for an annual base salary and certain other benefits. Pursuant to the employment agreement and certain further actions of the Board of Directors, Mr. Edmonds’ current base salary is $1,094,000 and is subject to further increases as established from time to time by the Board of Directors. Mr. Edmonds is also eligible for an annual cash bonus under the Company’s Cash Bonus Incentive Plan and to be considered in the future for additional awards of stock options or other stock-based compensation of the Company. For fiscal 2008, Mr. Edmonds’ aggregate annual cash bonus, to the extent earned, has a minimum bonus equal to 25% of his base salary, a target bonus equal to 100% of his base salary and a maximum bonus equal to 175% of his base salary. Under the terms of Mr. Edmonds’ employment agreement, the Company contracted to employ Mr. Edmonds for a period which currently extends through March 1, 2009, and which period, by the terms of the agreement, is automatically extended for additional one year periods until the employment agreement is terminated by the Company or by Mr. Edmonds with appropriate notice. A description of potential post employment payments payable to Mr. Edmonds appears below under the heading “Potential Payments Upon Termination or Change in Control.”

Mr. Edmonds’ employment agreement also contains certain non-competition provisions that are limited to specialty retail in women’s apparel and intimates, which continue for two years following termination of employment.

Kent A. Kleeberger.  Mr. Kleeberger, who currently serves as Executive Vice President- Finance and Chief Financial Officer, is subject to an at-will employment offer letter dated October 7, 2007. The offer letter contemplates an annual base salary and certain other benefits. Mr. Kleeberger’s current base salary is $550,000 and is subject to further increases as set from time to time by the Board of Directors. Mr. Kleeberger is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2008, Mr. Kleeberger’s aggregate annual cash bonus, to the extent earned, has a minimum bonus equal to 20% of his base salary, a target bonus equal to 80% of his base salary and a maximum bonus equal to 140% of his base salary. In 2007, consistent with the terms of the offer letter, he received a sign-on bonus, certain relocation benefits and was awarded certain stock options and restricted stock. Mr. Kleeberger also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

A description of potential post employment payments payable to Mr. Kleeberger appears below under the heading “Potential Payments Upon Termination or Change in Control.”

Charles J. Kleman.  As a result of Mr. Kleman stepping down from his officer positions with the Company, on November 5, 2007, Mr. Kleman’s employment agreement with the Company terminated effective as of the same date. Prior to that date and throughout fiscal 2007, Mr. Kleman’s employment was governed by the terms of an employment agreement that was entered into between the Company and Mr. Kleman, effective April 1, 1993 and which had been amended effective as of August 20, 2000. Mr. Kleman continues to be employed by the Company with the title of Director of Investor Relations but he no longer serves as an officer or member of the Board of Directors.

Mr. Kleman’s April 1, 1993 employment agreement, as amended, which was effective until November 5, 2007, provided for an annual base salary and certain other benefits. Pursuant to the amended employment agreement and certain further actions that had been taken by the Board of Directors, Mr. Kleman’s base annual salary through most of fiscal 2007 was $574,000.

The amended employment agreement for Mr. Kleman had provided that the Company was to pay semi annual bonuses to Mr. Kleman based upon his performance and to be computed in accordance with the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2007, Mr. Kleman’s aggregate annual cash bonus, to the extent earned, had a minimum bonus equal to 20% of his base salary, a target bonus equal to 80% of his base salary and a maximum bonus equal to 140% of his base salary. Under the terms agreed upon in connection with Mr. Kleman’s resignation as Executive Vice President-Finance and Chief Financial Officer, he continued to remain eligible for these cash bonuses through the end of fiscal 2007. However, because of the Company’s weakened financial performance, no additional cash bonuses were earned by Mr. Kleman with respect to the second half of fiscal 2007.

The Company has recently entered into a new employment agreement with Mr. Kleman that provides for his continued employment with the Company through August 2, 2010 as a non-officer performing services in the area of investor relations and handling such other projects as may reasonably be assigned to him by the CEO or CFO, with compensation commensurate with these reduced responsibilities.

A description of the general background and the current status of post employment payment arrangements applicable to Mr. Kleman’s situation appears below under the subheading “General” under the heading “Potential Payments Upon Termination or Change in Control.”

Michele M. Cloutier.  Ms. Cloutier, who currently serves as Brand President — Chico’s, is subject to an at-will employment offer letter dated July 18, 2006. The offer letter contemplates an annual base salary and certain other benefits. Ms. Cloutier’s current base salary is $725,000 and is subject to further increases as set from time to time by the Board of Directors. Ms. Cloutier is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2008, Ms. Cloutier’s aggregate annual cash bonus, to the extent earned, has a minimum bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus equal to 140% of her base salary. In 2006, consistent with the terms of the offer letter, she received certain relocation benefits and was awarded certain stock options and restricted stock. Ms. Cloutier has since received additional stock-based compensation awards as reflected elsewhere in this proxy statement and also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

The offer letter also set forth an initial outline of her severance benefits. However, the offer letter clearly indicated that if the Company were to adopt a severance plan applicable to all officers, that plan would supersede the severance provisions in the offer letter. The Company adopted such a severance plan effective October 1, 2007, which superseded the severance provisions in Ms. Cloutier’s offer letter. The Company’s severance plan applicable to Ms. Cloutier was further amended in certain respects effective March 1, 2008. The offer letter did not include any specified term of employment and thus, Ms. Cloutier’s employment is terminable at will by either party at any time, subject only to the applicable severance provisions in the severance plan. A description of potential post employment payments payable to Ms. Cloutier under the applicable severance plan appears below under the heading “Potential Payments Upon Termination or Change in Control.”

The offer letter provides for a limited covenant not to compete which is to continue for one year following any termination of employment.

Charles L. Nesbit, Jr.  Effective August 4, 2004, the Company entered into an employment agreement with Mr. Nesbit which provides for an annual base salary and certain other benefits. Pursuant to the employment agreement and certain further actions of the Board of Directors, Mr. Nesbit’s current base salary is $549,000 and is subject to further increases as set from time to time by the Board of Directors. Mr. Nesbit is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2008, Mr. Nesbit’s aggregate annual cash bonus, to the extent earned, has a minimum bonus equal to 20% of his base salary, a target bonus equal to 80% of his base salary and a maximum bonus equal to 140% of his base salary. He also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers. Under the terms of the employment agreement, the Company contracted to employ Mr. Nesbit for a period which currently extends through August 3, 2008, and which period, by the terms of the agreement is automatically extended year by year until the employment agreement is terminated by way of appropriate advance notice by the Company or Mr. Nesbit. A description of potential post employment payments payable to Mr. Nesbit appears below under the heading “Potential Payments Upon Termination or Change in Control.”

The employment agreement provides for a limited covenant not to compete which is to continue for one year following any termination of employment and a covenant not to solicit non-clerical employees which is to continue for two years following any termination of employment.

Gary A. King.  Although Mr. King participates in the executive compensation programs of the Company (including the executive severance plan), Mr. King is not a party to any similar type of employment agreement with the Company. A description of potential post employment payments payable to Mr. King pursuant to the currently applicable executive severance plan appears below under the heading “Potential Payments Upon Termination or Change in Control.”

Patricia Murphy Kerstein.  On April 3, 2006, the Company entered into a new employment agreement with Ms. Murphy Kerstein. The new employment agreement supersedes an employment agreement that was effective August 21, 2000 and that was in effect throughout fiscal year 2005. Pursuant to the new employment agreement, Ms. Murphy Kerstein’s base salary for fiscal 2007 was to be $824,000, which was scheduled to continue until March 31, 2008. Under the terms of Ms. Murphy Kerstein’s new employment agreement, the Company contracted to employ Ms. Murphy Kerstein for an initial period (the “Initial Term”) which was originally intended to extend through March 31, 2008, but was subsequently modified to extend only through October 3, 2007. Since October 3, 2007, the Company has continued to employ Ms. Murphy Kerstein in a consulting capacity for a period ending on March 31, 2011 (the “Consulting Period”), at a reducing annual rate of compensation. During the Consulting Period, Ms. Murphy Kerstein’s employment may be terminated at any time by way of appropriate advance notice by the Company or Ms. Murphy Kerstein.

Under the new employment agreement, Ms. Murphy Kerstein continued in the position of an Executive Vice President throughout the Initial Term which continued until October 3, 2007 as a result of the modification. During the Consulting Period which commenced October 3, 2007 and is currently continuing, Ms. Murphy Kerstein is serving as a non-officer consulting employee handling such responsibilities as determined by the Chief Executive Officer or the Board.

The new employment agreement for Ms. Murphy Kerstein provided that, during the Initial Term, the Company was to pay Ms. Murphy Kerstein semi annual bonuses based upon her performance and computed in accordance with the Company’s Cash Bonus Incentive Plan adopted each year by the Company’s Board of Directors. In particular, for fiscal 2007, Ms. Murphy Kerstein’s aggregate annual cash bonus, to the extent earned, had a minimum bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus equal to 140% of her base salary. In contrast, during the current Consulting Period, she is not entitled to any further bonuses. A description of potential post employment payments payable to Ms. Murphy Kerstein appears below under the heading “Potential Payments Upon Termination or Change in Control.”

The employment agreement also provides for a covenant not to compete which is to continue for two years following any termination of employment.

Michael J. Leedy.  At the time Mr. Leedy commenced employment with the Company in 2006, he was presented with an offer letter, which he accepted. The offer letter set forth an outline of the terms of his employment. On November 2, 2007, the Company announced that Mr. Leedy would begin transitioning his responsibilities to other executives in the Company and subsequently terminated his employment with the Company on February 2, 2008.

The offer letter indicated that his title would be Senior Vice President and Chief Marketing Officer, and addressed such other issues as his duties, his initial base salary, the anticipated parameters of his incentive cash bonus program, the anticipated initial equity compensation grants, certain other employee benefits, entitlement to relocation payments and reimbursements and an initial outline of his severance benefits. However, the offer letter clearly indicated that if the Company were to adopt a severance plan applicable to all officers, that plan would supersede the severance provisions in the offer letter. The Company adopted such a severance plan effective October 1, 2007, which superseded the severance provisions in Mr. Leedy’s offer letter. The offer letter did not include any specified term of employment and was terminable at will by either party at any time, subject only to the applicable severance provisions. A description of the post employment payments that were paid to Mr. Leedy as a result of his departure appears below under the heading “Potential Payments Upon Termination or Change in Control.”

During fiscal 2007, Mr. Leedy’s annualized base salary was $637,000 and, consistent with his offer letter, he participated in the Company’s Cash Bonus Incentive Plan and, similar to other officers of the Company, participated in certain other benefit programs. The base salary, incentive cash bonuses, relocation payments, severance benefits and other compensation received by Mr. Leedy in fiscal 2007 are reflected in the Summary Compensation Table above.

Potential Payments Upon Termination or Change in Control

The section below describes the payments that may be made to NEOs upon termination of their employment, pursuant to individual agreements or otherwise.

Mr. Edmonds

Under Mr. Edmonds’ employment agreement, the Company may be obligated to make severance payments to him in the event of termination of his employment by the Company without good cause, termination by him for “good reason” as described below, or notice of non-renewal given by the Company to Mr. Edmonds. “Good Cause” is defined under Mr. Edmonds’ employment agreement as a termination with the approval of at least two-thirds of our board of directors under circumstances including the following:

•	his conviction of a felony or certain violations of securities laws;

•	his willful and continued failure to use good faith efforts to follow directions of the Board;

•	his willful and continued failure to use good faith efforts to perform his duties; or

•	drug or alcohol abuse that has an obvious and material adverse effect on the Company’s reputation or his performance of his duties and responsibilities.

Mr. Edmonds has the right to terminate the agreement for “good reason” in the event he is not elected or retained as a director of the Company or in the event the Company acts to reduce or diminish his titles, positions, duties or responsibilities, materially breaches the agreement, relocates its executive offices by more than 50 miles following a change in control of the company or a successor to the Company fails to expressly assume the agreement in writing. The Company appointed Mr. Edmonds to the Board on January 23, 2004, consistent with the Company’s obligation set forth under the terms of his employment agreement and he has continued to serve on the Board since that date.

Upon termination of employment by the Company without good cause, termination of employment by Mr. Edmonds for “good reason” as described above, or notice of non-renewal given by the Company to Mr. Edmonds, Mr. Edmonds is entitled to receive the following severance benefits:

•	all then accrued compensation;

•	a lump sum equal to two times the sum of (i) his then current base salary and (ii) his then current target bonus;

•	a pro rata bonus for the year in which such termination occurs;

•	continued health benefits for two years;

•	accelerated vesting of all of his outstanding stock options and restricted stock; and

•	outplacement assistance.

If Mr. Edmonds’ employment is terminated as a result of death or permanent disability, Mr. Edmonds or his estate will be entitled to receive a continued payment of his salary for an additional twelve months, an additional monthly amount equal to the greater of the target bonus or the highest annual bonus during the three preceding years divided by twelve, payable for twelve months, and accelerated vesting of all of his outstanding stock options and restricted stock.

If a change in control occurs and within 18 months thereafter Mr. Edmonds’ employment is terminated by the Company for other than good cause or by Mr. Edmonds for “good reason” or such termination occurred in contemplation of the change in control, then Mr. Edmonds would be entitled to receive:

•	all then accrued compensation;

•	a lump sum equal to three times the sum of (i) his then current base salary and (ii) his then current target bonus;

•	a pro rata bonus for the year in which such termination occurs;

•	continued health benefits for three years;

•	accelerated vesting of all of his outstanding stock options and restricted stock; and

•	outplacement assistance.

A change in control is considered to have occurred if (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction that would otherwise be a change in control transaction) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of its assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

If Mr. Edmonds exercises his right to terminate his employment agreement other than for “good reason” or if the Company terminates his employment for good cause, as defined in the agreement, the Company’s only obligation is to pay any earned but unpaid salary and accrued benefits.

If any payments to or benefits under Mr. Edmonds’ employment agreement would be subject to excise tax as “excess parachute payments” under federal income tax rules, he will receive a “gross up” payment to adjust for the incremental tax costs to Mr. Edmonds of such payments.

Because Mr. Edmonds falls within the definition of a “specified employee” (as defined in Section 409A of the Internal Revenue Code), no severance payment shall be made to him before the date which is six months after the date of termination of his employment.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Edmonds determined as if the respective termination events had occurred on February 2, 2008.

		Voluntary		Involuntary
		w/o Good	w/ Good	For Good	Death or	w/o Good	Change in
Executive	Type of Compensation	Reason	Reason (1)	Cause	Disability	Cause (1)	Control (2)

Scott A. Edmonds	Cash Severance (3)	$–	$4,376,000	$–	$3,494,000	$4,376,000	$4,376,000
	Cash Severance – CiC
	Addition (3)(4)	–	–	–	–	–	2,188,000
	Equity (5)(6)	–	785,900	–	785,900	785,900	785,900
	Deferred Compensation (7)	–	–	–	–	–	–
	Health Benefits (8)	–	17,274	–	–	17,274	25,911
	Other Benefits (9)	–	30,000	–	–	30,000	30,000
	Excise Tax Gross Up (10)	–	–	–	–	–	2,702,000

	Total	$–	$5,209,174	$–	$4,279,900	$5,209,174	$10,107,811

(1)	Termination for “good reason” by Mr. Edmonds and termination upon notice of non-renewal are treated the same as a termination by the Company without good cause.

(2)	Double trigger Change in Control.

(3)	Includes multiple of salary and bonus plus pro rata bonus for year of termination. The cash severance associated with death or disability is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value; all other cash severance amounts for Mr. Edmonds are lump sum payments.

(4)	Includes additional multiple of salary and bonus.

(5)	Stock option value assumes immediate exercise at $10.66/share at termination.

(6)	Equity value for vesting of restricted stock assumes $10.66/share.

(7)	No amounts are shown here because all amounts in Mr. Edmonds’ account under the Company’s Nonqualified Deferred Compensation Plan as of February 2, 2008 represent only elective deferrals of compensation previously earned by Mr. Edmonds, together with the deemed earnings on such deferrals, and thus such amounts are already fully vested. The Company has not elected to make any Company provided contributions to the plan which might otherwise be subject to vesting over time. The balance in Mr. Edmonds’ account on February 2, 2008 was $1,792,740. See the discussion under “Fiscal Year Nonqualified Deferred Compensation” for information about certain accelerations of payout of such account balances upon Mr. Edmonds’ death or following a change in control of the Company.

(8)	Represents estimate using monthly COBRA cost times the months in the period of income continuation, but is shown in the aggregate and not as a discounted present value.

(9)	Constitutes an estimate of maximum outplacement assistance.

(10)	Includes Excise Tax Gross-up calculation as of February 2, 2008.

Charles L. Nesbit, Jr.

The employment agreement for Mr. Nesbit provides for certain severance benefits in the event that his employment is terminated by the Company “without good cause” or by Mr. Nesbit within a specified period following a “change of control” (both as defined in the employment agreement). If Mr. Nesbit is terminated “without good cause,” he would be entitled to continue to receive his salary and other compensation (including bonuses that would otherwise have been paid) for the remainder of the then effective employment term (or, if longer, for 12 months), accelerated vesting of all of his outstanding stock options, and outplacement assistance. If his employment is terminated within the specified period following a “change of control,” Mr. Nesbit would be entitled to receive an amount equal to 24 months of his then applicable base salary plus two times the bonus he had received over the preceding 12 month period (measured from the then most recently ended fiscal quarter) and accelerated vesting of all of his outstanding stock options. In the event of termination as a result of death during the initial term, Mr. Nesbit’s estate would be entitled to receive an amount equal to twelve months of his then current salary. No termination payments or benefits are payable if his employment is terminated as a result of his permanent disability (except for acceleration of certain equity awards), a termination by the Company with cause or a voluntary termination or retirement by Mr. Nesbit.

Because Mr. Nesbit falls within the definition of a “specified employee” (as defined in Section 409A of the Internal Revenue Code), no severance payment shall be made to him before the date which is six months after the date of termination of his employment.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Nesbit determined as if the respective termination events had occurred on February 2, 2008.

		Voluntary		Involuntary
		w/o Good	w/ Good	For Good	Death or		w/o Good	Change in
Executive	Type of Compensation	Reason	Reason (1)	Cause	Disability		Cause	Control (2)

Charles L. Nesbit, Jr.	Cash Severance (3)	$–	N/A	$–	$549,000	(4)	$988,200	$988,200
	Cash Severance – CiC
	Addition (5)	–	N/A	–	–		–	439,200
	Equity (6)(7)	–	N/A	–	94,767		–	94,767
	Deferred Compensation (8)	–	N/A	–	–		–	–
	Health Benefits (9)	–	N/A	–	–		14,185	–
	Other Benefits (10)	–	N/A	–	–		30,000	–
	Excise Tax Gross Up	N/A	N/A	N/A	N/A		N/A	N/A

	Total	$–	N/A	$–	$643,767		$1,032,385	$1,522,167

(1)	Employment agreement contains no special rights to terminate for “good reason” prior to a Change in Control.

(2)	Double trigger Change in Control.

(3)	Includes multiple of salary and bonus plus pro rata bonus for year of termination. The cash severance associated with any termination other than Change in Control is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value; the cash severance associated with a specified termination following a Change in Control is to be paid in a lump sum payment. For these purposes, the cash bonus is assumed at the target bonus for each applicable year, even though the actual cash bonus paid would be based on the extent to which performance measures are achieved by the Company.

(4)	Payable only in the event of death; no cash severance is payable in the event of a disability termination.

(5)	Includes additional multiple of salary and bonus.

(6)	Stock option value assumes immediate exercise at $10.66/share at termination.

(7)	Equity value for vesting of restricted stock assumes $10.66/share.

(8)	No amounts are shown here because all amounts in Mr. Nesbit’s account under the Company’s Nonqualified Deferred Compensation Plan as of February 2, 2008 represent only elective deferrals of compensation previously earned by Mr. Nesbit, together with the deemed earnings on such deferrals, and thus such amounts are already fully vested. The Company has not elected to make any Company provided contributions to the plan which might otherwise be subject to vesting over time. The balance in Mr. Nesbit’s account on February 2, 2008 was $680,771. See the discussion under “Fiscal Year Nonqualified Deferred Compensation” for information about certain accelerations of payout of such account balances upon Mr. Nesbit’s death or following a change in control of the Company.

(9)	Represents estimate using monthly COBRA cost times the months in the period of income continuation, but is shown in the aggregate and not as a discounted present value.

(10)	Constitutes an estimate of maximum outplacement assistance.

Patricia Murphy Kerstein

Ms. Murphy Kerstein’s employment agreement provides that if she is terminated “without good cause” during the Consulting Period (as defined above), she would be entitled to certain lump sum payments. No termination payments or benefits are payable if her employment is terminated as a result of her disability (except for acceleration of certain equity awards), a termination by the Company with cause or a voluntary termination or retirement by Ms. Murphy Kerstein. Under her employment agreement, a triggering change in control is considered to have occurred if, within any 12 month period, there is a greater than 50% change in the Company’s ownership or there is a greater than 50% turnover in the Company’s Board of Directors.

The following table shows the potential payments upon termination or a triggering change in control of the Company for Ms. Murphy Kerstein determined as if the respective termination events had occurred on February 2, 2008.

		Voluntary		Involuntary
		w/o Good	w/ Good	For Good	Death or	w/o Good	Change in
Executive	Type of Compensation	Reason	Reason (1)	Cause	Disability	Cause	Control (2)

Patricia Murphy Kerstein	Cash Severance (3)	$–	N/A	$–	$–	$677,333	$677,333
	Cash Severance – CiC
	Addition	–	N/A	–	–	–	–
	Equity (4)(5)	–	N/A	–	201,270	130,200	201,270
	Deferred Compensation (6)	–	N/A	–	–	–	–
	Health Benefits (7)	–	N/A	–	–	27,011	27,011
	Other Benefits	–	N/A	–	–	–	–
	Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A	N/A

	Total	$–	N/A	$–	$201,270	$834,544	$905,614

(1)	Employment agreement contains no special rights to terminate for “good reason” prior to Change in Control.

(2)	Double trigger Change in Control.

(3)	Includes multiple of salary. The cash severance is to be paid as a lump sum.

(4)	Stock option value assumes immediate exercise at $10.66/share at termination.

(5)	Equity value for vesting of restricted stock assumes $10.66/share.

(6)	Ms. Murphy Kerstein has not deferred any of her compensation under the Nonqualified Deferred Compensation Plan and thus did not have any deferred compensation account balance on February 2, 2008.

(7)	Represents estimate using monthly COBRA cost times the months in the period of income continuation, but is shown in the aggregate and not as a discounted present value.

Because Ms. Murphy Kerstein falls within the definition of a “specified employee” (as defined in Section 409A of the Internal Revenue Code), no severance payment shall be made to her before the date which is six months after the date of termination of her employment.

Other Named Executive Officers

General

Effective October 1, 2007, the Company put into effect a formal executive severance plan for certain eligible officer employees, including the Company’s NEOs who are not covered by superseding provisions in their respective employment agreement. On March 1, 2008, the Company’s executive severance plan was amended to cover only executive vice presidents and senior vice presidents and, at the same time a separate vice president severance plan was adopted to cover vice presidents not covered by the executive severance plan. The division of the severance plan into two separate plans was largely to limit a “good reason” termination trigger to executive vice presidents and senior vice presidents and to exempt the officers covered by the vice president severance plan from any six month waiting period for the payment of severance benefits. Because the NEOs (other than Michael Leedy) are currently covered by the version of the executive severance plan that was effective as of March 1, 2008, the following description of the executive severance plan is based on the plan as revised, effective March 1, 2008.

Of the NEOs, Mr. Kleeberger, Ms. Cloutier, and Mr. King are covered by the executive severance plan. As described above, severance arrangements for Mr. Edmonds, Mr. Nesbit and Ms. Murphy Kerstein are based on the terms contained in their respective employment agreements.

As for Mr. Kleman, because his status as an officer of the Company ended prior to the end of fiscal 2007 and because he and the Company mutually terminated his employment agreement at that time, Mr. Kleman was not covered by any agreement or plan relating to severance as of the end of fiscal 2007. However, as disclosed under the heading “Employment Agreements”, the Company recently entered into a new employment agreement with Mr. Kleman which provides for (i) six months severance benefits for Mr. Kleman if his employment terminates as a result of his death and (ii) continuation of compensation through the end of the term of the new employment agreement in August 2010 if his employment is terminated by the Company “without good cause”.

The executive severance plan provides for the payment of certain benefits to certain of the Company’s senior executives, including Mr. Kleeberger, Ms. Cloutier, and Mr. King, upon terminations of employment from the Company. The purpose of the executive severance plan is to promote uniform treatment of senior executives who are involuntarily terminated other than for “cause” or who terminate for good reason.

The executive severance plan provides for the following severance benefits:

•	A cash payment equal to 12 months of the senior executive’s annual base salary.

•	A cash payment equal to the senior executive’s prorated bonus for the year in which the termination occurs.

•	Provided that the senior executive properly elects continued health care coverage under applicable law, the Company will fully subsidize the COBRA premium cost for a period of up to 12 months.

•	Reimbursement for documented outplacement assistance expenses incurred during the 12 months following the qualifying termination of employment.

•	Release from any obligation to otherwise repay any sign-on bonus or relocation benefit.

The provision of severance benefits under the executive severance plan is conditioned upon the executive executing an agreement and release which includes, among other things, one-year non-competition and non-solicitation restrictive covenants, a non-disclosure covenant, a non-disparagement covenant as well as a release of claims against the Company. For a terminated executive who falls within the definition of a “specified employee” (as defined in Section 409A of the Internal Revenue Code), no severance payment shall be made before the date which is six months after the date of termination of employment.

Kent A. Kleeberger

Mr. Kleeberger is party to an employment letter agreement which agreement provides for continued payment of base salary for twelve months following a termination of Mr. Kleeberger’s employment without cause by the Company. For purposes of this letter agreement, “cause” means any action or inaction by Mr. Kleeberger that causes the Company substantial harm. However, Mr. Kleeberger is also eligible to receive certain post-employment payments as indicated below in accordance with the Company’s above-described executive severance plan (payment of which is conditioned upon entry into the above described letter agreement and release under the executive severance plan) and, in certain cases, under the Company’s 2002 Omnibus Stock and Incentive Plan. In the event that Mr. Kleeberger receives post employment payments pursuant to the executive severance plan, he will not be entitled to receive severance benefits pursuant to his employment letter agreement.

The following table shows the potential payments upon termination of Mr. Kleeberger’s employment or a change in control of the Company for Mr. Kleeberger determined as if the respective termination events had occurred on February 2, 2008 pursuant to the above-described executive severance plan and the Company’s 2002 Omnibus Stock and Incentive Plan. The presentation is based on the executive severance plan because the payments under such plan would exceed the severance benefit payable under Mr. Kleeberger’s employment letter agreement.

		Voluntary		Involuntary
		w/o Good	w/ Good	For Good	Death or	w/o Good	Change in
Executive	Type of Compensation	Reason	Reason(1)	Cause	Disability	Cause	Control (2)

Kent A. Kleeberger	Cash Severance(3)	$–	$550,000	$–	$–	$550,000	$550,000
	Cash Severance – CiC
	Addition	–	–	–	–	–	–
	Equity (4)(5)	–	–	–	266,500	–	266,500
	Deferred Compensation (6)	–	–	–	–	–	–
	Health Benefits (7)	–	14,185	–	–	14,185	14,185
	Other Benefits	–	–	–	–	–	–
	Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A	N/A

	Total	$–	$564,185	$–	$266,500	$564,185	$830,685

(1)	“Good reason” is limited to the definition of same contained in the executive severance plan.

(2)	No special Change in Control provisions under the executive severance plan; based on double trigger Change in Control under the 2002 Omnibus Stock and Incentive Plan.

(3)	Includes 12 months of salary but includes no bonus component because no bonus was payable for fiscal 2007. The cash severance is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value.

(4)	Stock option value assumes immediate exercise at $10.66/share at termination.

(5)	Equity value for vesting of restricted stock assumes $10.66/share.

(6)	Mr. Kleeberger has not deferred any of his compensation under the Nonqualified Deferred Compensation Plan and thus did not have any deferred compensation account balance on February 2, 2008.

(7)	Represents estimate using monthly COBRA cost times 12 months, the period of income continuation, but is shown in the aggregate and not as a discounted present value.

Michele M. Cloutier

Ms. Cloutier is not a party to an employment agreement with the Company similar to those in effect for Mr. Edmonds, Mr. Nesbit and Ms. Murphy Kerstein. However, Ms. Cloutier would receive certain post employment payments as indicated below in accordance with the Company’s above-described executive severance plan and, in certain cases, under the Company’s 2002 Omnibus Stock and Incentive Plan.

The following table shows the potential payments upon termination or a change in control of the Company for Ms. Cloutier determined as if the respective termination events had occurred on February 2, 2008.

		Voluntary		Involuntary
		w/o Good	w/ Good	For Good	Death or	w/o Good	Change in
Executive	Type of Compensation	Reason	Reason (1)	Cause	Disability	Cause	Control (2)

Michele M. Cloutier	Cash Severance (3)	$–	$725,000	$–	$–	$725,000	$725,000
	Cash Severance – CiC
	Addition	–	–	–	–	–	–
	Equity (4)(5)	–	–	–	142,492	–	142,492
	Deferred Compensation (6)	–	–	–	–	–	–
	Health Benefits (7)	–	14,185	–	–	14,185	14,185
	Other Benefits	–	–	–	–	–	–
	Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A	N/A

	Total	$–	$739,185	$–	$142,492	$739,185	$881,677

(1)	“Good reason” is limited to the definition of same contained in the executive severance plan.

(2)	No special Change in Control provisions under the executive severance plan; based on double trigger Change in Control under the 2002 Omnibus Stock and Incentive Plan.

(3)	Includes 12 months of salary but includes no bonus component because no bonus was payable for fiscal 2007. The cash severance is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value.

(4)	Stock option value assumes immediate exercise at $10.66/share at termination.

(5)	Equity value for vesting of restricted stock assumes $10.66/share.

(6)	Ms. Cloutier has not deferred any of her compensation under the Nonqualified Deferred Compensation Plan and thus did not have any deferred compensation account balance on February 2, 2008.

(7)	Represents estimate using monthly COBRA cost times 12 months, the period of income continuation, but is shown in the aggregate and not as a discounted present value.

Gary A. King

Mr. King is not a party to an employment agreement with the Company similar to those in effect for Mr. Edmonds, Mr. Nesbit and Ms. Murphy Kerstein. However, Mr. King would receive certain post employment payments as indicated below in accordance with the Company’s above-described executive severance plan and, in certain cases, under the Company’s 2002 Omnibus Stock and Incentive Plan.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. King determined as if the respective termination events had occurred on February 2, 2008.

		Voluntary		Involuntary
		w/o Good	w/ Good	For Good	Death or	w/o Good	Change in
Executive	Type of Compensation	Reason	Reason (1)	Cause	Disability	Cause	Control (2)

Gary A. King	Cash Severance (3)	$–	$500,000	$–	$–	$500,000	$500,000
	Cash Severance – CiC
	Addition	–	–	–	–	–	–
	Equity (4)(5)	–	–	–	94,767	–	94,767
	Deferred Compensation (6)	–	–	–	–	–	–
	Health Benefits (7)	–	14,195	–	–	14,195	14,195
	Other Benefits	–	–	–	–	–	–
	Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A	N/A

	Total	$–	$514,195	$–	$94,767	$514,195	$608,962

(1)	“Good reason” is limited to the definition of same contained in the executive severance plan.

(2)	No special Change in Control provisions under the executive severance plan; based on double trigger Change in Control under the 2002 Omnibus Stock and Incentive Plan.

(3)	Includes 12 months of salary but includes no bonus component because no bonus was payable for fiscal 2007. The cash severance is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value.

(4)	Stock option value assumes immediate exercise at $10.66/share at termination.

(5)	Equity value for vesting of restricted stock assumes $10.66/share.

(6)	No amounts are shown here because all amounts in Mr. King’s account under the Company’s Nonqualified Deferred Compensation Plan as of February 2, 2008 represent only elective deferrals of compensation previously earned by Mr. King, together with the deemed earnings on such deferrals, and thus such amounts are already fully vested. The Company has not elected to make any Company provided contributions to the plan which might otherwise be subject to vesting over time. The balance in Mr. King’s account on February 2, 2008 was $166,978. See the discussion under “Fiscal Year Nonqualified Deferred Compensation” for information about certain accelerations of payout of such account balances upon Mr. King’s death or following a change in control of the Company.

(7)	Represents estimate using monthly COBRA cost times 12 months, the period of income continuation, but is shown in the aggregate and not as a discounted present value.

Michael J. Leedy

When Mr. Leedy separated from the Company on February 2, 2008, Mr. Leedy’s rights to separation payments were governed by the Company’s then existing Executive Severance Plan, which superseded the severance provisions in Mr. Leedy’s original offer letter from the Company. In accordance with the provisions of the Executive Severance Plan in effect at the time of his separation from service, Mr. Leedy is entitled to receive a separation payment of $637,000, (representing 12 months of his annual base salary immediately prior to the time of severance, less applicable withholdings. Mr. Leedy’s separation payment is subject to Section 409A limitations with respect to the timing of the payments and thus such separation payment is scheduled to be paid August 2, 2008. He is also entitled to payments to subsidize the costs to continue his medical and dental plan benefits for up to 12 months following his termination and reimbursement of reasonable outplacement assistance expenses incurred over that same post termination period. The Company does not believe that the total amounts payable to or on behalf of

Mr. Leedy under the Executive Severance Plan will exceed $677,000. As a condition to Mr. Leedy receiving these severance benefits and as required by the Executive Severance Plan, Mr. Leedy executed a general release, acknowledged certain confidentiality obligations and agreed to certain customary restrictive covenants and nondisparagement agreements.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and executive officers under which we have agreed to indemnify such persons against all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees) incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These persons are indemnified to the fullest extent now or hereafter permitted by the Florida Business Corporation Act. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any such suit or proceeding.

Certain Relationships and Related Party Transactions

Director John Burden’s son-in-law, Adam Hinds, serves as the Director-Corporate Services for the Company, with responsibility for overseeing and directing all facilities management activities at the Company’s headquarters facility as well as all non-merchandise purchasing. Mr. Hinds received a base salary of $153,308 for his services with the Company during fiscal 2007, received a bonus of $4,163 with respect to fiscal 2007 and was awarded an aggregate of 3,300 stock options and 1,100 shares of restricted stock in fiscal 2007, each of which was scheduled to vest in 1/3 increments each year beginning one year following the respective date of grant. Mr. Hinds did not exercise any stock options in fiscal 2007.

Compensation Committee Interlocks and Insider Participation

The current members of the Company’s Compensation and Benefits Committee are David F. Dyer, Betsy S. Atkins and John J. Mahoney. None of the members of the Compensation and Benefits Committee have at any time been an officer or employee of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

To the Company’s knowledge, based solely on a review of the forms, reports and certificates filed with the Company by the Company’s directors and officers and the holders of more than 10% of the Company’s common stock, all Section 16(a) filing requirements were complied with by such persons during or with respect to the fiscal year ended February 2, 2008.

SECURITY OWNERSHIP

The following tables set forth, as of April 4, 2008, the number of shares of the Company’s common stock beneficially owned by (1) each of its directors and nominees to become a director, (2) each NEO as defined under applicable Securities and Exchange Commission rules, (3) all directors and executive officers as a group and (4) each person known to the Company as having beneficial ownership of more than 5% of the Company’s common stock together with such person’s address.

Stock Ownership of Directors and Executive Officers

	Current		Shares
	Beneficial		Subject to	Total Beneficial	Percent
Directors/Executive Officers	Holdings (1)		Options (2)	Ownership (1)	of Class

Scott A. Edmonds	312,931	(3)	560,834	873,765	*
Charles J. Kleman	227,516	(4)	628,332	855,848	*
Kent A. Kleeberger	37,667	(5)	–	37,667	*
Michele M. Cloutier	42,185	(6)	26,666	68,851	*
Charles L. Nesbit, Jr.	42,301	(7)	228,333	270,634	*
Gary A. King	35,555	(8)	228,333	263,888	*
Patricia Murphy Kerstein	66,219	(9)	313,333	379,552	*
Michael J. Leedy	8,424		11,666	20,090	*
Verna K. Gibson	655,623	(10)	240,933	896,556	*
Ross E. Roeder	89,950	(11)	240,933	330,883	*
John W. Burden, III	20,000	(12)	33,333	53,333	*
Betsy S. Atkins	8,334	(13)	3,333	11,667	*
David F. Walker	9,000	(14)	13,333	22,333	*
David F. Dyer	12,500	(15)	3,333	15,833	*
John J. Mahoney	5,000		–	5,000	*
All Directors and Executive Officers as a Group (17 persons)	1,381,053		1,891,363	3,272,416	1.8%

*	Less than one percent

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held with sole voting and investment power.

(2)	Represents shares that may be acquired currently or within sixty days after April 4, 2008 through the exercise of stock options. The exercise price of options is the market price of Chico’s common stock on the date of grant and is not discounted. Directors and officers realize value from options only when exercised and only to the extent that the price of Chico’s common stock on the exercise date exceeds the price of the common stock on the grant date.

(3)	Includes 1,200 shares owned by Mr. Edmonds’ spouse, 2,248 shares owned by one of Mr. Edmonds’ daughters, 25,448 shares owned by a trust controlled by Mr. Edmonds and 189,035 shares owned by a limited partnership whose general partner interests and limited partner interests are indirectly owned by Mr. Edmonds and Mr. Edmonds’ spouse. In addition, includes 10,000 shares owned directly as restricted stock (which vest 100% on January 31, 2009 and which represent the shares remaining unvested out of a 30,000 share restricted stock grant made on January 31, 2006), 20,000 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 30,000 share restricted stock grant made on March 9, 2007), 25,000 shares owned directly as restricted stock which vests in equal one third portions over three years beginning June 8, 2008 and 30,000 shares owned directly as restricted stock which vests in equal one third portions over three years beginning March 7, 2009.

(4)	Includes 14,860 shares owned by Mr. Kleman’s stepdaughter and 2,560 shares owned by Mr. Kleman’s spouse. In addition, includes 2,778 shares owned directly as restricted stock (which vest 100% on January 31, 2009 and which represent the shares remaining unvested out of a 8,333 share restricted stock grant made on January 31, 2006), and 4,445 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010, which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on March 9, 2007).

(5)	Includes 1,000 shares owned by Mr. Kleeberger’s spouse. In addition, includes 25,000 shares owned directly as restricted stock which vests in equal one third portions over three years beginning December 7, 2008 and 6,667 shares owned directly as restricted stock which vests in equal one third portions over three years beginning March 7, 2009.

(6)	Includes 9,700 shares owned by Ms. Cloutier’s husband. In addition, includes 10,000 shares owned directly as restricted stock (which vest 50% on September 12, 2008 and 50% on September 12, 2009 and which represent the shares remaining unvested out of a 15,000 share restricted stock grant made on March 9, 2007), 6,667 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 10,000 share restricted stock grant made on March 9, 2007), and 10,000 shares owned directly as restricted stock which vests in equal one third portions over three years beginning March 7, 2009.

(7)	Includes 2,223 shares owned directly as restricted stock (which vest 100% on January 31, 2009 and which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on January 31, 2006), 4,445 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on March 9, 2007), and 6,667 shares owned directly as restricted stock which vests in equal one third portions over three years beginning March 7, 2009.

(8)	Includes 2,223 shares owned directly as restricted stock (which vest 100% on January 31, 2009 and which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on January 31, 2006), 4,445 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on March 9, 2007), and 6,667 shares owned directly as restricted stock which vests in equal one third portions over three years beginning March 7, 2009.

(9)	Includes 3,334 shares owned directly as restricted stock (which vest 100% on January 31, 2009 and which represent the shares remaining unvested out of a 10,000 share restricted stock grant made on January 31, 2006), and 2,222 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 3,333 share restricted stock grant made on March 9, 2007).

(10)	Includes 100,000 shares owned by an Individual Retirement Account, 85,784 shares owned by Ms. Gibson’s husband, 175,000 shares owned by Ms. Gibson’s grantor trusts and 175,000 shares owned by the grantor trusts of Ms. Gibson’s husband. Of the shares owned by said grantor trusts, an aggregate of 250,000 shares are subject to a pledge in support of a margin account and related line of credit at a brokerage firm. In addition, includes 834 shares owned directly as restricted stock (which vest 100% on February 27, 2009 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on February 27, 2006), and 1,667 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007). Also includes 6,000 shares held by a trust for the benefit of one grandchild of which Ms. Gibson’s husband is the trustee, 6,000 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee, 7,970 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee, and 4,000 shares held by Ms. Gibson’s husband as custodian for another grandchild in a Uniform Transfers to Minors Act (“UTMA”) account. Ms. Gibson disclaims beneficial ownership of the aggregate 23,970 shares held in these trusts for the grandchildren and in the UTMA account.

(11)	Includes 30,000 shares owned by an Individual Retirement Account and 834 shares owned directly as restricted stock (which vest 100% on February 27, 2009 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on February 27, 2006), and 1,667 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007).

(12)	Includes 834 shares owned directly as restricted stock (which vest 100% on February 27, 2009 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on February 27, 2006), and 1,667 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007).

(13)	Includes 834 shares owned directly as restricted stock (which vest 100% on February 27, 2009 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on February 27, 2006), and 1,667 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007).

(14)	Includes 834 shares owned directly as restricted stock (which vest 100% on February 27, 2009 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on February 27, 2006), and 1,667 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007).

(15)	Includes 1,667 shares owned directly as restricted stock (which vest 50% on March 9, 2009 and 50% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007).

Stock Ownership of Certain Beneficial Owners

	Amount and Nature of Beneficial	Percent of
Name of Beneficial Owner	Ownership (1)	Class

Franklin Resources, Inc.
(and investment management subsidiaries)	32,485,675 (2)	18.4%
One Franklin Parkway San Mateo, CA 94403
UBS AG	16,982,208 (3)	9.6%
Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland
Columbia Wanger Asset Management, L.P.
Columbia Acorn	13,457,000 (4)	7.6%
227 West Monroe Street Suite 3000 Chicago, IL 60606
Artisan Partners Limited Partnership	9,451,629 (5)	5.4%
875 East Wisconsin Avenue Suite 800 Milwaukee, WI 53202

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held with sole voting and investment power.

(2)	Based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 8, 2008 by Franklin Resources, Inc. (“FRI”) on behalf of itself and Charles B. Johnson (principal shareholder of FRI), Rupert H. Johnson, Jr. (principal shareholder of FRI) and Templeton Global Advisors Limited (investment management subsidiary), and includes: (i) 27,195,973 shares held by Templeton Global Advisors Limited with respect to which it has sole dispositive power and 26,695,973 shares of which it has sole voting power; (ii) 2,342,181 shares held by Franklin Templeton Investment Management Limited with respect to which it has sole dispositive power and 1,198,766 shares of which it has sole voting power;

(iii) 1,923,181 shares held by Templeton Investment Counsel, LLC with respect to which it has sole dispositive power and 1,342,371 shares of which it has sole voting power; (iv) 495,130 shares held by Franklin Templeton Investments (Asia) Limited with respect to which it has sole dispositive power and 298,670 shares of which it has sole voting power; (v) 197,550 shares held by Franklin Templeton Investments Corp with respect to which it has sole voting and dispositive power; (vi) 63,570 shares held by Franklin Templeton Portfolio Advisors, Inc. with respect to which it has sole voting and dispositive power; (vii) 53,010 shares held by Templeton Asset Management Ltd. with respect to which it has sole dispositive power and 17,200 shares of which it has sole voting power; (viii) 31,860 shares held by Franklin Templeton Investments Japan, Limited with respect to which it has sole voting and dispositive power; (ix) 23,610 shares held by Franklin Advisors, Inc. with respect to which it has sole voting and dispositive power; and (x) 159,610 shares held by Templeton Investment Counsel, LLC with respect to which it has shared dispositive power and no shares over which it has any voting power. Each of these entities is an investment management subsidiary of FRI. In addition, the Schedule 13G/A reports that Templeton Growth Fund, Inc., an affiliated, registered investment company, has an interest in 14,000,000 of these shares. The Schedule 13G/A further reports that FRI, the principal shareholders, and its investment management subsidiaries disclaim beneficial ownership of the shares.

(3)	Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2008 by UBS AG. As reported in such filing, all of such shares are beneficially owned by the UBS Global Asset Management business group of UBS AG and its subsidiaries and affiliates. UBS AG disclaims beneficial ownership of such shares. UBS AG reports that it has sole voting power over 15,228,519 shares and shared dispositive power over all of the shares reported as beneficially owned.

(4)	Based on information contained in Schedule 13G filed with the SEC on January 22, 2008 by Columbia Wanger Asset Management, L.P. and Columbia Acorn Trust. As reported in such filing, Columbia Acorn Trust holds approximately 11,519,474 of the shares and the filing parties, which are investment advisors, have sole dispositive power over all 13,457,000 shares, sole voting power over 12,892,000 shares, and shared voting power over 565,000 shares.

(5)	Based on information contained in Schedule 13G filed with the SEC on February 13, 2008 by Artisan Partners Limited Partnership, Artisan Investment Corporation, ZFIC, Inc., Andrew A. Ziegler, and Carlene M. Ziegler. As reported in such filing, Artisan Partners Limited Partnership, an investment advisor on behalf of its discretionary clients, beneficially owns an aggregate of 9,451,629 shares. Artisan Investment Corporation is the general partner of Artisan Partners Limited Partnership, and ZFIC, Inc. is the sole stockholder of Artisan Investment Corporation. Each of Artisan Partners Limited Partnership, Artisan Investment Corporation and ZFIC, Inc. has shared voting power over 9,149,229 of such shares and shared dispositive power over all such shares. Andrew A. Ziegler and Carlene M. Ziegler are the principal stockholders of ZFIC, Inc. and in such capacities are deemed to have shared voting power over 9,149,229 of such shares and shared dispositive power over all such shares.

10b5-1 Trading Plans

We permit our officers and directors to adopt trading plans under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, which allows stockholders to establish prearranged written plans to buy or sell shares or exercise stock options in accordance with predetermined formulas. Rule 10b5-1 plans allow stockholders to buy or sell shares of the Company’s common stock according to their plan on a regular basis (for example, weekly or monthly or in accordance with another predetermined formula), regardless of any subsequent nonpublic information they receive. As of April 30, 2008, none of the Company’s stockholders, officers or directors were known by the Company to have adopted and have in effect a Rule 10b5-1 trading plan. However, directors and officers have effectuated and carried out such plans in the past and may adopt such plans in the future.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2009 ANNUAL MEETING

Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders and in the proxy statement for that meeting must be received by management of the Company at its executive offices on or before January 9, 2009.

The Company’s Amended and Restated Articles of Incorporation also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders’ meeting. Notice of stockholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior to public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

A stockholder’s notice with respect to a proposal to be brought before the annual meeting must set forth in addition to the matters required to be set forth by the General Rules under the Securities Exchange Act of 1934 the following: (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

A stockholder’s notice with respect to a director nomination must set forth (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) all information that would be required to be included in a proxy statement soliciting proxies for the election of the nominee director (including such person’s written consent to serve as a director if so elected). As to the stockholder providing such notice, such stockholder must set forth (1) the name and address, as they appear on the Company’s books, of the stockholder and (2) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice.

The complete Amended and Restated Articles of Incorporation provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

By Order of the Board of Directors,

A. ALEXANDER RHODES
Secretary

Dated: April 30, 2008

Appendix A

Amended and Restated
Chico’s FAS, Inc.
2002 Omnibus Stock and Incentive Plan
Effective   )

As Approved

Amended and Restated
Chico’s FAS, Inc.
2002 Omnibus Stock and Incentive Plan

ARTICLE 1 Establishment; Purpose; Awards		A-4
1.1	Establishment; Purpose	A-4
1.2	Types of Awards Under Plan	A-4
ARTICLE 2 Definitions		A-4
ARTICLE 3 Eligible Persons		A-6
3.1	Eligibility	A-6
3.2	Selection of Participants	A-7
3.3	General Effect of Award	A-7
ARTICLE 4 Shares Subject to the Plan and Maximum Awards		A-7
4.1	Sources of Shares Available for Grants and Limits on Shares Subject to the Plan	A-7
4.2	Maximum Awards	A-8
4.3	Adjustments to Limitations	A-8
ARTICLE 5 Administration.		A-8
5.1	General	A-8
5.2	Power and Authority	A-8
5.3	Other Factors; Determinations Final	A-9
5.4	Quorum; Actions	A-10
5.5	Delegation	A-10
5.6	No Liability; Indemnification	A-10
ARTICLE 6 Stock Options and Stock Appreciation Rights		A-10
6.1	General Method of Grant	A-10
6.2	Number of Shares	A-10
6.3	Option or SAR Price	A-10
6.4	Date of Grant	A-11
6.5	Method of Payment	A-11
6.6	Option or SAR Exercise Period	A-11
6.7	Certain Interpretations	A-12
6.8	Exercise and Vesting of Options and SARs	A-12
6.9	Multiple Grants in Single Agreement	A-12
6.10	Minimum Exercise	A-13
6.11	Other Provisions	A-13
6.12	Special Provisions for Incentive Stock Options	A-13
ARTICLE 7 Performance Awards, Restricted Stock and Restricted Stock Units		A-13
7.1	Awards of Performance Awards, Restricted Stock or Restricted Stock Units; Restriction Period	A-13
7.2	Restricted Stock	A-14
7.3	Restricted Stock Units	A-14
7.4	Performance Awards	A-14
7.5	Performance Based Compensation	A-15
ARTICLE 8 Miscellaneous		A-15
8.1	Adjustment of Number of Shares, Etc.	A-15

(CONTINUED)

8.2	Transferability	A-16
8.3	Change in Control	A-16
8.4	Beneficiary Designation	A-16
8.5	Tax Withholding	A-16
8.6	Gender and Number	A-17
8.7	Choice of Law	A-17
8.8	No Stockholder Rights	A-17
8.9	Amendments; Exchanges, Termination or Suspension	A-17
8.10	Listing and Registration of Common Stock	A-18
8.11	Compliance with Applicable Laws	A-18
8.12	Stock Certificates; Book Entry	A-18
8.13	No Implied Rights to Employees	A-18
8.14	Necessity for Delay	A-18
8.15	Use of Proceeds	A-19
8.16	No Obligation to Exercise	A-19
8.17	Assignment by Company; Third Party Beneficiaries	A-19
8.18	Effective Date	A-19
8.19	Term of the Plan	A-19
8.20	409A Compliance	A-19

Amended and Restated
Chico’s FAS, Inc.
2002 Omnibus Stock and Incentive Plan
(Effective           )

ARTICLE 1

ESTABLISHMENT; PURPOSE; AWARDS

1.1  Establishment; Purpose.   Chico’s FAS, Inc. (the “Company”) hereby amends and restates the Company’s 2002 Omnibus Stock and Incentive Plan, as approved                  (the “Plan”). The purpose of the Plan is to (i) attract and retain Participants as long-term employees or directors; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other stockholders through compensation based on the Company’s common stock; and, as a result of the foregoing, promote the long-term financial interest of the Company and its stockholders.

1.2  Types of Awards Under Plan.  Under the Plan, the Company may grant Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Awards, and Restricted Stock Units.

ARTICLE 2

DEFINITIONS

The following words and terms as used herein shall have that meaning set forth in this Article 2, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

2.1  “Award(s)” shall mean any award or benefit granted or awarded under the Plan, including, without limitation, Options, Restricted Stock, Stock Appreciation Rights, Performance Awards, and Restricted Stock Units.

2.2  “Award Agreement(s)” shall mean any document, agreement or certificate deemed by the Committee as necessary or advisable to be entered into with or delivered to a Participant in connection with or as a condition precedent to the valid completion of the grant of an Award under the Plan. Award Agreements include Stock Option Agreements, Stock Appreciation Right Agreements, Performance Award Agreements, and Restriction Agreements.

2.3  “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.4  “Change in Control” shall mean:

(a)	a change in control of the Company of a nature that is required, pursuant to the Exchange Act to be reported in response to Item 1(a) of a Current Report on Form 8-K or Item 6(e) of Schedule 14A, in each case, as such requirements are in effect on January 1, 2008;

(b)	the adoption by the Company of a plan of dissolution or liquidation;

(c)	the closing of a sale of all or substantially all of the assets of the Company;

(d)	the closing of a merger, reorganization or similar transaction (a “Transaction”) involving the Company in which the Company is not the surviving corporation or, if the Company is the surviving corporation, immediately following the closing of the Transaction, persons who were stockholders of the Company immediately prior to the Transaction own less than 65% of the combined voting power of the surviving corporation’s voting securities; or

(e)	the acquisition of “Beneficial Ownership” (as defined in Rule 13d-3 under the Exchange Act as in effect on January 1, 2008) of the Company’s securities comprising 35% or more of the combined voting power of the Company’s outstanding securities by any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder, but not including any trustee or fiduciary acting in that capacity for an employee benefit plan sponsored by the Company) and such person’s “affiliates” and “associates” (as those terms are defined under the Exchange Act).

Notwithstanding any provision above to the contrary, no Change in Control shall be deemed to have occurred with respect to any particular Participant by virtue of a transaction, or series of transactions, that results in the Participant, or a group of persons including the Participant, acquiring the Beneficial Ownership of more than 35% of the combined voting power of the Company’s outstanding securities.

2.5  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Reference to a specific section of the Code shall include a reference to any successor or replacement provision.

2.6  “Committee” shall mean the Compensation and Benefits Committee of the Board of Directors, as defined in Article 5.

2.7  “Common Stock” shall mean the common stock, par value $.01 per share of the Company.

2.8  “Company” shall mean Chico’s FAS, Inc. and its successors.

2.9  “Employee” shall mean any employee of the Company or of a Subsidiary. Directors who are employed by the Company or by a Subsidiary shall be considered Employees under the Plan.

2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

2.11 “Fair Market Value” of a share of Common Stock means, as of any date, the value of a share of the Common Stock determined as follows:

(a)	if the Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)	if the Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)	if none of the foregoing is applicable, by the Committee in good faith.

2.12 “Incentive Stock Option” or “ISO” shall mean an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.13  “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Exchange Act.

2.14  “Non-Employee Director” shall mean (a) a member of the Board of Directors who is not an Employee or (b) a member of the board of directors (or comparable governing body) of a Subsidiary who is not an Employee.

2.15  “Non-Qualified Stock Option” or “NSO” shall mean an Option that is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.16 “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted in accordance with the provisions of Article 6.

2.17 “Option or SAR Period” is defined in Section 6.6.

2.18  “Participant” shall mean any Employee or any Non-Employee Director to whom an Award is granted under the Plan or who holds an outstanding Award.

2.19  “Performance Award” shall mean a right to receive, in cash or Common Stock (as determined by the Committee in accordance with the provisions of Article 7), an award which is contingent on the achievement of one or more performance goals.

2.20 “Performance Award Agreement” is defined in Section 7.4.

2.21  “Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitation imposed by Section 162(m) of the Code, as set forth in Section 162(m)(4)(C) of the Code.

2.22  “Plan” shall mean the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan, as set forth herein and as further amended from time to time.

2.23  “Plan Administrator” shall mean the Company’s Vice President - Human Resources, or such other person designated by the Committee to act as Plan Administrator.

2.24  “Restricted Stock” shall mean shares of Common Stock subject to the provisions of Article 7 and granted in an Award in accordance with the provisions of Article 7.

2.25  “Restricted Stock Units” shall mean the right to receive shares of Common Stock or the cash equivalent thereof subject to the provisions of Article 7 granted as an Award in accordance with the provisions of Article 7.

2.26 “Restriction Agreement” is defined in Section 7.2.

2.27 “Restriction Period” is defined in Section 7.1.

2.28  “Securities Exchange Act of 1934” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor or replacement statute or regulation of similar import.

2.29  “Stock Appreciation Right“ or “SAR” shall mean a right to receive upon exercise of the SAR, in cash or Common Stock (as determined in accordance with the provisions of Article 6), value equal to (or otherwise based on) the excess of (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, over (b) the SAR Price established by the Committee.

2.30  “Stock Appreciation Right Agreement” is defined in Section 6.1.

2.31  “Stock Option Agreement” is defined in Section 6.1.

2.32  “Subsidiary” shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 424(f) of the Code.

2.33  “Substitute Awards” shall mean Awards granted or shares of Common Stock issued by the Company upon assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary or with which the Company or any Subsidiary combines.

ARTICLE 3

ELIGIBLE PERSONS

3.1  Eligibility.  All Employees and Non-Employee Directors are eligible to participate in the Plan. The Company may grant an Award to any Employee who is in the employ of the Company or any Subsidiary on the date of a grant of such Award. The Company may grant an Award (other than an Incentive Stock Option) to any person who is a Non-Employee Director on the date of a grant of such Award.

3.2  Selection of Participants.

(a)	Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award.

(b)	The Board of Directors shall determine the discretionary Awards to be granted to the Non-Employee Directors in accordance with the Company’s compensation program for Non-Employee Directors, as such program may be determined from time to time.

3.3  General Effect of Award. Each Participant to whom the Committee or the Board of Directors has granted an Award shall be bound by the terms of the Plan and the Award Agreement applicable to him or her.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1  Sources of Shares Available for Grants and Limits on Shares Subject to the Plan.  The Common Stock for which Awards are granted under the Plan shall be subject to the following conditions and limitations:

(a)	The shares of Common Stock with respect to which Awards are made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions for use under the Plan.

(b)	The maximum aggregate number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) ten million (10,000,000) shares of Common Stock, plus (a) that number of shares remaining available for future awards under this Plan immediately prior to the Effective Date and (b) that number of shares represented by awards granted under the Plan prior to the Effective Date which remain outstanding as of the Effective Date; (ii) any shares of Common Stock available for future awards under any prior option plan of the Company (the “Prior Plans”) as of the Effective Date (including without limitation the 1992 Stock Option Plan, the 1993 Stock Option Plan, and the Non-Employee Directors’ Stock Option Plan); and (iii) any shares of Common Stock that are represented by awards granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Common Stock.

(c)	To the extent provided by the Committee (or by the Board with respect to any Awards granted to Non-Employee Directors), any Award may be settled in cash rather than Common Stock. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(d)	If the exercise price of any Option granted under the Plan or any Prior Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Only the net shares, if any, issued in payment upon the exercise of a Stock Appreciation Right shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(e)	Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.2  Maximum Awards.  Subject to Section 4.3, the following additional limitations on the maximum numbers of shares of Common Stock in the case of certain Awards are imposed under the Plan:

(a)	The maximum number of shares of Common Stock that may be covered by Awards of Stock Options or Stock Appreciation Rights granted to any one individual shall be two hundred fifty thousand (250,000) shares (effective February 4, 2005, one million (1,000,000) shares as a result of the most recent two-for-one stock split) during any one calendar-year period.

(b)	For Performance Awards denominated in shares of Common Stock, Restricted Stock and Restricted Stock Units that are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code), no more than one hundred thousand (100,000) shares (effective February 4, 2005, four hundred thousand (400,000) shares as a result of the most recent two-for-one stock split) of Common Stock may be subject to such Awards granted to any one individual during any one-calendar-year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

(c)	With respect to Performance Awards denominated in cash that are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code), the maximum dollar value payable to any one individual during any one-calendar-year period is $5 million.

4.3  Adjustments to Limitations.  The number of shares and the limitations on the number of shares set forth in each of the foregoing provisions of this Article 4 shall be subject to adjustment as provided in Section 8.1.

ARTICLE 5

ADMINISTRATION

5.1  General.  Except as otherwise determined by the Board of Directors in its discretion or as otherwise expressly provided for in this Article 5, the Plan shall be administered by the Committee, or if no Committee is appointed and serving as provided herein, by the full Board of Directors. The Committee shall consist of not less than two (2) nor more than five (5) persons, each of whom shall be a member of the Board and a “disinterested person” (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934) and who also qualify both as outside directors within the meaning of Section 162(m) of the Code and the related regulations and as “independent” as set forth under the applicable stock exchange requirements. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.

5.2  Power and Authority.  Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion:

(a)	to interpret the Plan and the Awards granted hereunder, and to prescribe, amend and rescind rules and regulations relating to the Plan and the Awards granted hereunder;

(b)	to determine the terms and provisions of Awards granted hereunder and to make such determinations as to the Participants to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Award Agreements evidencing the same, which need not be uniform and which the Committee may make selectively among Participants who receive, or who are to receive, Awards under the Plan, whether or not the Participants are similarly situated;

(c)	to determine to whom Options and Stock Appreciation Rights shall be granted, the times and the prices at which Options and Stock Appreciation Rights are granted, the Option and Stock

Appreciation Right periods, the number of shares of Common Stock to be subject to each Option and Stock Appreciation Right, whether each Option shall be an Incentive Stock Option or a Non-Qualified Stock Option, and to determine the terms and provisions of each Option and Stock Appreciation Right (which need not be identical);

(d)	to determine to whom Performance Awards shall be granted, the number of shares related to each, the terms and provisions (which need not be identical) of Performance Awards and whether the Participant has met the goals associated with each;

(e)	to determine to whom Restricted Stock and Restricted Stock Units shall be granted, the Restriction Period, the number of shares of Restricted Stock, the terms and provisions (which need not be identical) of awards of Restricted Stock and Restricted Stock Units and whether the Participant has met the goals on or before the close of the Restriction Period;

(f)	to impose such limitations with respect to Awards and shares issued pursuant to Awards, including without limitation, any relating to the application of federal or state securities laws, as the Committee may deem necessary or desirable;

(g)	to condition the granting of any Award upon a Participant’s entering into a confidentiality, noncompetition, nonsolicitation, nonacceptance, and/or “lock-up” agreement, including without limitation, a confidentiality, noncompetition, nonsolicitation, nonacceptance, and/or “lock-up” agreement included as part of the Award Agreement;

(h)	to determine the dates of employment or service of any Participant, and the reasons for termination of any Participant;

(i)	to determine whether any leave of absence constitutes a termination of employment or service for purposes of the Plan and Awards made pursuant to the Plan and the impact, if any, of such leave of absence on awards theretofore made under the Plan;

(j)	to determine when a person’s change of status with respect to the Company constitutes a termination of such person’s employment or service for purposes of the Plan and Awards made pursuant to the Plan;

(k)	to make such determinations as it deems equitable with respect to the impact, if any, of leaves of absence from the Company upon Awards hereunder;

(l)	to grant dividend equivalents upon Awards (other than Restricted Stock for which Participants are entitled to receive dividends and other distributions paid with respect to shares of Common Stock so held), provided such grants shall only be made upon such terms and conditions as will satisfy the requirements under Section 409A of the Code and provided further, that any such dividend equivalents shall be subject to the terms and conditions imposed by the Committee;

(m)	to amend the terms and conditions of any Award Agreement after the grant of the Award to which such Award Agreement relates, subject to the terms and conditions of the Plan, in a manner that is not adverse to the rights of the Participant receiving such Award as set forth in the Award Agreement or under the Plan; and

(n)	to make all other determinations necessary or advisable for the administration of the Plan and Awards.

With respect to the Non-Employee Directors, the authority conferred by this Section 5.2 shall rest with the Board of Directors and not the Committee.

5.3  Other Factors; Determinations Final.  In making determinations under this Article 5, the Committee or the Board, as the case may be, may take into account the nature of the services rendered by the respective Participant, their present and potential contributions to the success of the Company and such other factors as the Committee or the Board, in its discretion, deems relevant. The Committee’s determination and the Board’s determination on all of the matters referred to in this Article 5 shall be final, conclusive and binding on all persons.

5.4  Quorum; Actions.  The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. The acts of a majority of the Committee in meetings at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

5.5  Delegation. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee and the Board shall have the authority to delegate administrative duties, including the authority to respond to and decide claims or appeals under the Plan and to interpret the Plan terms, to one or more of its members, to the Plan Administrator or to any other person or persons selected by it. Notwithstanding the foregoing, neither the Committee or the Board may delegate its authority with respect to (a) non-ministerial actions with respect to Insiders; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying that any performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception have been satisfied. Any such allocation or delegation may be revoked by the Committee or the Board, as the case may be, at any time.

5.6  No Liability; Indemnification. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the person shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract or under a policy of insurance, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 6

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1  General Method of Grant. Each Option or Stock Appreciation Right granted under the Plan to Employees shall be authorized by the Committee and each Option or Stock Appreciation Right granted under the Plan to Non-Employee Directors shall be authorized by the Board. Each Option or Stock Appreciation Right shall be evidenced by a written agreement or option certificate (or as applicable, Stock Appreciation Right certificate) in such form as the Committee or the Board, as the case may be, from time to time shall approve or authorize (with respect to Options, the “Stock Option Agreement,” with respect to Stock Appreciation Rights, the “Stock Appreciation Right Agreement”), which shall be executed by the Company and by the Participant, and shall be subject to the terms and conditions of this Article 6.

6.2  Number of Shares. The number of shares of Common Stock covered by an Option or SAR granted to an Employee shall be established in each case by the Committee on or as of the date of grant. The number of shares of Common Stock covered by an Option or SAR granted to a Non-Employee Director shall be established in each case by the Board on or as of the date of grant.

6.3  Option or SAR Price.

(a)	The price at which shares of Common Stock covered by each Option granted to an Employee may be purchased pursuant thereto shall be established or determined by a method established in each case by the Committee on or as of the date of grant and such price or method shall be stated in the Stock Option Agreement; provided, however, that, other than in connection with Substitute Awards, the purchase price shall be an amount not less than the Fair Market Value of the shares of Common Stock on the date the Option is granted.

(b)	With respect to Options granted to a Non-Employee Director, the price at which shares of Common Stock covered by each such Option may be purchased pursuant thereto shall be established or determined by a method established in each case by the Board on or as of the date of grant and such price or method shall be stated in the Stock Option Agreement; provided, however, that the purchase price shall be an amount not less than the Fair Market Value of a share of Common Stock on the date of grant.

(c)	With respect to SARs, the SAR Price upon which the SAR value is determined at the time of exercise shall be established or determined by a method established in each case by the Committee or Board, as applicable, on or as of the date of grant and such SAR Price or method shall be stated in the Stock Appreciation Right Agreement; provided, however, that, other than in connection with Substitute Awards, the SAR Price shall be an amount not less than the Fair Market Value of a share of Common Stock on the date of grant.

6.4  Date of Grant.  The date on which or as of which the Committee or the Board, as the case may be, approves the grant of an Option or SAR and all corporate action has been taken which creates a legally binding right to the grant of the Option or SAR shall be considered to be the respective “date of grant” for all purposes under the Plan.

6.5  Method of Payment.  The purchase price of the shares of Common Stock which may be purchased pursuant to each Option shall be subject to the following:

(a)	Subject to the other provisions of this Section 6.5, the full price for shares of Common Stock purchased upon exercise of any Option shall be paid at the time of exercise (except that, in the case of an exercise arrangement approved by the Committee or the Board, as the case may be, and described in Section 6.5(c), payment may be made as soon as practicable after the exercise).

(b)	The Option price shall be payable (A) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, (B) by the delivery of shares of Common Stock already owned by the Participant, in a manner acceptable to the Committee or the Board, as the case may be; (C) by withholding shares of Common Stock otherwise issuable in connection with the exercise of the Option; (D) by any other legally permissible means acceptable to the Committee or the Board, as the case may be, specified in the Stock Option Agreement; or (E) at the discretion of the Committee or the Board, as the case may be, through a combination of some or all of the preceding payment methods provided such combination is specified in the Stock Option Agreement. Shares of Common Stock delivered as payment will be valued at their Fair Market Value on the day of delivery for the purpose of determining the extent to which the Option purchase price has been paid thereby, or as otherwise determined by the Committee or the Board, as the case may be, in its respective discretion pursuant to any reasonable method contemplated by Section 422 of the Code.

(c)	To the extent permitted by applicable law and regulations, the Committee or the Board, as the case may be, may permit a Participant to elect to pay the Option purchase price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise and sale.

6.6  Option or SAR Exercise Period.

(a)	Each Stock Option Agreement or Stock Appreciation Right Agreement with respect to any Option or, as applicable, SAR, shall provide that the Option or SAR may be exercised by the Participant in such portions and at such times as may be specified in such Stock Option Agreement or Stock Appreciation Right Agreement, subject to an Option or SAR Period ending not later than ten (10) years after the date of grant; provided, however, that the Option or SAR Period shall end on the date specified in such

Stock Option Agreement or Stock Appreciation Right Agreement or, with respect to any Option or SAR granted to an Employee, if earlier, the ending date of the period specified in the next sentence. An Option or SAR granted to an Employee may be exercised only during the Option or SAR Period and only during the continuance of the Participant’s employment with the Company or a Subsidiary; provided, the Committee or the Board, as applicable, and in its discretion, may permit a Participant to exercise an Option or SAR post-termination of employment at such time and in such manner as is set forth in the Participant’s Stock Option Agreement or Stock Appreciation Right Agreement.

6.7  Certain Interpretations.

(a)	Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, whose determination shall be final, conclusive and binding on all persons. Transfers of employment between the Company and any of its Subsidiaries shall not be considered to be a termination of employment for the purposes of the Plan.

(b)	In the event of the death of a Participant, Options or SARs held by the Participant may be exercised, to the extent permitted in the Stock Option Agreement or Stock Appreciation Right Agreement and in Section 6.6, by the person or persons entitled to do so under the Participant’s will, or, if the Participant fails to make testamentary disposition of said Options or SAR or dies intestate, by the Participant’s legal representative or representatives.

6.8  Exercise and Vesting of Options and SARs.

(a)	Unless otherwise specified by the Committee or the Board, as the case may be, and reflected in the Stock Option Agreement or Stock Appreciation Right Agreement, the right to exercise each Option or SAR shall accrue in accordance with the following vesting schedule:

Shares
Time After	Vested and
Date of Grant	Exercisable
Less than 1 year	0%
1 year but less than 2 years	33 1/3%
2 years but less than 3 years	66 2/3%
3 years or more	100%

(b)	Notwithstanding the foregoing, a Participant shall be 100% vested in the number of shares of Common Stock originally covered by an Option or SAR in the event Participant dies or becomes totally and permanently disabled (as determined in the sole discretion of the Committee) while still employed by the Company or upon a Change in Control, provided upon such Change in Control, vesting will occur only if either (1) the successor company does not assume, convert, continue or otherwise replace the Option or SAR on proportionate and equitable terms or (2) the Participant is terminated without cause within twelve (12) months following the Change in Control. When it deems other special circumstances to exist, the Committee or the Board, as the case may be, in its discretion may accelerate the time at which an Option or SAR may be exercised or may modify the terms of the Option or SAR to provide for other special circumstances under which the right to exercise the Option or SAR would be accelerated if, under previously established exercise terms, such Option or SAR was not immediately exercisable in full, even if the acceleration would permit the Option or SAR to be exercised more rapidly than the vesting set forth above in the vesting schedule set forth above or in the Stock Option Agreement or Stock Appreciation Right Agreement, or as otherwise specified by the Committee or the Board, would permit.

6.9  Multiple Grants in Single Agreement.  In the discretion of the Committee, a single Stock Option Agreement may include both Incentive Stock Options and Non-Qualified Stock Options, or separate Stock Option Agreements may be set forth for Incentive Stock Options and Non-Qualified Stock Options.

6.10  Minimum Exercise.  Notwithstanding anything contained herein to the contrary, if an Option or SAR covers 100 or more shares of Common Stock, then the Participant may exercise such Option or SAR only with respect to at least 100 shares at any one time, and if any Option or SAR covers fewer than 100 shares, then the Participant must exercise such Option or SAR for all shares covered by the Option or SAR at one time.

6.11  Other Provisions.  The Stock Option Agreements and Stock Appreciation Right Agreements under the Plan may contain such other terms, provisions and conditions not inconsistent with the Plan as shall be determined by the Committee or the Board, as the case may be, in its discretion, including, without limitation, provisions: (i) relating to the vesting and termination of Options or SARs; (ii) relating to exercisability of Options or SARs, including without limitation immediate exercisability and separate vesting of the rights to shares of Common Stock acquired upon exercise; (iii) restricting the transferability of such shares during a specified period; and (iv) requiring the resale of such shares to the Company, at a price as specified in the Stock Option Agreement or Stock Appreciation Right Agreement, if the Participant’s employment by the Company terminates prior to a time specified in the Stock Option Agreement or Stock Appreciation Right Agreement.

6.12  Special Provisions for Incentive Stock Options.  Each Option that is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option that is intended to qualify as another type of incentive stock option that may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such options. Accordingly, the provisions of the Plan with respect to Incentive Stock Options shall be construed in a manner consistent with such requirements, and no person shall be eligible to receive any Incentive Stock Options under the Plan if such person would not be able qualify for the benefits of incentive stock options under Section 422 of the Code. Without limitation on the foregoing, and notwithstanding the foregoing provisions of this Section 6.12, if any Incentive Stock Option is granted to any person at a time when such person owns, within the meaning of Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation (or a parent or subsidiary of such corporation within the meaning of Section 424 of the Code), the price at which each share of Common Stock covered by such Option may be purchased pursuant to such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock at the time the Option is granted, and such Option must be exercised no event later than the fifth anniversary of the date on which the Option was granted. Moreover, as long as and to the extent required by the Code, the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant in any calendar year under the Plan and under all other incentive stock option plans of the Company and any parent and subsidiary corporations of the Company (as those terms are defined in Section 424 of the Code) shall not exceed $100,000.

ARTICLE 7

PERFORMANCE AWARDS, RESTRICTED STOCK
AND RESTRICTED STOCK UNITS

7.1  Awards of Performance Awards, Restricted Stock or Restricted Stock Units; Restriction Period.

(a)	At the time of an Award of a Performance Award, Restricted Stock or Restricted Stock Units, there shall be established for each Participant a restriction period (the “Restriction Period”), which shall lapse (i) upon the completion of a period of time (“Time Goal”) as shall be determined by the Committee or the Board, as the case may be, (ii) upon the achievement of stock price goals within certain time periods (“Price/Time Goal”) as shall be determined by the Committee or the Board, as the case may be, or (iii) upon achievement of performance or other objectives (“Performance Goal”) as shall be determined by the Committee or the Board, as the case may be.

(b)	Notwithstanding the foregoing provisions of Section 7.1(a) and except as otherwise provided in Section 8.3, with respect to any Award of Restricted Stock or Restricted Stock Units which is to be subject to a Time Goal, such Time Goal established by the Committee or the Board, as the case may be, at the time of grant shall not provide for a lapse of the applicable restrictions more rapidly than would be permitted by the following schedule:

Shares as to
Which
Time After	Restriction
Date of Grant	Lapses
Less than 1 year	0%
1 year but less than 2 years	33 1/3%
2 years but less than 3 years	66 2/3%
3 years or more	100%

7.2  Restricted Stock.  The Committee or the Board, as the case may be, may award to any Participant shares of Common Stock, subject to this Article 7 and such other terms and conditions as the Committee or the Board may prescribe (“Restricted Stock”). Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Plan Administrator. Restricted Stock awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee or the Board, as the case may be, may from time to time determine in its discretion (the “Restriction Agreement”). Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the Restriction Period. Except for such restrictions on transfer, the Participant as owner of such Restricted Stock shall have all the rights of a holder of such Common Stock. If provided in the Restriction Agreement approved by the Committee at the time of grant, a Participant may transfer Restricted Stock to a trust, provided that the Committee or the Board, as the case may be, may require that the Participant submit an opinion of his or her legal counsel, satisfactory to the Committee or the Board, as the case may be, that such holding has no adverse tax or securities law consequences for the Company. With respect to Restricted Stock that is issued subject to a Time Goal, a Price/Time Goal or a Performance Goal, the Plan Administrator shall redeliver to the Participant (or the Participant’s legal representative or designated beneficiary) the certificates deposited pursuant to this subsection (b) at the expiration of the Restriction Period. Notwithstanding the foregoing, if Restricted Stock is issued subject to a Time Goal, a Price/Time Goal or Performance Goal and the Committee or the Board, as the case may be, determines that a Participant has not achieved the Time Goal, the Price/Time Goal or the Performance Goal before the end of the Restriction Period, the Participant shall have no further rights with respect to the Restricted Stock, all such shares shall be forfeited and the Committee shall have the right to complete a blank stock power in order to return such shares to the Company.

7.3  Restricted Stock Units.  The Committee or the Board, as the case may be, may award to a Participant a right to receive Common Stock or the cash equivalent of the Fair Market Value of the Common Stock, in the Committee’s or the Board’s discretion, at the end of the Restriction Period (“Restricted Stock Units”) subject to achievement of a Time Goal, a Price/Time Goal or a Performance Goal established by the Committee or the Board, as the case may be. Restricted Stock Units awarded under the Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee or the Board, as the case may be, may from time to time determine in its discretion (the “Restriction Agreement”). With respect to Restricted Stock Units that are subject to a Time Goal, a Price/Time Goal or a Performance Goal, the Plan Administrator shall deliver notice to the Participant (or the Participant’s legal representative or designated beneficiary) at the end of the Restriction Period as to whether the Participant has achieved the Time Goal, the Price/Time Goal or the Performance Goal, as the case may be. If the Committee or the Board, as the case may be, determines that a Participant has not achieved the Time Goal, the Price/Time Goal or the Performance Goal, as the case may be, before the end of the Restriction Period, the Participant shall have no further rights with respect to the Restricted Stock Units.

7.4  Performance Awards.  The Committee or the Board, as the case may be, may award to a Participant a right to receive Common Stock or a certain cash amount, in the Committee’s or the Board’s discretion, at the end of the Restriction Period (“Performance Awards”) subject to achievement of one or more Performance Goals established by the Committee or the Board, as the case may be. Performance Awards awarded under the

Plan shall be evidenced by a signed written agreement containing such terms and conditions as the Committee or the Board, as the case may be, may from time to time determine in its discretion (the “Performance Award Agreement”). The Plan Administrator shall deliver notice to the Participant (or the Participant’s legal representative or designated beneficiary) at the end of the Restriction Period as to whether the Participant has achieved the Performance Goal(s). If the Committee or the Board, as the case may be, determines that a Participant has not achieved the Performance Goal(s) before the end of the Restriction Period, the Participant shall have no further rights with respect to the Performance Awards.

7.5  Performance Based Compensation.  The Committee may designate whether any Performance Award, Restricted Stock and Restricted Stock Units being granted to any Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Performance Award, Restricted Stock or Restricted Stock Units designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Code, and shall include at least a one (1) year performance period. The Performance Measures that may be used by the Committee, or as applicable, the Board, for such Awards shall be based on any one or more of the following, as selected by the Committee or Board, as applicable: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel. The Performance Measures may be expressed in terms of absolute growth, cumulative growth, percentage growth, a designated absolute amount, percentage of sales, and per share value of Common Stock outstanding. In addition, the Performance Measures may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the Company’s performance relative to the performance of one or more companies or an index covering multiple companies. The Committee may also exclude, if provided in the Award Agreement, charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. For Performance Awards, Restricted Stock or Restricted Stock Units intended to be “performance-based compensation,” the grant of the a Performance Award, Restricted Stock or Restricted Stock Units, the establishment of the performance measures and the certification as to whether such performance goals have been satisfied shall be made in a manner and during the period required under Section 162(m) of the Code.

ARTICLE 8

MISCELLANEOUS

8.1  Adjustment of Number of Shares, Etc.

(a)	Division/Combination of Shares. In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without any receipt of consideration by the Company, then, in any such event, the number of shares of Common Stock that remain available under the Plan, the number of shares covered by each outstanding Option or SAR, the exercise price per share covered by each outstanding Option or SAR, the purchase price per share and the number and any purchase price for any other Awards involving Common Stock (or equivalents) granted but not yet issued, in each case, shall be proportionately and appropriately adjusted for any such increase or decrease.

(b)	Change Affecting Shares of Common Stock. Subject to any required action by the stockholders, if any change occurs in the Common Stock by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting Common Stock, then, in any such event, the number and type of shares of Common Stock then covered by each outstanding Option or SAR, the purchase price per share covered by each outstanding Option or SAR and the purchase price per share and the number and any purchase price for any other Awards involving Common Stock (or equivalents) granted but not yet issued, in each case, shall be proportionately and appropriately adjusted for any such change.

(c)	Change in Par Value. In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be Common Stock within the meaning of the Plan.

(d)	Discretion Concerning Adjustments. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be required to be made and, with respect to any Incentive Stock Option granted pursuant to Article 6, such adjustment shall be done in a manner that causes such Option to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(e)	No Affect on Company’s Right to Adjust. The existence of the Plan, or the grant of an Option or other Award under the Plan, shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

8.2  Transferability.  Except as otherwise provided by the Committee or the Board, as the case may be, Awards granted under the Plan shall be non-transferable, and its terms shall state that it is non-transferable and that, during the lifetime of the Participant, shall be exercisable only by the Participant; notwithstanding the foregoing, Awards shall be transferable by will or the laws of descent and distribution.

8.3  Change in Control.  In the event of a Change in Control, any Award subject to a Time Goal shall become fully vested without regard to any other terms of the Award but only if either (a) the successor company does not assume, convert, continue, or otherwise replace the Award on proportionate and equitable terms or (2) the Participant is terminated without cause within twelve (12) months following the Change in Control.

8.4  Beneficiary Designation.  Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit (other than an Option) under the Plan is to be paid in case of his or her death before the Participant receives any or all of such benefit. Each designation will be effective only with the written consent of the Participant’s spouse and will revoke all prior designations by that Participant, shall be in the form prescribed by the Plan Administrator, and will be effective only when filed by the Participant in writing with the Plan Administrator during his or her lifetime. In the absence of any such designation, benefits (other than those under Options) that are vested and remain unpaid at the Participant’s death shall be paid to his or her estate.

8.5  Tax Withholding.

(a)	Power to Withhold; Methods to Satisfy. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability. The Committee or the Board, as the case may be, in its discretion, and subject to such requirements as the Committee or the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise then entitled under the Plan, provided, only the minimum amount required to satisfy statutory requirements shall be withheld.

(b)	Irrevocable Elections by Participants. Subject to the consent of the Committee or the Board, as the case may be, with respect to (i) the exercise of a Non-Qualified Stock Option, (ii) the lapse of restrictions on Restricted Stock, or (iii) the issuance of any other stock Award under the Plan, a Participant may make an irrevocable election (an “Election”) to (A) have shares of Common Stock otherwise issuable under (i) withheld, or (B) tender back to the Company shares of Common Stock received pursuant to (i), (ii), or (iii), or (C) deliver back to the Company pursuant to (i), (ii), or (iii) previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated tax obligations associated with the transaction, provided only the minimum amount required to satisfy statutory requirements shall be withheld. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee or the Board, as the case may be, may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under the Plan that the right to make Elections shall not apply to such Awards.

8.6  Gender and Number.  Except where otherwise indicated by the context, words in the masculine gender when used in the Plan will include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

8.7  Choice of Law.  All questions concerning the construction, validity and interpretation of the Plan and all Awards made under the Plan shall be governed by the substantive laws of the State of Florida (but any provision of Florida law shall not apply if the application of such provision would result in the application of the law of a state or jurisdiction other than Florida).

8.8  No Stockholder Rights.  No Participant hereunder shall have any rights of a stockholder of the Company by reason of being granted an Award under the Plan until the date on which he or she becomes a record owner of shares of Common Stock purchased upon the exercise of an Option or otherwise received under the Plan (the “record ownership date”). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date.

8.9  Amendments; Exchanges, Termination or Suspension.

(a)	Amendment. The Plan may be amended from time to time by written resolution of the Board of Directors; provided, however, that no Participant’s existing rights are adversely affected thereby without the consent of such person, and provided further that, without approval of the stockholders of the Company, no amendment shall (i) increase the total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the minimum Option or SAR price set forth in Section 6.3 of the Plan, (iv) extend the period during which an Option or Stock Appreciation Right may be exercised beyond the maximum period specified in the Plan, (v) otherwise materially modify the requirements as to eligibility for participation in the Plan, (vi) otherwise materially increase the benefits under the Plan, or (vii) withdraw the authority to administer the Plan as to Awards made to Employees from the Committee. Notwithstanding the foregoing, the Board may amend the Plan to incorporate or conform to requirements imposed by and amendments made to the Code or regulations promulgated thereunder which the Board deems to be necessary or desirable to preserve (A) incentive stock option status for outstanding Incentive Stock Options and to preserve the ability to issue Incentive Stock Options pursuant to the Plan, (B) the deductibility by the Company of amounts taxed to Plan Participants as ordinary compensation income, and (C) the status of any Award as exempt from registration requirements under any securities law for which the Award was intended to be exempt. The foregoing prohibitions in this Section 8.9 shall not be affected by adjustments in shares and purchase price made in accordance with the provisions of Section 8.1.

(b)	Certain Exchanges, Etc., Stockholder Approval Required. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards or accept the surrender by the affected Participants of outstanding Awards (to the extent not previously exercised) and authorize the granting of a new Award in substitution therefor; provided, however, other than in connection with Section 8.1, the Committee shall not without the approval of the stockholders of the Company (i) lower the exercise price of an Option or Stock Appreciation Right, (b) cancel an Option or Stock Appreciation Right when the exercise price exceeds the Fair Market Value of the underlying shares of Common Stock in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Common Stock is traded. Notwithstanding the foregoing, no modification of an Award shall, without the consent of the affected Participant, adversely affect or otherwise impair any of the rights of the Participant or obligations of the Company under any outstanding Award previously granted under the Plan.

(c)	Termination; Suspension. The Board of Directors may terminate the Plan or any portion thereof at any time by written resolution. No suspension or termination shall impair the rights of Participants under outstanding Awards without the consent of the Participants affected thereby.

8.10  Listing and Registration of Common Stock.  Each Award shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Common Stock that is the subject thereof or that is covered thereby upon any securities exchange or under any state or federal laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance or purchase of Common Stock thereunder, such Award may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Notwithstanding anything in the Plan to the contrary, if the provisions of this Section 8.10 become operative, and if, as a result thereof, the exercise of an Award is delayed, then and in that event, the term of the Award shall not be affected. Notwithstanding the foregoing or any other provision in the Plan, the Company shall have no obligation under the Plan to cause any shares of Common Stock to be registered or qualified under any federal or state law or listed on any stock exchange or admitted to any national marketing system.

8.11  Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

8.12  Stock Certificates; Book Entry.  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

8.13  No Implied Rights to Employees.

(a)	Existence of Plan. The existence of the Plan shall in no way give any employee the right to continued employment, give any director the right to continued service on the Board, give any employee or director the right to receive any Awards or any compensation under the Plan, or otherwise provide any employee or director any rights not specifically set forth in the Plan or in any Award Agreement.

(b)	Granting of Awards. The granting of Awards under the Plan shall in no way give any employee the right to continued employment, give any director the right to continued service on the Board, give any employee or director the right to receive any additional Awards or any additional compensation under the Plan, or otherwise provide any employee or director any rights not specifically set forth in the Plan or in any Award Agreement.

8.14  Necessity for Delay.  If at any time the Committee or the Board, as the case may be, shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock covered by the Plan or any Award upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Plan, the offer, issue or purchase of shares of Common Stock thereunder, or the grant or exercise of any Award, the Plan shall not be effective as to later offerings of shares of Common Stock and grants of Awards to which such determination is applicable, and each outstanding Award to which such determination is applicable, by its terms, shall not be exercisable, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board, as the case may be. Notwithstanding the foregoing or any other provision in the Plan, the Company shall have no obligation under the Plan to cause any shares of Common Stock to be registered or qualified under any federal or state law or listed on any stock exchange or admitted to any national marketing system.

8.15  Use of Proceeds.  The proceeds received by the Company from the sale of Common Stock pursuant to an Award will be used for general corporate purposes.

8.16  No Obligation to Exercise.   The granting of any Award under the Plan shall impose no obligation upon any Participant to exercise such Award.

8.17  Assignment by Company; Third Party Beneficiaries.  The Company’s rights, benefits and remedies under the Plan and any Award Agreements shall be enforceable by the Company’s successors and assigns, whether by merger or otherwise, including without limitation, the Company’s rights to enforce and obtain the benefit of any restrictive covenants arising under any confidentiality, noncompetition, nonsolicitation, nonacceptance and/or “lock-up” agreement to which a Participant is a party (including without limitation, any agreement included as a part of the Award Agreement). It is the specific intent of the Company that any successor or assignee of the Company be a third-party beneficiary of any such agreement and that any restrictive covenants and other provisions in any such agreements are intended to benefit any such successors and assigns.

8.18  Effective Date.  The Plan, as amended and restated, has been approved by the Board of Directors and shall be effective upon the approval of the stockholders of the Company at the Company’s 2008 annual meeting (the “Effective Date”).

8.19  Term of the Plan.  The Plan shall be unlimited in duration and, in the event of complete Plan termination pursuant to Section 8.9 shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the earlier of (a) the ten-year anniversary of the original Effective Date (i.e., June 25, 2012) (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary) or (b) the date of a complete Plan termination pursuant to Section 8.9; and, provided further however that, upon any termination of only a portion of the Plan pursuant to Section 8.9 occurring prior to the ten year anniversary of the Effective Date, no Awards may be granted under the portion of the Plan so terminated after the date of such partial termination pursuant to Section 8.9.

8.20  409A Compliance.  The Company’s intent in entering into this Plan is that none of the Awards made hereunder constitute a “deferral of compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). As such, the Plan shall be interpreted, administered and maintained in all respects in a manner consistent with such intent.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CHICO’S FAS, INC.

PROXY SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON JUNE 26, 2008
The undersigned, a stockholder of CHICO’S FAS, INC. (the “Company”), hereby appoints Scott A. Edmonds, Kent A. Kleeberger and A. Alexander Rhodes, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the The Ritz Carlton Sarasota, Sarasota, Florida at 2:00 P.M., local time, on June 26, 2008 and any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company’s Proxy Statement dated April 30, 2008 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified herein.

Please be sure to sign and date this		Date:
Proxy in the space provided.

Stockholder sign above	-------	Co-holder (if any) sign above

The Board of Directors recommends voting “FOR” the following nominees and proposals:

1. ELECTION OF DIRECTORS Nominees for Class III Directors:	For All Nominees Listed	Withhold Authority For All Nominees Listed	For All Except

John W. Burden, III, David F. Walker and John J. Mahoney	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, mark “For All Except” and write the name(s) of the nominee(s) in the space provided below.

	For	Against	Abstain
2. PROPOSAL TO APPROVE AND RATIFY AMENDED AND RESTATED CHICO’S FAS, INC. 2002 OMNIBUS STOCK AND INCENTIVE PLAN	☐	☐	☐

	For	Against	Abstain
3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS	☐	☐	☐

4.    OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.

The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR all nominees for director listed on this Proxy, FOR approval and ratification of the amendments to the 2002 Omnibus Stock and Incentive Plan, FOR ratification of the appointment of Ernst & Young LLP as independent public accountants, and in the discretion of the proxies for other matters that may properly come before the Annual Meeting.

Detach above card, sign, date and mail in postage paid envelope provided.
CHICO’S FAS, INC.

The stockholder signing this Proxy acknowledges receipt of (1) the Company’s 2007 Annual Report to Stockholders and (2) the Company’s Notice of Annual Meeting and Proxy Statement dated April 30, 2008 relating to the Annual Meeting. The stockholder signing above does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.
NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD
AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.